     As filed with the Securities and Exchange Commission on August 15, 2000

                                                     Registration No. 333-32824


===============================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  FORM SB-2/A
                                AMENDMENT NO. 2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             SMARTSOURCES.COM, INC.
                 (Name of Small Business Issuer in its Charter)

          COLORADO                         7372                       84-1073083
 (State or jurisdiction of       (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)    Classification Code Numbers)    Identification No.)


 2030 MARINE DRIVE, SUITE 100, NORTH VANCOUVER, BRITISH COLUMBIA, CANADA V7P 1V7
                                 (604) 986-0889
         (Address and telephone number of principal executive offices)

 2030 MARINE DRIVE, SUITE 100, NORTH VANCOUVER, BRITISH COLUMBIA, CANADA V7P 1V7 (Address or principal place of business or intended principal place of business)



                                  NATHAN NIFCO
                CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                             SMARTSOURCES.COM, INC.
                          2030 MARINE DRIVE, SUITE 100
               NORTH VANCOUVER, BRITISH COLUMBIA, CANADA V7P 1V7
                                 (604) 986-0889
           (Name, address and telephone number of agent for service)


                                    Copy to:

                             NORMAN R. MILLER, ESQ.
                           WOLIN, RIDLEY & MILLER LLP
                          1717 MAIN STREET, SUITE 3100
                              DALLAS, TEXAS 75201
                            TELEPHONE (214) 939-4900
                            FACSIMILE (214) 939-4949

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis under Rule 415 under the Securities Act of 1933, as amended, check the following box:[X]

If this form is filed to register additional securities for an offering under Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective amendment filed under Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed under Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If delivery of the prospectus is expected to be made under Rule 434, please check the following box: [ ]

                  SUBJECT TO COMPLETION, DATED AUGUST 15, 2000


                                5,425,000 SHARES

                             SMARTSOURCES.COM, INC.

                                  COMMON STOCK

         Our primary business focus is our Internet-based, content-management technology known as kServer(TM). We seek to develop and provide web-based solutions to communication and content-management needs by applying kServer(TM).

         Although our primary focus is content-management solutions, we have historically focused on our proprietary trade compliance software known as ORIGIN(TM). We also provide international trade consulting services to businesses operating under NAFTA and other trade regulatory requirements. See "Business."

         We have prepared this prospectus to allow holders of our convertible debentures to sell up to 4,900,000 shares of our Common Stock which they may acquire on conversion of the debentures or exercise of related investment options and warrants related to the debentures. We have also prepared this prospectus to allow other persons to sell up to 525,000 shares of our Common Stock which they may acquire upon exercise of other options and warrants or which they acquired in exchange for subsidiary shares. The holders of our debentures and such other persons are collectively referred to as the "Offering Shareholders," and all such shares of Common Stock are collectively referred to as the "Shares."

         We will receive no portion of the proceeds from the conversion of debentures or the sale of Shares by the Offering Shareholders, but we will receive proceeds, if any, from the exercise of investment options or warrants related to the debentures or the exercise of other options or warrants by the Offering Shareholders. The Offering Shareholders are under no obligation to exercise any investment options, options or warrants. We will bear the expenses in connection with the registration of the Shares. See "Plan of Distribution," "Use of Proceeds" and "Offering Shareholders."


         The Shares covered by this prospectus may be offered and sold in accordance with the Plan of Distribution described on page 30.

         Our Common Stock is traded on the OTC Electronic Bulletin Board ("OTC Bulletin Board") under trading symbol SSXX. On August 10, 2000, the closing price for our Common Stock as reported on the OTC Bulletin Board was $0.843 per share.


         See "Risk Factors," on page 4 of this prospectus for a discussion of certain factors that should be considered by prospective purchasers.

                  Neither the Securities and Exchange Commission nor any state securities commission has passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                The date of this prospectus is __________, 2000.

                               TABLE OF CONTENTS


                                                                                                                Page
                                                                                                                ----

FORWARD-LOOKING STATEMENTS AND CERTAIN DEFINED TERMS ...........................................................   1

PROSPECTUS SUMMARY .............................................................................................   1

RISK FACTORS ...................................................................................................   4

USE OF PROCEEDS ................................................................................................  11

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS ........................................................  11

DIVIDEND POLICY ................................................................................................  11

CAPITALIZATION .................................................................................................  12

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ..........................  12

BUSINESS .......................................................................................................  16

MANAGEMENT .....................................................................................................  22

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .................................................  27

OFFERING SHAREHOLDERS ..........................................................................................  28

PLAN OF DISTRIBUTION ...........................................................................................  30

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE ........................................................  31

CERTAIN TRANSACTIONS ...........................................................................................  32

DESCRIPTION OF SECURITIES ......................................................................................  32

SHARES ELIGIBLE FOR FUTURE SALE ................................................................................  33

LEGAL MATTERS ..................................................................................................  33

EXPERTS ........................................................................................................  34

ADDITIONAL INFORMATION .........................................................................................  34

INDEX TO FINANCIAL STATEMENTS .................................................................................. F-1

              FORWARD-LOOKING STATEMENTS AND CERTAIN DEFINED TERMS

         Certain statements incorporated by reference or made in this prospectus under the captions "Prospectus Summary," "Risk Factors," and "Business" and elsewhere in this prospectus are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to the safe harbor provisions of that act. The statements include, without limitation, forward-looking statements about the competitiveness of the Internet technology and services industries and our strategies and other statements contained herein that are not historical facts. The words "anticipate," "believe," "estimate," "intends," "will" and similar expressions are generally intended to identify forward-looking statements. Because such statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in general economic and business conditions (including in the Internet technology and services industries), actions of competitors, the extent to which we are able to develop new products, services and markets for such products, changes in our business strategies and other factors discussed under "Risk Factors."

         As used in this prospectus, unless the context requires otherwise, (a) the "Company", "we" or "us" mean SmartSources.com, Inc. and its predecessors and consolidated subsidiaries, (b) "Common Stock" means our common stock, no par value; (c) "Offering" means the offering of Shares contemplated by this prospectus; (d) "Securities Act" means the Securities Act of 1933, as amended;
(e) "Exchange Act" means the Securities Exchange Act of 1934, as amended; and
(f) "SEC" means the Securities and Exchange Commission.

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus. This summary is not complete and may not contain all of the information that you should consider before investing in the Shares. You should read the entire prospectus carefully.

OUR COMPANY

OVERVIEW

         Our primary business focus is our Internet-based, content-management technology known as kServer(TM). We seek to develop and provide web-based solutions to communication and content-management needs by applying kServer(TM). We have spent the past two years developing this technology and have recently rolled out a commercial version of the product. The kServer(TM) technology allows our customers to expand their knowledge base, streamline content delivery, leverage self-service data and applications, and ultimately increase web-based revenues via a vast network of affiliate sites. With kServer(TM), a business can manage relationships, automate content deployment across an unlimited number of web-sites, and deliver personalized communication and highly-targeted applications to its web users.

         Web-sites and portals developed with the kServer(TM) technology, known as kSites, enable all authorized users to create, assemble, publish, personalize and manage vital business information easily in "real time," without any computer programming experience or knowledge. Through the use of a unique content-management system, businesses can transform the Internet browser from a one-way viewer to a personalized, two-way application interface.

         Although our primary focus is content-management solutions, we have historically focused on our proprietary trade compliance technology known as ORIGIN(TM), a Windows-based software system designed to automate the complex process of international trade and customs compliance. ORIGIN(TM) is an expert system that contains a knowledge base and determination engine to interpret NAFTA's Rules of Origin. We also provide international trade consulting services to businesses operating under NAFTA and other trade regulatory requirements.

STRATEGY

         Our strategy includes:

         o design of innovative web-based content-management solutions using our own and existing technology

         o establishment of partnerships with key value-chain participants to enable the creation of a "complete solution"

         o collaboration with customers to develop customized applications uniquely suited to solve their content-management problems

         o continual development of our technology base to extend our source of advantage

         o creation of an open platform, publishing and training to build a network of kServer(TM) specialists who will promote the use and potential of our technology

         o identification of and focus on carefully selected vertical markets

HISTORY AND STRUCTURE

         Effective December 11, 1998, we completed the acquisition of Nifco Investments Ltd. and subsidiaries. The acquisition was effected by the exchange of 6,000,000 shares of Common Stock for all outstanding shares of Nifco Investments. In connection with the transaction, the shareholders of Nifco Investments obtained control of the Company; accordingly, the transaction has been characterized as a reverse acquisition (the "Reverse Acquisition"). As we had no material amount of assets or liabilities, the transaction was accounted for as a re-capitalization of Nifco Investments, rather than a business combination. We effected a 1-for-75 reverse stock split on October 15, 1998, prior to the reverse acquisition, and all references to share and per share data have been adjusted accordingly. The Company was formerly named Innovest Capital Sources Corporation. We conduct our activities through five direct or indirect subsidiaries: SmartSources.com Technologies, Inc. ("Technologies"); Intelli Trade, Inc.("Intelli Trade"); Origin Software Corporation ("Origin Software"); Infer Technologies, Inc. ("Infer Technologies") and Nifco Investments Ltd.

THE OFFERING


Shares offered  by Offering Shareholders:                                              5,425,000

Shares offered by the Company:                                                           None

Shares outstanding as of August 10, 2000:                                             12,512,666

Use of proceeds from conversion of debentures                       We will receive no proceeds from the conversion
and sale of Shares:                                                 of the debentures, nor will we receive any of the
                                                                    proceeds from sale of the Shares by the Offering
                                                                    Shareholders.

Use of proceeds from exercise of the investment options,            We will receive the exercise price of any investment
options and warrants:                                               options and warrants related to the debentures and of
                                                                    any other options or warrants that may be
                                                                    exercised by the Offering Shareholders. Assuming
                                                                    no accrued interest and conversion in full of the
                                                                    debentures and exercise in full of the related
                                                                    investment options at the fixed conversion price
                                                                    of $9.7125 per share and exercise in full of the
                                                                    related warrants at their exercise price of $11.10
                                                                    per share, the gross proceeds to us would be
                                                                    $8,663,000. Assuming exercise of all options and
                                                                    warrants held by the other Offering Shareholders,
                                                                    the gross proceeds to us would be $2,165,000. We
                                                                    intend to use any proceeds from exercise of the
                                                                    investment options, options and warrants for
                                                                    working capital and general corporate purposes.

OTC Bulletin Board Symbol:                                          SSXX

                                  RISK FACTORS

         In addition to the other information contained in this prospectus, prospective investors should consider carefully the following factors before deciding to invest in shares of our Common Stock.

WE HAVE A LIMITED OPERATING HISTORY. IT WILL BE DIFFICULT TO EVALUATE OUR BUSINESS IN MAKING AN INVESTMENT DECISION.

         We are still in the early stages of our development, which makes the evaluation of our business operations and prospects difficult. You should consider the risks and difficulties frequently encountered by early stage companies in new and rapidly emerging markets, particularly those companies whose businesses depend on the Internet. These risks and difficulties, as they apply to us in particular, are:

         o Potential fluctuations in operating results and uncertain growth rates

         o        Limited market acceptance of our products

         o        Concentration of our revenues in a single product

         o Our dependence on a small number of orders for most of our revenue

         o Our need to expand our direct sales force and indirect sales channels

         o        Our need to manage rapidly expanding operations

         o        Our need to attract, train and retain qualified personnel

WE HAVE A HISTORY OF LOSSES AND EXPECT LOSSES IN THE FUTURE. IF WE DO NOT ACHIEVE OR SUSTAIN PROFITABILITY IN THE FUTURE, OUR VIABILITY WILL BE IN DOUBT AND OUR STOCK PRICE WILL DECLINE.


         As of June 30, 2000, we had an accumulated deficit of approximately $7.5 million, and we expect to incur losses at least through 2002. To date, we have funded operations from the sale of equity and convertible securities and have marginally generated cash from operations. We expect to continue to incur significant costs developing and introducing enhancements to the kServer(TM) Internet solutions and expanding our direct sales and marketing activities. Our losses could impede our ability to compete effectively by creating doubt among our potential customers as to our long-term viability and cause a decrease in the market price of our Common Stock. If we are to achieve profitability, we will need to increase our revenues significantly. We cannot predict when we will become profitable, if at all.


OUR QUARTERLY OPERATING RESULTS ARE VOLATILE AND DIFFICULT TO PREDICT, AND IF WE FAIL TO MEET THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, THE MARKET PRICE OF OUR COMMON STOCK MAY DECREASE SIGNIFICANTLY.

         Our quarterly operating results have varied in the past and may vary significantly in the future. Because our business is evolving rapidly and we have a limited operating history, we have limited experience in forecasting our revenues. Since our operating results are volatile and difficult to predict, we believe that period-to-period comparisons of our operating results are not a reliable indication of our future performance. Our future quarterly operating results may be below the expectations of public market analysts and investors. In this event, the market price of our Common Stock may decrease significantly.

OUR QUARTERLY RESULTS DEPEND ON A SMALL NUMBER OF LARGE CONTRACTS, SO THE LOSS OF ANY SINGLE CONTRACT COULD HARM THOSE RESULTS AND CAUSE OUR STOCK PRICE TO DROP.

         Each quarter, we derive a significant portion of our revenues from a small number of relatively large contracts or orders. As a result, our operating results could suffer if any large orders or contracts are delayed or canceled in any future period. We expect that we will continue to depend upon a small number of large orders and/or contracts for a significant portion of our revenues.

OUR REVENUES WILL DEPEND MAINLY ON A SINGLE PRODUCT LINE, KSERVER(TM), WHICH IS IN AN EARLY STAGE OF COMMERCIALIZATION.

         Most of our revenues will be generated from software licenses and service fees from the kServer(TM) line of Internet solutions. kServer(TM) is at an early stage of commercialization, therefore it is difficult to forecast the level of market acceptance it will attain. Market acceptance could be seriously impeded in the following circumstances:

         o Broad standards for conducting e-business emerge and become widely adopted, thus reducing the need for our infrastructure products.

         o Information services departments of potential customers choose to create their e-business portals and e-marketplaces internally or to use third-party professional developers to create and maintain their sites.

         o Competitors develop products, technologies or capabilities that render our kServer(TM) products and related services obsolete or noncompetitive or that shorten the life cycles of these products and services.

         o Our kServer(TM) products do not meet customer performance needs or fail to remain free of significant software defects or bugs.

         o We are unable to recruit and retain the additional sales personnel needed to effectively market our products.

         Furthermore, to remain competitive, software products such as ours typically require frequent updates that add new features. There can be no assurance that we will succeed in creating and selling updated or new versions of our products. A decline in the demand for, or in the average selling price of, our products would have a direct negative effect on our primary source of revenues and could cause our stock price to fall.

WE EXTEND CREDIT TO OUR CUSTOMERS.


         We extend credit to customers based on an evaluation of each customer's financial condition and credit history. Collateral is generally not required. Customers include Canadian and U.S. entities engaged in international trade and software development in North America. Three customers accounted for 56% of accounts receivable at September 30, 1999.


THE MARKET FOR E-BUSINESS PORTALS IS NEW AND EMERGING, AND IF IT DOES NOT GROW AS RAPIDLY AS WE ANTICIPATE OR FAILS TO EMERGE AT ALL, OUR PLANNED GROWTH AND FINANCIAL OBJECTIVES WILL NOT BE MET.

         Our success is dependent on the emergence of the market for e-business portals. This is a new and rapidly evolving market. We are planning to dedicate most of our sales, marketing and product development efforts toward e-business portals. If this market does not develop as rapidly as we expect, our planned growth and financial objectives will not be met. A number of factors could prevent or hinder the emergence of this market, including the following:

         o The unwillingness of customers to change their traditional method of conducting commerce.

         o The failure of the Internet network infrastructure to keep pace with substantial growth.

         o Adverse publicity and consumer concern about the security of electronic commerce transactions.

OUR PRODUCTS HAVE LONG AND VARIABLE SALES CYCLES; IT IS THEREFORE DIFFICULT TO PREDICT THE TIMING OF INDIVIDUAL ORDERS AND MATCH REVENUES WITH OPERATING EXPENSES, WHICH ARE RELATIVELY FIXED IN THE SHORT TERM.

         Variations in the length of our sales cycles could cause our revenues to fluctuate widely from period to period. To date, the average sales cycle for our kServer(TM) products has been six months and has required pre-purchase evaluation by a significant number of decision makers, including senior management. Our sales cycles can be much longer for larger opportunities with new customers. Since a number of factors influence the sales process, the period between our initial contact with a new customer and the time we recognize revenues from that customer varies widely. We spend significant time educating and providing information to our prospective customers regarding the use and benefits of our products. Even after purchase, our customers tend to deploy our solution slowly and deliberately. Deployment schedules depend on the specific technical capabilities of each customer, the size of the deployment, the complexity of each customer's network environment, the quantity of hardware and the degree of hardware configuration required.

WE FACE COMPETITION PRIMARILY FROM COMPANIES DEVELOPING THEIR OWN INTERNAL E-BUSINESS INFRASTRUCTURE SYSTEMS AND OTHER PROVIDERS OF E-BUSINESS INFRASTRUCTURE SOLUTIONS, AND IF WE ARE UNABLE TO COMPETE SUCCESSFULLY, WE WILL NOT ACHIEVE OUR FINANCIAL OBJECTIVES.

         The market for e-business infrastructure applications and services is intensely competitive, evolving and susceptible to rapid technological change. We expect the intensity of our competition to increase in the future. Many of our competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, significantly greater name recognition and a larger installed base of customers than we have. Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of their products and services than we can. In addition, many of our current and potential competitors have established or may establish cooperative relationships among themselves or with third parties that may improve their ability to address customer needs. Accordingly, it is possible that new competitors, or alliances among competitors, may emerge and rapidly acquire significant market share. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could negatively impact our ability to sell our products at the price levels required to support our continuing operations.

WE NEED TO EXPAND OUR SALES OPERATIONS IF WE ARE TO INCREASE MARKET AWARENESS OF AND REVENUES DERIVED FROM OUR PRODUCTS AND RELATED SERVICES.

         If we fail to expand our direct sales capabilities as we have planned, our prospects for revenue growth will be diminished. Our products and related services require sophisticated sales efforts targeted at senior management of our prospective customers. We plan to hire additional sales personnel, however, competition for qualified sales personnel is intense, and we might not be able to hire and retain the type and number of sales personnel we are targeting. New hires will require extensive training and, typically, take several months to achieve productivity. We cannot be certain that new hires will be as productive as necessary.

         If we do not develop indirect sales channels, we may miss sales opportunities that might be available through these other channels. Although we are currently investing and plan to continue to invest significant resources to develop these indirect sales channels, we may not succeed in establishing a channel that can market our products effectively and provide timely and cost-effective customer support and services. In addition, we may not be able to manage conflicts across our various sales channels, and our focus on increasing sales through our indirect channel may divert management resources and attention from direct sales.

OUR OPERATIONS AND GROWTH PROSPECTS MAY BE SIGNIFICANTLY IMPEDED IF WE ARE UNABLE TO RETAIN OUR KEY PERSONNEL OR ATTRACT ADDITIONAL KEY PERSONNEL, PARTICULARLY SINCE EXPERIENCED PERSONNEL AND NEW SKILLED PERSONNEL ARE IN SHORT SUPPLY.

         Competition for key personnel is intense. Our success depends on our ability to attract, hire, train and retain personnel. We have experienced difficulties with hiring and retention in the past, and certain of our key personnel may terminate their employment with us to work for one of our competitors at any time for any reason. Certain members of management have employment or consulting agreements. See "Management." There can be no assurance that we will be successful in attracting and retaining key personnel. The loss of services of one or more key personnel could have a material adverse effect on us and would materially impede the operation and growth of our business.

IF WE FAIL TO SUCCESSFULLY MANAGE OUR PLANNED EXPANSION OF OPERATIONS, OUR GROWTH PROSPECTS WILL BE DIMINISHED AND OUR OPERATING EXPENSES COULD EXCEED BUDGETED AMOUNTS.

         Our ability to offer our products and related services in a quickly evolving market requires an effective planning and management process. We have expanded our operations rapidly since inception, and we intend to continue to expand them in the foreseeable future. This rapid growth places significant demand on our managerial and operational resources and our internal training capabilities. In addition, we have recently hired a significant number of employees and plan to further increase our total work force. This growth will continue to substantially burden our management team. To manage growth effectively, we must:

         o Implement and improve our operational, financial and other systems, procedures and controls on a timely basis

         o Expand, train and manage our workforce, particularly our sales and marketing and support organizations

         We cannot be certain that our systems, procedures or controls will be adequate to support our current or future operations or that our management will be able to manage expansion and still achieve the rapid execution necessary to meet our growth expectations. Failure to manage our growth effectively could diminish our growth prospects and could result in lost opportunities as well as operating expenses exceeding the amount budgeted.

WE HAVE NO SIGNIFICANT EXPERIENCE CONDUCTING OPERATIONS INTERNATIONALLY, WHICH MAY MAKE IT MORE DIFFICULT THAN WE EXPECT TO EXPAND OVERSEAS AND MAY INCREASE THE COSTS OF DOING SO.

         To date, we have derived all of our revenues from sales in the United States and Canada. We plan to expand our international operations in the future. There are many barriers to competing successfully in the international arena, including:

         o        cost of customizing products for foreign countries

         o        restrictions on the use of software encryption technology

         o        dependence on local vendors

         o compliance with multiple conflicting and changing governmental laws and regulations

         o        longer sales cycles

         o        import and export restrictions and tariffs

IF WE FAIL TO ESTABLISH AND MAINTAIN STRATEGIC RELATIONSHIPS, THE MARKET ACCEPTANCE OF OUR PRODUCTS, AND OUR PROFITABILITY, MAY SUFFER.

         To offer products and services to a larger customer base, our direct sales force depends on strategic partnerships and marketing alliances to obtain customer leads, referrals and distribution. If we are unable to maintain our existing strategic relationships or fail to enter into additional strategic relationships, we will have to devote substantially more resources to the marketing of our products and services. We would also lose anticipated customer introductions and co-marketing benefits. Our success depends in part on the success of our strategic partners and their ability to market our products and services successfully. In addition, our strategic partners may not regard us as significant for their own businesses. Therefore, they could reduce their commitment to us or terminate their respective relationships with us, pursue other partnerships or relationships, or attempt to develop or acquire products or services that compete with our products and services. Even if we succeed in establishing these relationships, they may not result in additional customers or revenues.

ACQUISITIONS MIGHT HARM OUR BUSINESS.

         As part of our business strategy, we may seek to acquire or invest in additional businesses, products or technologies that we feel could complement or expand our business. If we identify an appropriate acquisition opportunity, we might be unable to negotiate the terms of that acquisition successfully, finance it, or integrate it into our existing business and operations. We may also be unable to select, manage or absorb any future acquisitions successfully. Further, the negotiation of potential acquisitions, as well as the integration of an acquired business, would divert management time and other resources. We may have to use a substantial portion of our available cash, including proceeds to us, if any, of this Offering, to consummate an acquisition. On the other hand, if we consummate acquisitions through an exchange of our securities, our shareholders could suffer significant dilution. In addition, we cannot assure you that any particular acquisition, even if successfully completed, will ultimately benefit our business.

IF WE FAIL TO ADEQUATELY RESPOND TO RAPID TECHNOLOGICAL CHANGES, OUR EXISTING PRODUCTS WILL BECOME OBSOLETE OR UNMARKETABLE.

         New approaches to gather, exchange, integrate, personalize and syndicate information over the Internet based on new technologies and industry standards could render our products obsolete and unmarketable. We believe that to succeed, we must enhance our products, develop new products on a timely basis to keep pace with technological developments, and satisfy the increasingly sophisticated requirements of our customers. Therefore, we cannot be certain that we will respond successfully to technological change, evolving industry standards or customer requirements. If we are unable to adequately respond to these changes, our revenues and market share could rapidly decline. In connection with the introduction of new products and enhancements, we have experienced development delays and related cost overruns, which are not unusual in the software industry. We could encounter these problems or more serious delays in the future. Any delays in developing and releasing new products or enhancements to our products could result in customer dissatisfaction, cancellation of orders and license agreements, negative publicity, loss of revenues, slower market acceptance and legal action by customers against us. Our products are designed to work on a variety of hardware and software platforms used by our customers. However, these products may not operate well with future versions of hardware and software platforms, programming languages, database environments, and other systems that our customers use. We must constantly modify and improve our technology to keep pace with changes made to these platforms and to operational applications and other Internet-related applications. This may result in uncertainty relating to the timing and nature of new product announcements, introductions or modifications, which may harm our business. If we fail to modify or improve our products in response to evolving industry standards, they could rapidly become obsolete or unmarketable, which would have a direct negative effect on our revenues.

IF OUR PRODUCTS CONTAIN ERRORS, OUR REVENUES AND NET OPERATING RESULTS WILL BE NEGATIVELY IMPACTED AND OUR REPUTATION AND THE MARKET ACCEPTANCE OF THESE PRODUCTS WILL BE JEOPARDIZED.

         Our e-business infrastructure applications are complex and may contain undetected errors or result in system failures, especially when first introduced or when new versions or enhancements are released. Despite extensive testing, errors could occur in any of our current or future product offerings after commencement of commercial shipments. We have discovered software defects in our new products after their introduction. The implementation of our products typically involves working with sophisticated software, computing and communications systems. If our software contains undetected errors or we fail to meet our customers' expectations in a timely manner, we could experience loss of or delay in revenues and loss of market share, loss of customers, failure to achieve market acceptance, diversion of development resources, diversion of customer support resources, negative publicity, increased service and warranty costs, legal actions by customers against us, and increased insurance costs.

DEFECTS OR ERRORS IN OUR PRODUCTS MAY RESULT IN PRODUCT LIABILITY CLAIMS.

         Because customers rely on our products for critical business processes, any significant defects or errors in our products or services might result in tort or warranty claims. Errors or defects in or other performance problems associated with our products could result in financial or other damages to our customers. Our customers may then seek damages from us for their losses. We have not experienced any product liability claims to date. However, a product liability claim brought against us, even if not successful, would likely be time-consuming and costly and could harm our reputation. Our licenses with customers generally contain provisions designed to limit our exposure to potential product liability claims such as disclaimers of warranties and limitations on liability for special, consequential and incidental damages. In addition, our license agreements generally limit the amounts recoverable for damages to the amounts paid by our customers to us for the products or services giving rise to the damages. We cannot be certain that the limitations of liability we include in our contracts will be enforceable because existing or future laws or unfavorable judicial decisions could negate these liability limiting provisions. Defending a product liability suit, regardless of its merits, could entail substantial expense and require the time and attention of key management personnel. The successful assertion of one or more large claims that exceed contractual limitations on our liability could have a significant negative impact on our results of operations and cause our stock price to fall.

IF WE FAIL TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, OUR ABILITY TO COMPETE COULD BE SERIOUSLY HARMED, AND IF OTHER COMPANIES BRING LAWSUITS CLAIMING THAT WE INFRINGE THEIR INTELLECTUAL PROPERTY RIGHTS, WE COULD BE LIABLE FOR SIGNIFICANT DAMAGES.

         Our success depends in large part on our ability to adequately protect our intellectual property rights. We seek to protect our source code, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. We require our customers to enter into license agreements, which impose restrictions on our customers' ability to utilize our products. In addition, we seek to avoid disclosure of our trade secrets by, among other methods, restricting access to our source code and requiring those persons with access to our proprietary information to sign confidentiality agreements with us. However, some of these confidentiality agreements contain provisions that may permit these persons, in some circumstances, to develop products based on our proprietary information as a result of their access to our source code. If these persons develop products based on our proprietary information, the value of our proprietary information will be adversely impacted. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our technology or to obtain and use information that we regard as proprietary. Policing unauthorized use of our technology is difficult, and while we are unable to determine the extent to which piracy of our products exists, software piracy can be a persistent problem. In addition, as we expand our operations, we become increasingly exposed to intellectual property infringement because laws of some foreign countries do not protect our proprietary rights to as great an extent as the laws of the United States and Canada. Our means of protecting our proprietary rights may not be adequate and our competitors may copy our products, independently develop similar technology, or design around our intellectual property. If we fail to adequately protect our intellectual property, our ability to compete may be seriously harmed. There has been a substantial amount of litigation in the software industry regarding intellectual property rights. It is possible that in the future third parties may claim that our current or future products infringe their intellectual property. We expect that software developers will increasingly be susceptible to infringement claims as the number of products and competitors in our industry segment grows and the functionality of products in different industry segments overlaps. Any intellectual property claims, with or without merit, could be time consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements. Any royalty or licensing agreements, if required, may not be available on terms acceptable to us, or may not be available at all, which could jeopardize the viability of our business.

THERE IS SUBSTANTIAL RISK THAT FUTURE REGULATIONS COULD BE ENACTED THAT EITHER DIRECTLY RESTRICT OUR BUSINESS OR INDIRECTLY IMPACT OUR BUSINESS BY LIMITING THE GROWTH OF INTERNET COMMERCE.

         As Internet commerce evolves, we expect federal, state or foreign agencies to adopt regulations covering many issues, including user privacy, pricing, content and quality of products and services. If enacted, these laws, rules or regulations could limit the market for our products and related services, which could adversely affect our business prospects and operating results. Although many of these regulations may not apply to our business directly, we expect that laws regulating the solicitation, collection or processing of personal/consumer information could indirectly affect our business. The Telecommunications Act of 1996 prohibits some types of information and content from being transmitted over the Internet. The prohibition's scope and the liability associated with a Telecommunications Act violation are currently unsettled. In addition, although substantial portions of the Communications Decency Act were held to be unconstitutional, we are unsure whether similar legislation will be enacted and upheld in the future. It is possible that legislation could expose companies involved in Internet commerce to liability, which could limit the growth of Internet commerce generally. Legislation like the Telecommunications Act and the Communications Decency Act could dampen the growth of Internet usage and decrease its acceptance as a commercial medium. Moreover, the applicability to the Internet of existing law sin various jurisdictions governing issues such as property ownership, sales tax, libel and personal privacy is uncertain and may take years to resolve. Our costs could increase and our growth could be harmed by any new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and on-line businesses.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL THAT MAY NOT BE AVAILABLE ON TERMS FAVORABLE TO US, IF AT ALL.

         We may need to raise additional capital in the future, and we cannot be certain that we will be able to obtain additional financing on favorable terms, if at all. If we cannot raise additional capital on acceptable terms, we may not be able to develop or enhance our products and services, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements. To fully realize our business objectives and potential, we may require significant additional financing. We cannot be sure that we will be able to secure the financing we will require, or that it will be available on favorable terms. If we are unable to obtain any necessary additional financing, we will be required to substantially curtail our approach to implementing our business objectives. Additional financing may be debt, equity or a combination of debt and equity. If equity, it could result in significant dilution to our shareholders.

ISSUANCE OF SHARES UPON CONVERSION OF THE DEBENTURES AND EXERCISE OF THE RELATED INVESTMENT OPTIONS AND WARRANTS MAY RESULT IN SUBSTANTIAL DILUTION TO OUR SHAREHOLDERS.

         On February 24, 2000, we issued (i) warrants to purchase 330,000 shares of Common Stock exercisable at any time until February 24, 2005, at an exercise price of $11.10 per share, and (ii) convertible debentures in the aggregate principal amount of $5,475,000. In addition, at the time of each conversion, the holder of the debentures has an investment option to purchase, at the fixed conversion price of $9.7125, one additional share of Common Stock for each share issuable upon conversion of the debentures. See "Recent Events."


         Subject to adjustment upon the occurrence of certain events, the principal amount of the debentures (plus all accrued interest and any additional amounts owed) is convertible, in whole or in part, at the option of the holders, into shares of Common Stock at a conversion price based on the trading price of our Common Stock over a fixed period prior to conversion of the debentures, up to a fixed conversion price of $9.7125. Based on a market price of $0.84 on August 10, 2000, assuming no accrued interest, conversion in full of the debentures and exercise in full of the related investment options and warrants would result in the issuance of an aggregate of 6,797,181 shares. The actual number of shares issuable upon conversion of the debentures and exercise of the related investment options is indeterminate and depends on a number of factors which cannot be predicted by us at this time, including the future market price of our Common Stock and whether the mandatory redemption and default provisions of the debentures are triggered. The actual number of shares issued could be materially greater than the number set forth above, and could result in significant dilution to our shareholders.


OUR DIRECTORS AND OFFICERS CONTROL A MAJORITY OF OUR STOCK.

         Immediately after the closing of this offering, approximately 52.25% of our outstanding capital stock will be owned by our directors and executive officers and their affiliates. As a result, these shareholders, acting together, would be able to control all matters requiring approval by the shareholders, including the election of all directors and approval of significant corporate transactions.

FUTURE SALES OF OUR COMMON STOCK COULD ADVERSELY AFFECT OUR STOCK PRICE.

         If our shareholders sell substantial amounts of our Common Stock, in the public market after this Offering, the market price of our Common Stock could be adversely affected. In addition, the sale of these shares could impair our ability to raise capital through the sale of additional equity securities.

WE ARE LISTED ON THE OTC BULLETIN BOARD, WHICH CAN BE A VOLATILE MARKET.

         Our Common Stock is quoted on the OTC Bulletin Board, a NASD sponsored and operated quotation system for equity securities. It is a more limited trading market than the Nasdaq SmallCap, and timely, accurate quotations of the price of our Common Stock may not always be available. You may expect trading volume to be low in such a market. Consequently, the activity of only a few shares may affect the market and may result in wide swings in price and in volume.

WE MAY BE SUBJECT TO EXCHANGE RATE FLUCTUATIONS.

         A substantial portion of our revenues are received, and a substantial portion of our operating costs are incurred, in Canadian dollars. Because our financial statements are presented in U.S. dollars, any significant fluctuation in the currency exchange rates between the Canadian dollar and the U.S. dollar will affect our reported results of operations. We do not currently engage in currency-hedging transactions.

                                USE OF PROCEEDS

         All of the Shares offered hereby are being offered by the Offering Shareholders for their own accounts. We will not receive any proceeds from the conversion of the debentures, nor will we receive any of the proceeds from the sale of Shares by the Offering Shareholders.


         We will receive the exercise price of any investment options and warrants related to the debentures and any other options or warrants that may be exercised by the Offering Shareholders. Assuming no accrued interest and conversion in full of the debentures and exercise in full of the related investment options at the fixed conversion price of $9.7125 per share and exercise in full of the related warrants at their exercise price of $11.10 per share, the gross proceeds to us from the exercise of the investment options and warrants would be $8,663,000. Assuming exercise of all other options and warrants held by the other Offering Shareholders, the gross proceeds to us would be $2,165,000. We intend to use any proceeds from exercise of the investment options, options and warrants for working capital and general corporate purposes.


            MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

         Our Common Stock is traded on the OTC Bulletin Board under the symbol "SSXX." Set forth below are the high and low bid prices (which reflect prices between dealers and do not include retail markup, markdown or commissions and may not represent actual transactions) for each quarter since the Reverse Acquisition on December 11, 1998.


                      Period                                   High Bid         Low Bid
                      ------                                  ----------       ----------
December 11, 1998 to December 31, 1998  ...............       $   4.0000       $   3.6250

January 1, 1999 to March 31,  1999  ...................           5.5000           3.6250

April 1, 1999 to June 30,  1999 .......................           6.0000           4.5000

July 1, 1999 to September  30, 1999 ...................           4.7500           3.7500

October 1, 1999 to December 31, 1999  .................           5.3125           3.5000

January 1, 2000 to March 31, 2000 .....................           11.562           5.3750

April 1, 2000 to June 30, 2000 ........................            6.875            1.125



         As of August 10, 2000, there were approximately 269 shareholders of record of our Common Stock. The closing bid and asked prices on August 10, 2000 were $0.76 and $0.84, respectively.


                                DIVIDEND POLICY

         Since the Reverse Acquisition on December 11, 1998, we have not paid any dividends. We do not anticipate paying a cash dividend in the foreseeable future.

                                 CAPITALIZATION


         The table below sets forth, as of June 30, 2000, the following information:


         o        our actual capitalization


                                                                                  ACTUAL
                                                                                -----------
         Debt and leases, current and long-term                                   3,924,800
                                                                                -----------
         Minority interest                                                        3,407,000
         Shareholders' equity:
         Common Stock, no par value, 50,000,000 shares authorized,                6,693,800
         12,512,666 shares outstanding
         Accumulated other comprehensive income                                      91,300
         Accumulated deficit and deferred compensation                           (8,349,500)
                                                                                -----------
         Total shareholders' equity                                              (1,564,400)
                                                                                -----------
         Total capitalization                                                   $ 5,767,400
                                                                                ===========

         The table excludes the following information:

         o 2,004,000 shares issuable upon exercise of outstanding options at March 31, 2000

         o 1,505,000 shares issuable upon exercise of outstanding warrants at March 31, 2000

         o 200,000 shares issuable upon exercise of outstanding warrants, issued after March 31, 2000

                     MANAGEMENTS DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

         Management's discussion and analysis of financial condition and results of operations contains various "forward-looking statements." Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate" or "continue" or use of negative or other variations or comparable terminology.

         We caution that these statements are further qualified by important facts that could cause actual results to differ materially from those contained in the forward-looking statements, that these forward-looking statements are necessarily speculative, and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements.


OPERATIONS ANALYSIS

         During the quarter ended June 30, 2000 we had consolidated revenues of $499,000 operating expenses of $1,127,100 and a net loss before interest and depreciation of $773,100. For the nine months ending June 30,2000, revenues were $1,137,600, operating expenses were $3,124,300 and the net loss before depreciation, amortization and interest was $2,231,100.

         Revenues for the three months ended June 30, 2000 increased 243% as compared to 1999 revenues for the same period, which totaled $145,500. The increase is a result of new revenues generated by kServer(TM), launched during the current fiscal year and an increased client base for the International Trade products and services. A kServer(TM) contract entered into with the Government of Canada was the main contributor to the increase in revenues. Furthermore, the deployment of Ktravel to the Uniglobe Western Canada region commenced during the quarter, resulting in initial deployment and customer support revenues.

         Operating expenses include research and development, sales and marketing, and general and administrative expenses. The aggregate of these costs increased considerably as compared to the previous period. The increase was due to a significant increase in staffing and activity levels across all our departments.

         Research and development costs for the three months ended June 30, 2000 totaled $262,600 as compared to $72,800 for the same period in the previous fiscal year. This was a direct result of continued costs incurred in the development of the kServer(TM) line of products, including higher payroll costs due to the increased number of engineers and other technical personnel working on kServer(TM).

         Sales and marketing costs increased 117% during the quarter, from $110,200 to $239,000 as a result of higher payroll expenses and costs associated with more sales, marketing and support personnel, and increased travel expenses incurred in the promotion of our lines of products.

         General and administrative expenses increased 124%, from $279,300 to $625,500. The increase was the result of higher payroll costs, travel expenses, shareholder relations costs and professional fees as compared to the previous year.

         Amortization and depreciation costs increased from $56,000 to $136,600, mainly as a result of the amortization costs for the ORIGIN(TM) software acquired in May 1999.

         Interest expense for the three months ending June 30, 2000 was $173,800, a significant increase as compared to the same period in fiscal year 1999. The increase is a direct result of the Company issuing $5 million of convertible debentures in February 2000, which bear interest at a rate of 7.0% per annum.

         Net loss during the quarter was $1,017,700. In the quarter ended June 30,1999, we reported a net loss of $418,000. The increase in the net loss was primarily due to higher interest expense and an increase in operating costs.

         In the nine months ended June 30, 2000, revenues increased 130% compared to revenues for the period ended June 30, 1999. In the same period of analysis, the gross profit margin decreased from 85% to 79% as a result of the Company incurring new direct sales costs.

         Research and Development expenditures increased 381% as compared to expenditures for the nine months ended June 30, 1999. We have increased our engineering staff and incurred significant additional costs since the deployment of the kServer(TM) line of products. To support our sales effort, we have increased our Sales and Marketing expenditures by 130%, an increase consistent with the sales growth disclosed in the previous paragraph.

         General and Administrative expenses for the nine months ended June 30, 2000 total $1,753,300, a 175% increase compared to administrative expenditures for the nine months of the previous fiscal year. Costs associated with compliance as a public company, such as legal, accounting and regulatory costs are grouped in this category. All of these costs have increased in the current fiscal year.

         Amortization and depreciation expense as of June 30, 2000 has increased 227%. The main factor behind this increase is the amortization of the Origin Software rights. We have also increased our hardware and software asset base considerably to support the deployment of kServer(TM).

         For the nine months ended June 30, 2000, interest expenses is $1,831,400. The figure is dramatically higher than the $36,500 spent in the same nine months of the previous year. As explained above, this increase resulted from the Company issuing convertible debentures for $5 million, bearing interest at 7% per annum. The debentures included a beneficial conversion feature that was immediately exercisable. This circumstance resulted in the Company immediately recognizing over $1.5 million of interest expense related to this feature during the second quarter of fiscal 2000.

         As a result of the above, our net loss for the nine months ended June 30, 2000 is $4,295,800, a loss 390.1% higher than the $877,100 lost in the nine months ended June 30, 1999.

INTERNAL AND EXTERNAL SOURCES OF LIQUIDITY

         On June 30, 2000, our cash and cash equivalents totaled $3,829,600. This is a significant increase in cash as compared to the September 30, 1999 cash position of $164,200. The increase resulted from the issuance on February 24, 2000, of convertible debentures in the aggregate principal amount of $5,000,000. The debentures bear interest at a rate of 7% per annum commencing February 24, 2000 and mature on February 24, 2005. The principal amount of the debentures (plus all accrued interest and any additional amounts owed) is convertible, in whole or in part, at the option of the holders, into shares of Common Stock. In connection with this issuance, we incurred $448,000 of issue costs.

         On June 30, 2000, the Company had working capital of $3,470,700 and a current ratio of 6.2 to 1. The working capital position has increased significantly as compared to the balance at September 30, 1999 when working capital was $84,300 with a current ratio of 1.3 to 1. The current working capital position was achieved through the issuance of additional equity capital during the nine months ended June 30, 2000 for gross proceeds of approximately $1,184,000 and the issuance of convertible debentures in the aggregate principal amount of $5,000,000.

         Investing activities during the nine months ended June 30, 2000 have consisted primarily of purchases of property and equipment, principally computer hardware and software. Capital expenditures, including those under capital leases, totaled $139,500 in fiscal 1999 and $280,500 in the nine months ended June 30, 2000. We expect that capital expenditures will increase with our anticipated growth in operations, infrastructure and personnel.



         To date, we have not invested in derivative securities or any other financial instruments that involve a high level of complexity or risk. We expect that in the future, cash in excess of current requirements will continue to be invested in high credit-quality, interest-bearing securities.

         We believe that the net proceeds of the debentures, together with cash and cash equivalents, will be sufficient to meet our working capital requirements for at least the next 12 months. Thereafter, we may require additional funds to support our working capital demand or for other purposes and may seek to raise additional funds through public or private equity financings or from other sources. There can be no assurance that additional financing will be available on acceptable terms, if at all. If adequate funds are not available or are not available on acceptable terms, we may be unable to develop or enhance our products, take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements, which could have a material adverse effect on our business, financial condition and operating results.

         There are no legal or practical restrictions on the ability of the subsidiaries to transfer funds to the parent company (SmartSources.com Inc.).

ACCOUNTING PRONOUNCEMENTS

         In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivatives and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 is effective for all fiscal quarters beginning with the quarter ending December 31, 2000. SFAS No.133 establishes accounting and reporting standards for derivative instruments, including other contracts, and for hedging activities. We will adopt SFAS No. 133 in the quarter ending December 31, 2000 and do not expect its adoption to have an impact on our results of operations, financial position or cash flows.

MATERIAL COMMITMENTS

         The Company has not undertaken any material commitments for expenditures as of June 30, 2000.

TRENDS OR UNCERTAINTIES

         There are no known trends or uncertainties that will have a material impact on revenues.

ISSUANCE OF CONVERTIBLE DEBENTURES AND WARRANTS


         On February 24, 2000, we issued (i) warrants to purchase 330,000 shares of Common Stock exercisable at any time until February 24, 2005, at an exercise price of $11.10 per share, and (ii) convertible debentures in the aggregate principal amount of $5,000,000. In addition, at the time of each conversion, the holder of the debentures has an investment option to purchase, at the fixed conversion price of $9.7125, one additional share of Common Stock for each share issuable upon conversion of the debentures.

TERMS OF SECURITIES

         The debentures bear interest at a rate of 7% per annum commencing on February 24, 2000 and mature on February 24, 2005. The principal amount of the debentures (plus all accrued interest and any additional amounts owed) is convertible, in whole or in part, at the option of the holders, into shares of Common Stock at a conversion price based on the trading price of our Common Stock over a fixed period prior to conversion of the debentures, up to a fixed conversion price of $9.7125. The conversion price is subject to adjustment upon the occurrence of certain events, including without limitation, if the Common Stock is not listed on the American Stock Exchange or the Nasdaq SmallCap Market by October 24, 2000 or on the Nasdaq National Market by February 24, 2001 or if we default on certain other provisions of the Registration Rights Agreement executed in connection with the investment.

         After August 24, 2000, if the conversion price is lower than the fixed conversion price and certain other requirements are met, we may elect to pay cash in lieu of Common Stock upon conversion of the debentures. In addition, if specified default events occur, the debentures are redeemable for cash, either automatically or upon election of the holders of 50% of the outstanding debentures, at 120% of the purchase price plus interest and default payments, which may be substantial. Events triggering automatic redemption include our making an assignment for the benefit of our creditors, or our bankruptcy, insolvency, reorganization or liquidation. Events triggering the holders' right to elect redemption include our failure to: (a) issue shares of Common Stock upon conversion of the debentures; (b) transfer to the converting debenture holders stock certificates for shares of Common Stock upon conversion of the debentures; (c) keep the specified number of shares of Common Stock reserved for issuance upon conversion of the debentures; (d) obtain effectiveness of the registration statement of which this prospectus is a part prior to August 24, 2000; or (e) maintain listing of our Common Stock on the OTC Bulletin Board or on other stock exchanges or quotation services on which the Shares may be trading. In the event that NASD rules apply, the principal amount of the debentures in excess of 20% of the outstanding shares of Common Stock on the date of issuance of the debentures is also redeemable for cash in lieu of shares if we do not obtain the approval of our shareholders to issue shares in an amount in excess of such limit. If the conversion price of the debentures were significantly lower than the fixed conversion price, or if the default provisions of the debentures were triggered, the potential number of shares issuable could substantially exceed the 20% limit.

REGISTRATION RIGHTS


         Under a Registration Rights Agreement entered into in connection with the issuance of the debentures, we have filed with the SEC a registration statement, of which this prospectus is a part, to register for resale the shares of Common Stock that may be acquired upon conversion of the debentures, and exercise of the investment options and warrants. We must keep the registration statement effective until all of the securities offered have been sold. We are responsible for the payment of all fees and costs associated with the registration of the securities. We may be liable for penalty payments if
(i) the holders of the debentures cannot make sales pursuant to the registration after it has been declared effective; or (ii) the Common Stock ceases to be traded on the OTC Bulletin Board or such other national securities exchange on which the Common Stock is listed at the time of registration.


PLACEMENT FEE

         In connection with issuance of the debentures, we paid a placement fee of $325,000 to AB Phoenix Inc. and issued two-year warrants for 3,750 shares at $11.10 per share to G. Kopolow & Associates and 21,250 shares at $11.10 per share to AB Phoenix Inc.


         The foregoing is a summary of provisions of the agreements and instruments that we executed in connection with the issuance of the debentures and related warrants. This summary is not intended to be complete and is qualified by reference to the provisions of applicable law and to the agreements and instruments listed as exhibits to the registration statement of which this prospectus is a part. See "Additional Information."

                                    BUSINESS

         Our primary business focus is our internet-based, content-management technology known as kServer(TM). We seek to develop and provide web-based solutions to communication and content-management needs by applying kServer(TM). We have spent the past two years developing this technology and have recently rolled out a commercial version of the product. The kServer(TM) technology allows our customers to expand their knowledge base, streamline content delivery, leverage self-service data and applications, and ultimately increase web-based revenues via a vast network of affiliate sites. With kServer(TM), a business can manage relationships, automate content deployment across an unlimited number of web-sites, and deliver personalized communication and highly-targeted applications to its web users.

         Web-sites and portals developed with the kServer(TM) technology, known as kSites, enable all authorized users to create, assemble, publish, personalize and manage vital business information easily in "real time," and without any computer programming experience or knowledge. Through the use of a unique content-management system, businesses can transform the Internet browser from a one-way viewer to a personalized, two-way application interface.

         Although our primary focus is content-management solutions, we have historically focused on our proprietary trade compliance technology known as ORIGIN(TM), a Windows-based software system designed to automate the complex process of international trade and customs compliance. ORIGIN(TM) is an expert system that contains a knowledge base and determination engine to interpret NAFTA's Rules of Origin. We also provide international trade consulting services to businesses operating under NAFTA and other trade regulatory requirements.

INDUSTRY BACKGROUND

         The competitive online environment is driving companies to deploy complex web-sites that offer enhanced user experiences. These web-sites can contain hundreds of thousands of content-rich web pages, and this content has been increasing in volume and complexity. In addition, today's web-sites must be updated frequently by numerous contributors throughout an enterprise. Web teams find it difficult to manage the increasing complexity, volume and variability of this content. At the same time, the large number of web authoring tools and web application servers has contributed to the increasing technological complexity involved in developing and maintaining web-sites. These trends have created a need for content-management solutions that can accommodate this increasing volume of web content and allow more contributors to add content to a web-site.

         Until recently, businesses have attempted to satisfy their web content-management needs largely through in-house solutions. In-house solutions can be expensive and difficult to maintain, which can increase the risk of delaying the launch of important eBusiness initiatives. For example, in-house solutions may need to be extensively re-engineered each time a new web authoring tool or eBusiness application is introduced. Other businesses have used third-party solutions, typically turning to either workgroup software or web publishing software. Workgroup software is generally designed to enable small groups of developers to manage relatively simple web-sites. They generally do not scale to support large numbers of contributors or the increasing complexity and volume of web content. Using workgroup software may impair a company's ability to deliver up-to-date and accurate web content. Web publishing software is generally designed only to collect and display information on a web-site and, because it is often proprietary, does not accommodate many popular web authoring tools or web application servers. In addition, other third-party solutions do not: (i) allow large numbers of contributors to add content to a web-site; (ii) allow web teams to work on applications simultaneously; or (iii) integrate new web technologies easily, thereby slowing the deployment of eBusiness initiatives.

         With the proliferation of eBusiness initiatives, the need has emerged for a common infrastructure, or "platform," that can (i) accommodate large and diverse groups of content contributors; (ii) accommodate popular web authoring tools; and (iii) integrate leading web application servers. An open architecture for such a platform enables customers to leverage their existing investments in information technology and facilitates rapid adoption of new web technologies and standards.

THE SMARTSOURCES.COM SOLUTION

         We provide web content-management software known as kServer(TM). kServer(TM) enables customers to migrate their businesses to the web rapidly, thereby increasing their ability to generate more revenues and compete more effectively. Today, the volume and complexity of web content and the number of eBusiness applications continue to grow so rapidly that it can be difficult for businesses to meet their web-site development schedules. kServer(TM) enables customers to develop and deploy multiple kSite applications simultaneously.
This approach allows businesses to complete their eBusiness initiatives more rapidly. In addition, kServer(TM) allows content contributors to perform quality assurance functions on content modifications, which significantly reduces testing time.

         Complex web-sites can consist of up to hundreds of thousands of pages containing both static and dynamic content supplied by departments throughout the enterprise. As a result, these sites can be expensive to deploy and manage. kServer(TM) lowers the costs of web operations primarily by reducing the dependency on specialized web development personnel and by improving operating efficiency through automation of workflow processes, such as task assignment, routing and approval. Automated workflow processes can reduce the time required to assemble, test and validate new web content. In addition, our products support evolving web standards and our open architecture is compatible with third-party web authoring tools and web application servers. As a result, businesses can productively leverage their existing information technology infrastructure.

         To attract and retain online customers, today's leading web-sites continuously enhance their users' online experience. Businesses seek to achieve this by introducing new web technologies and refreshing content frequently. The open architecture of kServer(TM) facilitates rapid integration of new web technologies and simultaneous development of multiple eBusiness applications. In addition, kServer(TM) is highly scalable, permitting the collaborative efforts of hundreds of contributors to be coordinated as the need arises.

STRATEGY

         Our strategy includes:

         o design of innovative, web-based content-management solutions using our own and existing technology

         o establishment of partnerships with key value chain participants to enable the creation of a "complete solution"

         o collaboration with customers to develop customized applications uniquely suited to solve their content-management problems

         o continual development of our technology base to extend our source of advantage

         o creation of an open platform, publishing and training to build a network of kServer(TM) specialists who will promote the use and potential of our core technology

         o identification of and focus on carefully selected vertical markets

MARKETS

         The market segments we will focus on include:

         Travel and transportation

         We have chosen the travel industry, travel agencies in particular, as a key market segment to focus our sales and marketing efforts. We estimate that there are approximately 32,000 travel agencies worldwide. Traditional travel agencies have been under considerable threat due to the pressure from online travel agencies. The travel industry faces key business issues such as (i) time lag in information dissemination to travel agents and customers; (ii) the need to share information focused on the specific needs of clients; and (iii) the requirement for value-added services to justify their service fee.

         As a solution to these business issues, we offer personalized/ customized portals to travel agents and their customers. These portals allow the user to pull up-to-date airline, hotel, cruise packages, car rental, weather and other relevant information onto their personal web-sites. By presenting customers with this useful and timely information through personalized portals, travel agents will be better able to engage and retain customers and increase bookings.

         We have entered into a memorandum of understanding with the franchise division of Uniglobe International Travel, one of the world's largest single-brand franchisor of travel agencies with over 1,000 locations, to deploy the kServer(TM) product to participating travel agencies.

         The kServer(TM) technology will provide a highly functional web-site to each participating Uniglobe agency complete with value-added content and applications. The kServer(TM) will allow travel agents to update local content and manage users' profiles, all from a browser-based interface. For the frequent traveler, agencies will be able to provide a personalized travel portal delivering value-added content and applications that can be personalized for each client's preferences. The kServer(TM) will provide pre-packaged, ready-to-deploy content modules allowing for personalization of information to the end-user, such as weather, travel advisories, currency rates, hotel links, mapping and stock quotes, delivered to each personalized travel portal as applications that provide for the travel agency operator to post local specials.

         Financial services

         The Internet has increased the occurrences of remote access to trading entities networks and the number of participants involved in trading. This trend is expected to continue vigorously for the next several years. The financial service sector, brokerage and corporate finance firms in particular, are receptive to technological advances as long as there is a clear value in implementing the new technology.

         As with travel agencies, the kServer(TM) product can be used by financial service firms to create personal investment portals for each client. The portals can be customized to each client's investment interests or could be used to bring together and disseminate securities laws and regulations information from globally dispersed databases.

         We will initially focus on obtaining critical domain expertise and then on developing a compelling market message stressing enhanced performance, efficiency and effectiveness resulting from improved knowledge and content-management. Furthermore, it is imperative that we form key partnerships and alliances with integrators who have significant presence and experience in the financial service sector.

         Government

         Governments, at all levels, face key issues, such as the following:

         o complexity and high costs associated with dissemination and sharing of massive amounts of information throughout various government agencies

         o lack of cross-departmental sharing within an individual government agency

         o lack of integration of information between countries on a variety of issues

         The kServer(TM) product can provide a solution to these problems. For example, we can develop a web-based portal bringing together all information from various departments of a government agency. Also, we can create a web-based portal integrating policies and laws of member nations on a variety of issues such as taxes, tariffs, immigration and environmental standards.

PRODUCT FEATURES

         Multi-site

         A big part of the power of kServer(TM) is the ability to create thousands of different kSites very quickly without writing any HTML and XML codes. A template-based publishing environment and a visual page builder allows site administrators to customize the look and feel of each site. All kSites are built on top of a common knowledge base and can easily share content between each other and establish content syndication networks that allow for real-time content exchange.

         Multi-user

         kServer(TM) includes a collaborative authoring environment so that many different users can work together on creating and managing content. All users have their own accounts and can belong to any number of kSites.

         Browser-based environment

         All administrative and authoring functionality is delivered through a browser. This means that users can collaborate from any computer anywhere in the world without having to download and install desktop applications.

         Content-Management templates

         All content in kServer(TM) is structured in user-designed content templates. These templates force a content- structuring methodology that gives meaning or context to information. When large amounts of content is stored in kServer(TM) this structure prevents "information overload" (i.e., what happens when there is too much information for it to be effectively mined).

         Content syndication

         Content can be shared between a single kSite and other kSites or external databases. kSites can subscribe to specific content and display that content in-line as if it were native to that kSite.

         Built-in services

         kServer(TM) makes it easy to solve web-programming problems like e-commerce, database access, and HTML and XML coding. Through the use of built-in objects, users can easily add external content or user e-commerce objects to sell goods and services through their sites.

         Sales, Marketing and Distribution

         We market and sell our kServer(TM) product primarily through a direct sales force in North America. To date, we have licensed the software to two customers: Everdream Corporation and the NAFTA Institute. We intend to significantly increase our sales and marketing team this year.

         To extend our market reach and increase sales opportunities, we intend to establish relationships with leading technology partners and information technology service providers. To date, we have established a partnership with First City Partners Group Inc. to assist in the sales of kServer(TM) to certain government and international trade organizations.

COMPETITION

         The market for content-management solutions is rapidly emerging and is characterized by intense competition. We expect existing competition and competition from new market entrants to increase dramatically. A growing number of companies are trying to provide web content-management solutions. In this market, new products are frequently introduced and existing products are often enhanced. In addition, new companies, or alliances among existing companies, may be formed that may rapidly achieve a significant market position.

         We compete with third party, content-management solution providers and, to a lesser extent, with workgroup solutions and content publishing application providers. We may face increased competition from these providers in the future. Other potential competitors include client/server software vendors currently developing or improving existing products addressed to our market. Other large software companies, such as Microsoft and IBM, may also introduce competitive products. Many of our existing and potential competitors have greater technical marketing and financial resources than us.

INTERNATIONAL TRADE SOFTWARE AND SERVICES

Overview

         Although our primary focus is content-management solutions, we have historically focused on our proprietary trade compliance technology, ORIGIN(TM), a Windows-based software system designed to automate the complex process of international trade and customs compliance. ORIGIN(TM) is an expert system that contains a knowledge base and determination engine to interpret NAFTA's Rules of Origin.

         We also provide international trade consulting services to businesses operating under NAFTA and other trade regulatory requirements. We provide consulting services to over 50 clients such as Sun Microsystems, Mattel, Delco Remy America, Inc., Lipton and Levi Strauss & Co.

         Clients of the trade division receive benefits such as:

         o        management of the complete NAFTA process

         o specific services such as classification of bills of materials

         o review and evaluation of internal NAFTA qualification processes to determine if there are any weaknesses in the processes

Industry and Competition

         NAFTA is by far one of the most comprehensive and complex trade agreements in existence, with more than 1,500 rules of origin regulating its application. Businesses have found that keeping up with NAFTA and ensuring trade compliance is a major task costing them millions of dollars in consulting fees and excess tariff rates.

         The ORIGIN(TM) software is an expert system containing NAFTA's rules of origin in its knowledge base. ORIGIN(TM) applies these complex rules to a product's unique bill(s) of materials and produces all the necessary documentation to prove compliance. Unlike other trade compliance methods, ORIGIN(TM) automatically produces an audit trail to outline how a product complied under NAFTA.

         There are currently a number of companies and organizations that offer NAFTA and trade compliance information and import/export information to trade participants. These resources range from free access to pay-per-use to monthly and annual subscription-based services.

         Both producers of competing software products and non-software producing organizations maintain the capacity to compete with us on several different levels. The Internet represents a fundamentally competitive medium with a reduced level of supply and distribution constraints. Consequently, there are numerous companies providing various levels of trade information and services.

Product Features

         Our product, ORIGIN(TM), is a software system designed to automate the complex process of international trade and customs compliance. ORIGIN(TM) assists companies operating within the international business environment with their trade-management solutions.

         The ORIGIN(TM) product line is made up of ORIGIN(TM) Basic, ORIGIN(TM) Pro, and ORIGIN(TM) Trade Tools.

         o ORIGIN(TM) Basic enables the user to process country of origin determinations in any of the NAFTA countries, interactive referencing and interpreting the NAFTA legislation. The software produces a NAFTA certificate of origin and an audit trail containing the steps taken to meet NAFTA.

         o ORIGIN(TM) Pro is a comprehensive, customized NAFTA solution that is able to automatically interpret bills of materials, batch process 10,000 NAFTA determinations, and produce detailed audit trails and compliance reports.

         o ORIGIN(TM) Trade Tools is an innovative line of trade compliance products used to further automate and manage the entire logistics of NAFTA compliance.

Sales, Marketing and Distribution

         Currently, our International Trade Division maintains a continuous and comprehensive direct mail campaign informing select manufacturers of the features and benefits of ORIGIN(TM) specific to their industry needs and requirements. Target clients receive a comprehensive ORIGIN(TM) kit outlining each application included in the ORIGIN(TM) product line and how these applications can streamline their trade compliance process. Each direct mail package includes an ORIGIN(TM) brochure, product specifications, pricing sheet, CD-ROM multimedia demonstration, and CD-ROM trial version of ORIGIN(TM). Each package is followed up by a one-on-one sales call to ensure understanding of the product and to arrange real-time online software demonstrations.

         Sales associates offer real-time online software demonstrations to potential customers, presenting the benefits and features of the ORIGIN(TM) software first hand. The presentation, accompanied by a conference call, walks the client through each step of the software's function and illustrates how ORIGIN(TM) could streamline the user's specific trade compliance process.

         All current sales and marketing are handled directly by an in-house sales and marketing team. We are currently reviewing partnership opportunities.

RESEARCH AND DEVELOPMENT

         We continue to invest in research and development to enhance the kServer(TM) and ORIGIN(TM) products. Research and development costs expensed were $374,700 and $38,400 for 1999 and 1998, respectively. Product development expenditures are expected to increase substantially in the future. As of December 31, 1999, approximately 10 employees were engaged in research and development activities. We expect to hire additional engineers in the future for further research and development activities.

PATENTS AND TRADEMARKS

         Our success depends on our ability to maintain the proprietary aspects of our technology and operate without infringing the proprietary rights of others. We rely on a combination of trademarks, trade secret and copyright laws, and contractual restrictions to protect the proprietary aspects of our technology. We seek to protect the source code for our software, documentation and other written materials under trade secret and copyright laws. We do not currently have any United States or foreign patents issued. Our license agreements impose certain restrictions on our customers' ability to utilize our software. We also seek to protect our intellectual property by requiring employees and consultants with access to proprietary information to execute confidentiality agreements and by restricting access to the source code.

         Due to rapid technological change, we believe that factors such as the technological and creative skills of our personnel and new product developments and enhancements to existing products are as equally important as the various legal protections of our technology in establishing and maintaining a technology leadership position.

PROPERTIES


         We operate out of two offices, located in North Vancouver, British Columbia and Toronto, Ontario. We own the North Vancouver office space, which is approximately 3,400 square feet and lease an additional 3,000 square feet of office space in the same building. There are mortgages payable of approximately $431,000 collateralized by the North Vancouver office. The Toronto office space consists of 3,200 square feet of leased office space.


LITIGATION

         We have no pending litigation.

EMPLOYEES


         As of June 30, 2000, we employed 20 full-time employees.


                                   MANAGEMENT

DIRECTORS

         The names of the directors and certain information about them are set forth below:


                                                            PRINCIPAL OCCUPATION/                         DIRECTOR
NAME                           AGE                      POSITION HELD WITH THE COMPANY                      SINCE
----                           ---                      ------------------------------                      -----
Nathan Nifco                   36      Chairman; President and Chief Executive Officer; and Director        1998

Charles K. Kelly               51      Chairman of Canadian Public Affairs Consulting Group, Vista          1999
                                       Strategic Management, Inc.; North American Institute - Canada
                                       and The Cascadia Institute; and Director

Norman R. Miller               52      Attorney; and Director                                               1999

Anna  Stylianides              35      President, Owner of Uniglobe Vista Travel Ltd.; President,           2000
                                       kTravel Solutions Inc.; and Director

David C. Walker                53      President, founder of West-Can Consultants Ltd.; Chairman of         2000
                                       Acsion Industries, a founding member of the Board of Directors of the Canada Pension Plan Investment Board; formerly a
                                       member of Parliament from 1988-1997; and Director


----------

Nathan Nifco


         Nathan Nifco founded Nifco Synergy Ltd. in 1991. In September 1998, Mr. Nifco incorporated Nifco Investments Ltd. for the purposes of holding all outstanding shares of Nifco Synergy Ltd. In December 1998, Nifco Investments Ltd. and all of its subsidiaries were acquired by the Company (formerly Innovest Capital Sources Corporation). In connection with the transaction, Mr. Nifco obtained control of the Company. Mr. Nifco served as a member of the Canadian Blue Ribbon Panel for Smart Communities (1991 to 1999), and currently serves as a member of the Canadian National Selection Panel for Smart Communities (1999 - present). Mr. Nifco was nominated for the British Columbia Entrepreneur of the Year award in 1999. Mr. Nifco received his B.Sc. in computer science from the Monterrey Institute of Technology in Mexico City
(1986); an M.Sc. from the Rosenbluth Foundation in artificial intelligence, also in Mexico City (1988); an MBA with a concentration in International Business Management from Asia Pacific International University (1994); and a diploma in executive leadership and management from the Sloan School of Management, Massachusetts Institute of Technology (1992). Mr. Nifco is currently taking Professional Development courses at the John F. Kennedy School of Government at Harvard University.





Charles K. Kelly

         Charles Kelly has been the Chairman and Chief Executive Officer of Vista Strategic Management, Inc. (1990-Present), Chairman of the Canadian Public Affairs Consulting Group, Inc. (1978-Present) and the Chairman of Resortport Development Corporation Ltd. (Present). Mr. Kelly has served as the Chairman of two not-for-profit public policy organizations: The Cascadia Institute and North American Institute-Canada since 1991 and 1994, respectively. Mr. Kelly received his B.A. degree from Queen's University in 1971.


Norman R. Miller


         Norman R. Miller is a founding partner of Wolin, Ridley & Miller LLP, a law firm based in Dallas, Texas. Mr. Miller has practiced corporate and securities law for more than 25 years. Mr. Miller received his J.D. from Harvard Law School in 1973 and his B.A. degree, with distinction, from Northwestern University in 1970.

Anna Stylianides

         In October 1997, Anna Stylianides purchased Uniglobe Vista Travel Ltd. ("Uniglobe Vista"), a travel agency in Vancouver, British Columbia, and serves as its President. In addition Ms. Stylianides is President of kTravel Solutions Inc., which was formed to provide domain expertise to the Company. See "Certain Transactions." In 1992, Ms. Stylianides was named special counsel to Investec Merchant Bank Ltd., a major investment bank in South Africa and from 1992 to 1997 was a member of its corporate finance division where she was involved in multi-million dollar international transactions assisting her clients with tax structuring, acquisitions and securities offerings. Ms. Stylianides served on the Bank's Risk Management Committee and Credit Committee. Ms. Stylianides graduated from the University of the Witwatersrand in Johannesburg, South Africa with a post graduate law degree in 1989 and obtained her B.A. degree in 1986.

David C. Walker

         Dr. David Walker is the President and founder of West-Can Consultants Ltd. (1978-Present), Chairman of Acsion Industries (2000-Present), and a founding member of the Board of Directors of the Canada Pension Plan Investment Board. Dr. Walker served as a Member of Parliament from 1988-1997. During that time, he served from 1993-1996 as Parliamentary Secretary to the Minister of Finance after which he became Chair of the House of Commons Industry Committee. From 1974-1988, Dr. Walker was a Professor of Political Science at the University of Winnipeg. Currently, Dr. Walker serves on the Board of Directors of St. Boniface Hospital, the Manitoba Theatre Center, the Canada-U.S. Fulbright Program and the Carleton University's Arthur Kroeger College of Public Affairs Advisory Committee. In December of 1998, Dr. Walker was appointed Honorary Consul General for the Republic of Korea.

         Directors are elected for a term of one year and serve until their successors are duly elected and qualified.


BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended September 30, 1999, the Board of Directors had three meetings. Each director attended 100% of the meetings of the Board of Directors held during the period for which he was a Director. The Board's Audit Committee held two telephone conference meetings during 1999, and the Compensation Committee did not hold any meetings during 1999.

         Audit Committee. The Committee meets with our auditors to review the results of the annual audit and discuss our financial statements. The Committee currently consists of two directors, Norman Miller (Chairman) and Charles Kelly.

         Compensation Committee. The Committee considers and makes recommendations concerning salaries and incentive compensation awards to employees and consultants under our stock option plan; determines compensation levels; and performs such other functions regarding compensation as the Board may delegate. There are no board or committee interlocks. The Committee currently consists of two directors, Charles Kelly (Chairman) and Norman Miller.

COMPENSATION OF DIRECTORS

         The members of the Board of Directors do not receive cash compensation for their services as directors but are reimbursed for their reasonable expenses incurred in connection with attendance at meetings of the Board of Directors and committees.

LIMITATIONS ON DIRECTORS' LIABILITY AND INDEMNIFICATION

         Our Articles of Incorporation limit the liability of directors to the maximum extent permitted by Colorado law. Colorado law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

         o any breach of their duty of loyalty to the corporation or its shareholders;

         o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         o unlawful payments of dividends or unlawful stock repurchases or redemptions; or

         o any transaction from which the director, directly or indirectly, derived an improper personal benefit.

         The limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

         Our Articles of Incorporation and bylaws provide that we will indemnify our directors and officers and may indemnify our employees, fiduciaries and other agents to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of the indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee, fiduciary or other agent for any liability arising out of his or her actions in their capacity as an officer, director, employee, fiduciary or other agent of the Company and subsidiaries, regardless of whether the bylaws would permit indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the Company pursuant to the foregoing provision, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

OTHER OFFICERS AND KEY EMPLOYEES

         Executive officers are appointed by the Board and serve at the discretion of the Board. Set forth below is information regarding executive officers of the Company who are not directors.


                 Name             Age      Principal Occupation/Position Held with the Company
                 ----             ---      ---------------------------------------------------
             Jack Michaan          40      Chief Technology Officer

             Darryl Cardey         32      Chief Financial Officer

             Carol Beaul           47      President, Intelli Trade, Inc., a wholly-owned subsidiary

Jack Michaan, Chief Technology Officer

         Jack Michaan has been Senior Software Engineer of the Company since December 1999. From April 1999 to November 1999, Mr. Michaan was a Project Engineer at Catouzer Electronic Publishing and Consulting, Inc. and Systems Analyst with MacDonald Dettwiler and Associates. From 1990 to 1999, Mr. Michaan was a Development Manager/Owner with Memory Systems, Ltd., in Sao Paulo, Brazil. Mr. Michaan received his B.Sc., in Electronics Engineering in 1983 from the University of Sao Paulo, Polytechnic School, Sao Paulo, Brazil.


Darryl Cardey, Chief Financial Officer

         Darryl Cardey has been Chief Financial Officer of the Company since September 1999. From 1996 to 1999 and 1994 to 1996, Mr. Cardey was the Chief Financial Officer for Mercury Scheduling Systems Inc. and Kirkton Holdings Ltd., respectively. Mr. Cardey received his B. Comm. degree (equivalent to B.S. degree in Finance) from the University of British Columbia in 1990 and became a Chartered Accountant in 1993.


Carol Beaul, President, Intelli Trade, Inc.

         Carol Beaul has served as the President of Intelli Trade since 1994. She has been a member of the board of directors of the Canadian Industrial Transportation League since 1995. Ms. Beaul received her B.A. degree from Windsor University in 1975.

         There are no family relationships among any of the Company's directors, officers or key employees.


COMPENSATION OF EXECUTIVE OFFICERS


         The following table shows compensation awarded or paid to, or earned by the Company's Chief Executive Officer ("Named Executive Officer") for the fiscal year ended September 30, 1999. The Company had no other executive officers whose compensation exceeded $100,000 for such year.



--------------------------------------------------------------------------------------------------------------------------
                                                                         LONG-TERM COMPENSATION AWARDS
                                                                         -----------------------------
NAME AND                                               OTHER                               SECURITIES
PRINCIPAL                                              ANNUAL            RESTRICTED        UNDERLYING       ALL OTHER
POSITION                YEAR      SALARY     BONUS     COMPENSATION      STOCK AWARD        OPTIONS         COMPENSATION
--------                ----      ------     -----     ------------      -----------        -------         ------------
                                    ($)       ($)
--------------------------------------------------------------------------------------------------------------------------
Nathan Nifco,           1998      57,951      -0-       $ 92,049(1)          -0-               -0-               -0-
Chief Executive         1999     109,280      -0-        142,395             -0-             200,000             -0-
Officer, Chairman
and Director
--------------------------------------------------------------------------------------------------------------------------

----------

*All figures are shown in U.S. dollars.


(1) Nathan Nifco received other compensation in 1998 in the amount of $92,049, which was earned but not paid in fiscal 1997.

(2) Compensation was paid pursuant to a management consulting agreement with the Company.

CONSULTING AND EMPLOYMENT AGREEMENTS

         The Company has management consulting and employment agreements with the executive officers and key employees named below:



    -------------------------------------------------------------------------------------------------------------
                                                                                 ANNUAL
                         NAME                         DATE OF AGREEMENT       COMPENSATION      EXPIRATION DATE
    -------------------------------------------------------------------------------------------------------------
    Nathan Nifco  (Nifco Investment Ltd.)(1)          November 30, 1998         $145,706             2003
    -------------------------------------------------------------------------------------------------------------
    Darryl Cardey                                     September 1, 1999         $ 72,853         90-day notice
    -------------------------------------------------------------------------------------------------------------
    Carol Beaul (2)                                    January 1, 1996          $ 55,633             Open
    -------------------------------------------------------------------------------------------------------------

----------


*All figures are shown in U.S. dollars.

(1) In addition, it is entitled to a bonus, to be determined at the discretion of the Board of Directors, which shall not be less than ten (10%) percent of annual compensation.

(2)      Ms. Beaul is President of Intelli Trade, Inc.

STOCK INCENTIVE COMPENSATION PLAN

         Our 1999 Stock Incentive Compensation Plan, as amended, (the "1999 Stock Plan") provides for the grant of incentive stock options, non-qualified stock options and stock awards to employees, directors and consultants. On July 21, 2000, at the Annual Meeting of shareholders an increase in the total number of shares of Common Stock available for issuance under the 1999 Stock Plan to 4,000,000 shares was approved. As of August 10, 2000, 1,795,000 options had been granted to employees, officers and directors under the 1999 Stock Plan.


         The compensation committee of the Board of Directors administers the 1999 Stock Plan and determines the terms of options granted, including the exercise price, the number of shares subject to individual option awards and the vesting period of the options. The exercise price of stock option grants cannot be lower than 100% of the fair market value of the Common Stock on the date of grant and, in the case of incentive stock options granted to holders of more than 10% of our voting power, not less than 110% of the fair market value. The term of a stock option cannot exceed ten years, and the term of an incentive stock option granted to a holder of more than 10% of our voting power cannot exceed five years. The Board of Directors may amend, modify or terminate the 1999 Stock Plan at any time as long as such amendment, modification or termination does not impair the rights of plan participants with respect to outstanding options under the 1999 Stock Plan. Our 1999 Stock Plan will terminate in 2009, unless terminated earlier by the Board of Directors.

         Option Grants In Last Fiscal Year

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    POTENTIAL
                                                                                                 REALIZABLE VALUE
                                                                                                AT ASSUMED ANNUAL
                                      INDIVIDUAL GRANTS                                           RATES OF STOCK    ALTERNATE TO
                                                                                                      PRICE         (f) AND (g):
                                                                                                 APPRECIATION FOR    GRANT DATE
                                                                                                   OPTION TERM         VALUE
----------------------------------------------------------------------------------------------------------------------------------
                          NUMBER OF         PERCENT OF     EXERCISE OR                                               GRANT DATE
                          SECURITIES      TOTAL OPTIONS     BASE PRICE                                                 PRESENT
          NAME            UNDERLYING         GRANTED          ($/SH)           EXPIRATION        5%      10%           VALUE $
                           OPTIONS         TO EMPLOYEES                           DATE          ($)      ($)
                         GRANTED (#)      IN FISCAL YEAR

          (a)                (b)               (c)             (d)                 (e)          (f)      (g)             (f)
----------------------------------------------------------------------------------------------------------------------------------
Nathan Nifco(1)            200,000              23%            5.50           June 22, 2004     --        --            0.71
Michael J. Forster(1)      150,000            17.2%            5.50          August 1, 2004     --        --            0.71
Darryl Cardey(1)           100,000            11.5%            5.50       September 1, 2004     --        --            0.71
Sokhie S. Puar(1)          100,000            11.5%            5.50           June 22, 2004     --        --            0.71
Carol Beaul                100,000            11.5%            5.50           June 22, 2004     --        --            0.71
Peter Rive                  40,000             .05%            5.50           June 22, 2004     --        --            0.71
----------------------------------------------------------------------------------------------------------------------------------

         (1) The individuals entered into a management consulting agreement with the Company and will receive Non-Qualified Stock Options.

         * Total number of options granted to employees and directors during fiscal year 1999 was 929,000.

         * We use the Black-Scholes option-pricing model to compute estimated fair value, based on the following assumptions:


                                                                     1999
                                                                     ----
                      Risk free interest rate                         6.0%
                      Dividend yield rate                             -0-%
                      Price volatility                               27.7%
                      Weighted average expected life of options       4.5 years

Option Exercises In Last Fiscal Year

         For the fiscal year ended September 30, 1999, there were no options exercised by the Named Executive Officers.

SAR Grants in Last Fiscal Year

         There were no stock appreciation rights granted during fiscal year ended September 30, 1999.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of our Common Stock as of March 1, 2000 by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our Common Stock.

                                                                     BENEFICIAL OWNERSHIP(1)
                                                             -----------------------------------------
BENEFICIAL OWNER                                             NUMBER OF SHARES         PERCENT OF TOTAL
----------------                                             ----------------         ----------------

Nathan Nifco(3) ................................................ 3,003,070(2)*             24.00%

Anna Stylianides ...............................................      0*                      **

David C. Walker ................................................      0*                      **

Charles K. Kelly ...............................................      0*                      **

Norman R. Miller ...............................................      0*                      **

Darryl Cardey ..................................................    50,000*                   **

Aurora Davidson ................................................      0*                      **

Carol Beaul ....................................................      0*                      **

Dina Nifco(3) .................................................. 2,991,355(2)              23.91%

All executive officers and directors as a group (9 persons)      6,044,425*                47.91%


----------

* The number of beneficial shares owned includes options that the person has the right to acquire beneficial ownership within a sixty day period.

**       Less than one percent.


(1) This table is based upon information supplied by officers, directors and principal shareholders and by Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 12,512,666 shares of Common Stock outstanding on August 10, 2000, adjusted as required by rules promulgated by the SEC.


(2) This does not include 5,575 shares of Common Stock beneficially owned by the Nifco Family Trust, of which Nathan Nifco is the Trustee and Dina Nifco is a beneficiary.

(3)      Dina Nifco is the wife of Nathan Nifco.

                             OFFERING SHAREHOLDERS

         This prospectus relates to the offering by the Offering Shareholders for resale of shares of our Common Stock acquired by them upon conversion of debentures or exercise of investment options, options and warrants received in private placement transactions or which they acquired in exchange for subsidiary shares. See "Security Ownership of Certain Beneficial Owners and Management." All of the Shares offered by this prospectus are being offered by the Offering Shareholders for their own accounts.

         The following table sets forth certain information with respect to the number of Shares offered by the Offering Shareholders. To our knowledge, the Offering Shareholders would have sole voting and investment power over the Shares listed in the table below, if Shares were issued upon conversion of the debentures or exercise of the investment options, options and warrants.

                                                                                   Aggregate Number       Shares Beneficially Owned
                                                    Shares Beneficially          of Shares to be Sold         After Offering
                                                  Owned Prior to Offering            in Offering          -------------------------
                                                  -----------------------            -----------          Number            Percent
                                                                                                          ------            -------
RGC International Investors, LDC ("RGC")                 4,900,000                       4,900,000           0                 --
Continental Capital & Equity Corporation                   200,000                         200,000           0                 --
G. Kopolow & Associates                                      3,750                           3,750           0                 --
AB Phoenix Inc.                                             21,250                          21,250           0                 --
Peter Sanders                                              100,000                         100,000           0                 --
Murdock Capital Partners Corp.                             200,000                         200,000           0                 --
                                                    --------------                  --------------

                                                         5,425,000                       5,425,000

----------

         Subject to adjustment, the debentures issued to RGC are convertible into shares of Common Stock at a conversion price based on the trading price of our Common Stock over a fixed period prior to conversion of the debentures, up to a fixed conversion price of $9.7125. The related investment options are exercisable at the fixed conversion price of $9.7125 per share, and the related warrants are exercisable at the fixed price of $11.10 per share. See "Recent Developments." Assuming no accrued interest, conversion in full of the debentures at a price of $3.125 per share and exercise in full of the related investment options at the fixed conversion price and exercise in full of the warrants at their fixed price would result in the issuance of an aggregate of 2,444,801 shares. In accordance with our agreement with the holder of the debentures, to assure that adequate shares are available for issuance in the event of decreases in the conversion price of the debentures, the number of shares we have reserved, and the number of Shares set forth in the table above for RGC, represents an agreed upon calculation of a multiple of the number of shares potentially issuable upon conversion of the debentures and exercise in full of the related investment options at an assumed conversion price and exercise in full of the warrants at their fixed exercise price. The actual number of shares issuable upon conversion of the debentures and exercise of the related investment options is indeterminate and depends on a number of factors which cannot be predicted by us at this time, including the future market price of our Common Stock and whether the mandatory redemption and default provisions of the debentures are triggered, and could be materially less or more than the number set forth above. The amount to be registered represents a good faith estimate of the shares of Common Stock issuable upon conversion of the debentures and exercise of the related investment options and warrants. The registration statement of which this prospectus is a part also relates to an indeterminate number of additional shares issuable upon conversion of the debentures and exercise of the related investment options and the warrants and exercise of the other options and warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416 under the Securities Act.

         Under the terms of the debentures and the related warrants, the debentures are convertible and the investment options and warrants are exercisable by any holder only to the extent that the number of shares of Common Stock issuable pursuant to such securities, together with the number of shares of Common Stock owned by such holder and its affiliates (but not including shares of Common Stock underlying unconverted debentures or unexercised portions of the investment options or warrants) would not exceed 4.9% of the then outstanding Common Stock as determined in accordance with
Section 13(d) of the Exchange Act. Accordingly, the number of shares of Common Stock set forth in the table for RGC exceeds the number of shares of Common Stock that RGC could own beneficially at any given time through their ownership of the debentures, the investment options and the warrants. In that regard, the beneficial ownership of the Common Stock by RGC set forth in the table is not determined in accordance with Rule 13d-3 under the Exchange Act.

         The warrants issued to G. Kopolow & Associates and AB Phoenix Inc. are exercisable at $11.10 per share. The options granted to Continental Capital & Equity Corporation are exercisable as follows: 50,000 at $5.25 per share, 50,000 at $6.00 per share, 50,000 at $7.50 per share and 50,000 at $8.00 per share. The options granted to Peter Sanders were exercisable at $5.50 per share, on May 24, 2000 the options were repriced at $1.50 per share. The warrants issued to Murdock Capital Partners Corp. are exercisable at $6.00 per share.

                              PLAN OF DISTRIBUTION

         The Shares being offered under this prospectus by the Offering Shareholders or their respective pledgees, donees, transferees or other successors in interest, may be offered and sold from time to time on the OTC Bulletin Board, or on other stock exchanges or quotation services on which the Shares may be trading, at prevailing market prices or in privately negotiated transactions. Such Shares may be sold by one or more of the following methods, without limitation:

         o a block trade in which a broker or dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction

         o        the writing of options on the Shares

         o        short sales

         o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers

         o face-to-face transactions between sellers and purchasers without a broker/dealer

         o        any combination of the foregoing

         Brokers or dealers engaged by the Offering Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the Offering Shareholders in amounts to be negotiated. Participating brokers and dealers and the Offering Shareholders may be deemed to be "Underwriters" within the meaning of the Securities Act in connection with such sales.

         The Shares may also be sold pursuant to Rule 144. The Offering Shareholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The Offering Shareholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the Shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Offering Shareholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the Shares will do so for their own account and at their own risk. It is possible that an Offering Shareholder will attempt to sell Shares in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Offering Shareholders cannot assure that all or any of the Shares offered in this prospectus will be issued to, or sold by, the Offering Shareholders. The Offering Shareholders and any brokers, dealers or agents, upon effecting the sale of any of the Shares offered in this prospectus, may be deemed "underwriters," as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.

         To comply with certain state securities laws, if applicable, the Shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold or offered unless they have been registered or qualified for sale in such states or an exception for registration or qualification is available and is complied with.

         The Offering Shareholders, alternatively, may sell all or any part of the Shares offered by this prospectus through an underwriter. To our knowledge, no Offering Shareholder has entered into any agreement with a prospective underwriter. If an Offering Shareholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

         The Offering Shareholders and any other persons participating in the sale or distribution of the Shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under such act including, without limitation, Regulation M, which provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the Shares by the Offering Shareholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the Shares.

         We have agreed to indemnify the Offering Shareholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Offering Shareholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

         We will pay the costs of registering the Shares. There can be no assurances that the Offering Shareholders will sell any or all of the offered Shares.

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership of Common Stock and our other equity securities with the SEC. Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

         To our knowledge, the following table sets forth the directors, officers and beneficial owners of more than ten percent of any class of our equity securities registered pursuant to Section 12 of the Exchange Act that failed to file on a timely basis:

                                         NO. OF LATE     NO. OF TRANSACTIONS
                   INDIVIDUAL              REPORTS       NOT REPORTED TIMELY
                   ----------              -------       -------------------
                  Carol Beaul                 2                   1
                 Darryl Cardey                1                   1
              Michael J. Forster              1                   1
                 Lionel Prins                 1                   1
               Charles K. Kelly               2                   2
                 Nathan Nifco                 1                   1
                Sokhie S. Puar                2                   2
             Gerald J. Wittenberg             1                   1



         The number of late reports and transactions recorded above were related to appointments of directors and the issuance of stock options. There were no failures to file the required form.

                              CERTAIN TRANSACTIONS


         The Company is affiliated through common ownership with Tradespace Technologies Corporation ("Tradespace"), PMG Project Management Groupware Inc. ("PMG") and Synergy Strategy Inc. ("Synergy Strategy"). Tradespace is a Delaware corporation operating in Vancouver, British Columbia. It develops software applications related to electronic barter and trade. PMG is a British Columbia corporation operating in Vancouver, British Columbia. It develops and markets software applications to assist school districts with centralized purchasing and inventory control. Synergy Strategy is a British Columbia corporation organized to contract with a U.S. company to market financial information services technology in Mexico.

         Nathan Nifco, the Chairman, Chief Executive Officer and Director of the Company owns approximately eighty percent (80%) interest in Tradespace, twenty percent (20%) interest in PMG and fifteen percent (15%) interest in Synergy Strategy, a company that is no longer in operation. Sales to these affiliates in 1998 and 1999 totaled $722,700 and $89,700, respectively.

         On July 26, September 16 and November 16, 1999, the Company sold 200,000 shares of Common Stock for cash, at a price of $3.45 per share, to certain of its Officers and Directors set forth below, in a private placement pursuant to Rule 506, Regulation D, of the Securities Act:



                                                                          SHARES            PRICE             TOTAL
NAME                          TITLE(S)                                    PURCHASED         PER SHARE         COST
----                          --------                                    ---------         ---------         ----
Michael Forster          President, Director                               100,000            $3.45         $345,000

Sokhie Puar              Vice President, Corporate Development              50,000            $3.45         $172,500

Darryl Cardey            Chief Financial Officer                            50,000            $3.45         $172,500



         In 1998, Nifco Synergy, Ltd., now known as SmartSources.com Technologies, Inc., a wholly-owned subsidiary of the Company, entered into a non-interest bearing, non-recourse note in the principal amount of $68,000 with Nathan Nifco for additional working capital. Mr. Nifco is a Director, Officer and majority shareholder of the Company. In fiscal year 1999, Mr. Nifco forgave $44,100 of the related party debt. The balance on the note is $24,000.

         In 1996, the Company acquired its Vancouver, Canada office space. There are mortgage payables to a Canadian bank in the amount of $156,000, due in 2011, and to two Canadian finance companies in the amount of $275,000, due in 2001 and 2002. The notes are guaranteed by Nathan Nifco, a Director, Officer and majority shareholder of the Company.

         Norman R. Miller serves on the Company's Board of Directors and is a founding partner of Wolin, Ridley & Miller LLP, a law firm based in Dallas, Texas. The firm acts as general counsel to the Company and is compensated for its legal services.

         Anna Stylianides, a director nominee, owns Uniglobe Vista Travel Ltd. ("Uniglobe Vista"), a travel agency. Sales made by Uniglobe Vista to SmartSources.com, Inc. in fiscal year 1999 and through June 23, 2000 totaled $12,427 and (Cdn) $270,789, respectively. Additionally, the Company entered into a Master Relationship Agreement with kTravel Solutions Inc., on February 17, 2000. The Company has made no payments to kTravel Solutions Inc. to date.


                            DESCRIPTION OF SECURITIES


         Our authorized capital stock consists of 50,000,000 shares of Common Stock. As of August 10, 2000, 12,512,666 shares of Common Stock were outstanding, 4,000,000 shares were reserved for issuance upon exercise of outstanding stock options, 525,000 shares were reserved for issuance upon conversion or exercise of other outstanding options and warrants and that an indeterminant number of shares of the Common Stock of the Company, initially 3,732,716 shares were reserved for issuance upon conversion or redemption of the debentures or exercise of the related investment options and warrants, such number to be subject to adjustment from time to time in accordance with the debentures and the warrants.

COMMON STOCK

         Our Articles of Incorporation provide that each share of Common Stock entitles its holder to one vote on all matters on which shareholders are entitled to vote. Holders of Common Stock are entitled to receive dividends if and when declared by our Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the Company. Holders of Common Stock do not have preemptive or conversion rights, or cumulative voting rights.

                         SHARES ELIGIBLE FOR FUTURE SALE


         As of August 10, 2000, 12,512,666 shares of our Common Stock were outstanding. Of these, 5,418,950 shares are immediately eligible for sale in the public market without restriction or further registration.


         All other outstanding shares of our Common Stock are "restricted securities" as such term is defined under Rule 144 under the Securities Act, in that such shares were issued in private transactions not involving a public offering, and/or are "control securities" as such term is defined under Rule 144, in that such shares are held by our officers, directors or other affiliates. Restricted and control securities may not be sold in the absence of registration other than in accordance with Rule 144 or another exemption from registration. In general, under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated), including an "affiliate" of the Company, as that term is defined under Rule 144, who has beneficially owned restricted securities for at least one year, is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed the greater of (a) 1% of the then outstanding shares of our Common Stock or (b) the average weekly trading volume in our Common Stock during the four calendar weeks preceding the date on which notice of such sale is filed, subject to various restrictions. In addition, a person who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale and who has beneficially owned restricted securities proposed to be sold for at least two years would be entitled to sell those shares under Rule 144(k) without regard to the requirements described above. An officer, director or other affiliate who holds shares that are not restricted securities may sell such shares within the volume limitations described above but is not subject to the holding period described above. As of March 1, 2000, 6,000,000 of our outstanding shares of Common Stock were eligible for sale in compliance with Rule 144.


         As of August 10, 2000, 1,795,000 shares of Common Stock were subject to outstanding options for employees, officers and directors under our 1999 Stock Plan, which 160,000 are vested. We intend to file a registration statement on Form S-8 to register for resale the shares of Common Stock reserved for issuance under our 1999 Stock Plan. Shares covered by the registration statement will be eligible for sale in the public market upon effectiveness of such registration statement and the exercise of the options without restriction, unless held by an "affiliate," as that term is defined under Rule 144.


         Nathan Nifco, Dina Nifco and the Nifco Family Trust have registration rights with respect to 6,000,000 shares of Common Stock. They have waived registration of such shares on the registration statement of which this prospectus is a part. Level Jump Asset Management, Inc. will have registration rights with respect to 150,000 shares of Common Stock upon exercise of its warrants.

         Sales of substantial amounts of our Common Stock under Rule 144, this prospectus or otherwise could adversely affect the prevailing market price of our Common Stock and could impair our ability to raise capital through the future sale of our securities.

                                 LEGAL MATTERS

         The validity of the Shares offered hereby will be passed upon for us by Wolin, Ridley & Miller LLP, Dallas, Texas. Norman R. Miller, a director of the Company, is a founding partner of Wolin, Ridley & Miller LLP. See "Management."

                                    EXPERTS


         The consolidated financial statements included in this prospectus have been audited by Moss Adams LLP, independent certified public accountants, to the extent and for the periods set forth in their report appearing herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

         With respect to the unaudited financial information for the period ended June 30, 2000 included herein, the independent public accountants have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their separate report included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Because of the limited nature of the review procedures applied, the degree of reliance on their report on such information should be restricted. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the 1933 Act.

                             ADDITIONAL INFORMATION

         We are subject to the information requirements of the Exchange Act and in accordance therewith files reports, proxy materials and other information with the SEC. Such reports, proxy materials and other information can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC: Seven World Trade Center, 13th Floor, New York, N.Y. 10048 and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web-site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is: http://www.sec.gov. The Common Stock is listed on the OTC Bulletin Board and the reports, proxy statements and certain other information filed by us may be obtained by calling the Nasdaq Public Reference Room Disclosure Information Group at (800) 638-8241 or (202) 728-8298.

         This prospectus contains a part of the Registration Statement on Form SB-2/A, together with all exhibits and amendments thereto, the ("Registration Statement") filed by us under the Securities Act. This prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

         No dealer, sales representative or any other person has been authorized to give any information or to make any representations in connection with this Offering other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us, and Offering Shareholders or any Underwriter. This prospectus does not constitute an offer to sell, or a solicitation of, any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

         We furnish our shareholders with annual reports containing audited financial statements, and we intend to furnish our shareholders with quarterly reports containing unaudited financial statements.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                                PAGE
                                                                                                                ----
Report of Independent Auditors..................................................................................F-2

Consolidated Balance Sheet as of September 30, 1999.............................................................F-3

Consolidated Statement of Operations for the years ended September 30, 1998 and 1999............................F-4

Consolidated Statement of Shareholders' Equity for the years ended September 30, 1998 and 1999..................F-5

Consolidated Statement of Cash Flows for the years ended September 30, 1998 and 1999............................F-6

Notes to Consolidated Financial Statements......................................................................F-7

Independent Accountants Report.................................................................................F-27

Consolidated Balance Sheet for June 30, 2000 and September 30, 1999............................................F-28

Consolidated Statement of Operations - Unaudited for Quarter and Nine Months
         ended June 30, 2000 and 1999..........................................................................F-29

Consolidated Statement of Cash Flows - Unaudited Nine months ended June 30, 2000 and 1999......................F-30

Notes to Consolidated Financial Statements - Unaudited for Quarter and Nine Months
         ended June 30, 2000 and 1999..........................................................................F-31

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders
SmartSources.com, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of SmartSources.com, Inc. and Subsidiaries as of September 30, 1999, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SmartSources.com, Inc. and Subsidiaries as of September 30, 1999, and the results of its operations and its cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.

 /s/ Moss Adams LLP


Bellingham, Washington
March 14, 2000, except for the second
paragraph of Note 17, as to which
the date is May 1, 2000

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                                      CONSOLIDATED BALANCE SHEET
                                                              SEPTEMBER 30, 1999
--------------------------------------------------------------------------------

                                      ASSETS
CURRENT ASSETS
     Cash and cash equivalents                                       $    164,200
     Trade accounts receivable, net of allowance
          for doubtful accounts of $36,500                                184,800
     Prepaid expenses                                                      12,300
                                                                     ------------
               Total current assets                                       361,300

CAPITALIZED SOFTWARE COSTS AND
PURCHASED SOFTWARE RIGHTS, net                                          1,550,500
PROPERTY AND EQUIPMENT, net                                               764,300
OTHER ASSETS                                                               33,300
                                                                     ------------
TOTAL ASSETS                                                         $  2,709,400
                                                                     ============
                      LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
     Accounts payable and accrued liabilities                        $    140,000
     Income tax payable                                                    78,300
     Current portion of long-term debt                                     58,700
                                                                     ------------
               Total current liabilities                                  277,000
LONG-TERM LIABILITIES
     Due to stockholder                                                    24,700
     Long-term debt, net of current portion                               414,800
     Deferred tax liability                                                64,200
                                                                     ------------
               Total liabilities                                          780,700
                                                                     ------------
COMMITMENTS AND CONTINGENCIES (NOTE 12)
MINORITY INTEREST                                                       3,441,100
                                                                     ------------
STOCKHOLDERS' DEFICIT
     Common stock, no par value, 50 million shares authorized,
          11,563,200 shares outstanding                                 1,821,300
     Accumulated other comprehensive income                               124,500
     Accumulated deficit                                               (3,210,700)
     Deferred compensation                                               (247,500)
                                                                     ------------
               Total stockholders' deficit                             (1,512,400)
                                                                     ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $  2,709,400
                                                                     ============


See accompanying notes to these consolidated financial statements.

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                            CONSOLIDATED STATEMENT OF OPERATIONS
                                         YEARS ENDED SEPTEMBER 30, 1998 AND 1999
--------------------------------------------------------------------------------

                                                         September 30,       September 30,
                                                             1998                1999
                                                         ------------        ------------
REVENUES EARNED                                          $  1,571,100        $    721,000
OPERATING EXPENSES                                          1,164,800           2,023,900
                                                         ------------        ------------
OPERATING INCOME (LOSS)                                       406,300          (1,302,900)
                                                         ------------        ------------
OTHER INCOME (EXPENSE)
     Interest expense                                         (63,300)            (50,300)
     Other income (expense)                                    16,000             (13,000)
     Write-down of investment in joint venture               (103,400)                 --
                                                         ------------        ------------
                                                             (150,700)            (63,300)
                                                         ------------        ------------
INCOME (LOSS) BEFORE INCOME TAXES                             255,600          (1,366,200)
BENEFIT FROM (PROVISION FOR) INCOME TAXES                    (102,700)            693,400
                                                         ------------        ------------
NET INCOME (LOSS)                                        $    152,900        $   (672,800)
                                                         ============        ============
BASIC EARNINGS (LOSS) PER SHARE                          $       0.02        $      (0.07)
                                                         ============        ============
DILUTED EARNINGS (LOSS) PER SHARE                        $       0.02        $      (0.07)
                                                         ============        ============




See accompanying notes to these consolidated financial statements.

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                                         YEARS ENDED SEPTEMBER 30, 1998 AND 1999
--------------------------------------------------------------------------------


                                                            Accumulated
                                       Common Stock            Other                                Comprehensive
                                  ------------------------ Comprehensive  Accumulated    Deferred       Income
                                     Shares       Amount       Income       Deficit    Compensation     (Loss)         Total
                                  -----------  -----------  -----------   -----------  ------------   -----------   -----------
BALANCE, September 30, 1997         6,688,300  $       100  $    35,100   $(2,483,600)  $        --   $             $(2,448,400)
   Net income                              --           --           --       152,900            --       152,900       152,900
   Foreign currency translation
      adjustment                           --           --      224,300                          --       224,300       224,300
   Income tax effect                       --           --      (89,700)           --            --       (89,700)      (89,700)
                                                                                                      -----------
      Total comprehensive income           --           --           --            --            --   $   287,500            --
                                                                                                      ===========
   Dividends                               --           --           --       (64,800)           --                     (64,800)
                                  -----------  -----------  -----------   -----------   -----------                 -----------

BALANCE, September 30, 1998         6,688,300          100      169,700    (2,395,500)           --                  (2,225,700)
   Net loss                                --           --           --      (672,800)           --   $  (672,800)     (672,800)
   Foreign currency translation
      adjustment                           --           --      (68,500)           --            --       (68,500)      (68,500)
   Income tax effect                       --           --       23,300            --            --        23,300        23,300
                                                                                                      -----------
      Total comprehensive income           --           --           --            --            --   $  (718,000)           --
                                                                                                      ===========
   Common stock issued              4,874,900    1,500,000           --            --            --                   1,500,000
   Stock warrants issued for
      compensation                         --      277,100           --            --            --                     277,100
   Forgiveness of related
      party debt                           --       44,100           --            --            --                      44,100
   Deferred compensation                   --           --           --            --      (247,500)                   (247,500)
   Dividends                               --           --           --      (142,400)           --                    (142,400)
                                  -----------  -----------  -----------   -----------   -----------                 -----------
BALANCE, September 30, 1999        11,563,200  $ 1,821,300  $   124,500   $(3,210,700)  $  (247,500)                $(1,512,400)
                                  ===========  ===========  ===========   ===========   ===========                 ===========


See accompanying notes to these consolidated financial statements.

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                            CONSOLIDATED STATEMENT OF CASH FLOWS
                                         YEARS ENDED SEPTEMBER 30, 1998 AND 1999
--------------------------------------------------------------------------------

                           Increase (Decrease) in Cash


                                                        September 30,     September 30,
                                                            1998              1999
                                                        ------------      ------------
CASH FROM OPERATING ACTIVITIES
     Net income (loss)                                  $    152,900      $   (672,800)
Adjustments to reconcile net income (loss) to
net cash from operating activities
     Depreciation and amortization                           150,100           272,500
     Loss on disposal of assets                                1,700            40,500
     Stock-based compensation                                     --            63,700
     Realized (gains) losses on sale of investments            7,100           (10,400)
     Deferred income taxes                                    78,700          (784,200)
     Write-down of investment in joint venture               103,400                --
Changes in operating assets and liabilities
     Trade accounts receivable                              (302,900)          229,400
     Other assets                                             (7,200)          (39,000)
     Accounts payable and other current liabilities           85,400           (63,700)
     Income taxes payable and refundable                     (58,200)           65,500
     Sale deposit                                            103,400                --
                                                        ------------      ------------
          Net cash flows from operating activities           314,400          (898,500)
                                                        ------------      ------------
CASH FROM INVESTING ACTIVITIES
     Purchase of property and equipment                      (46,600)         (139,500)
     Proceeds from sale of investments                       180,400            86,900
     Purchase of investments                                 (16,600)               --
     Software costs capitalized                              (94,300)               --
                                                        ------------      ------------
          Net cash flows from investing activities            22,900           (52,600)
                                                        ------------      ------------
CASH FROM FINANCING ACTIVITIES
     Repayment of note payable, net                          (59,100)          (53,600)
     Principal repayments of long-term debt                  (66,100)          (64,800)
     Repayment of advances from stockholder                 (156,600)         (102,000)
     Proceeds from issuance of common stock                       --         1,500,000
     Dividends                                               (64,800)         (142,400)
                                                        ------------      ------------
          Net cash flows from financing activities          (346,500)        1,137,200
                                                        ------------      ------------
EFFECT OF CHANGES IN EXCHANGE RATES                             (600)          (23,600)
                                                        ------------      ------------
NET CHANGE IN CASH                                            (9,800)          162,500
CASH AND CASH EQUIVALENTS, beginning of year                  11,500             1,700
                                                        ------------      ------------
CASH AND CASH EQUIVALENTS, end of year                  $      1,700      $    164,200
                                                        ============      ============
SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION
     Interest paid                                      $     63,300      $     50,300
                                                        ============      ============
     Income taxes paid                                  $     82,300      $     32,300
                                                        ============      ============


See accompanying notes to these consolidated financial statements.

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                     SEPTEMBER 30, 1998 AND 1999
--------------------------------------------------------------------------------


NOTE 1 - ORGANIZATION, REVERSE ACQUISITION, AND OPERATIONS

         ORGANIZATION

         SmartSources.com, Inc. (the Company) was incorporated in 1987 in the State of Colorado as Cody Capital Corporation. The Company completed a public offering in 1988. In 1989, it acquired Telco of Baton Rouge, Inc., which was merged into the Company, and the Company changed its name to Telco Communications, Inc. In 1994, the Company filed for Chapter 11 bankruptcy protection. The Bankruptcy Court (the Court) subsequently converted the status of the filing to Chapter 7 and appointed a Trustee to manage the affairs of the Company.

         In 1996, under direction of the Court, all authorized but unissued shares were sold to an individual, and the Company emerged from bankruptcy with no assets, liabilities, and subject to no claims or litigation. In 1997, the Company name was changed to Innovest Capital Sources Corporation, and control of the Company was obtained by Intrepid International, S.A., a Panamanian corporation, through purchase of approximately 85% of the Company's outstanding shares.

         From the date of its emergence from bankruptcy on April 12, 1996 until December 11, 1998, the date of the acquisition discussed below, the Company operated as a development stage company. Prior to the acquisition, the Company had no material amount of assets or liabilities.

         REVERSE ACQUISITION

         Effective December 11, 1998, the Company completed the acquisition of Nifco Investments Ltd. (Nifco Investments) and Subsidiaries. The acquisition was effected by exchanging six million shares of common stock for all outstanding shares of Nifco Investments. In connection with the transaction, the stockholders of Nifco Investment obtained control of the Company; and, accordingly, the transaction is characterized as a reverse acquisition. However, because the Company had no material amount of assets or liabilities, the transaction was accounted for as a recapitalization of Nifco Investments, rather than a business combination. The capital structure presented in the accompanying financial statements reflects the capital structure of the Company subsequent to a one for 75 reverse stock split authorized on October 15, 1998 and the six million shares issued in connection with the acquisition.

         Concurrent with the acquisition, the Company name was changed to SmartSources.com, Inc., and it adopted the September 30 fiscal year-end of Nifco Investments.

         OPERATIONS

         Nifco Investments was incorporated in the province of British Columbia, Canada in September 1998 for the purpose of holding all outstanding shares of SmartSources.com Technologies, Inc. ((Technologies), formerly Nifco Synergy Ltd.); Intelli Trade, Inc. (Intelli Trade); Infer Technologies, Inc. (Infer Technologies); and Origin Software Corporation (Origin Software).

         Technologies is a British Columbia corporation organized in 1990. Operations are located in Vancouver, British Columbia where it is engaged in developing and marketing computer and internet-based knowledge management software. Over the past five years, efforts have focused imarily on international trade compliance applications, which help businesses qualify for preferential tariff treatment under the North American Free Trade Agreement (NAFTA).

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                     SEPTEMBER 30, 1998 AND 1999
--------------------------------------------------------------------------------


NOTE 1 - ORGANIZATION, REVERSE ACQUISITION, AND OPERATIONS (CONTINUED)

         Intelli Trade is a British Columbia corporation organized in 1994. Operations are located in Toronto, Ontario, where it provides international trade consulting services.

         Infer Technologies is a Delaware corporation organized in 1999 to exploit the Company's knowledge-management applications software known as kServer. Operations are located in Silicon Valley.

         Origin Software is a British Columbia corporation organized in September 1998 to hold the rights to certain software products (see
         Note 3).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF PRESENTATION - The accompanying financial statements are presented in accordance with U.S. generally accepted accounting principles.

         PRINCIPLES OF CONSOLIDATION AND MINORITY INTEREST - The consolidated financial statements of SmartSources.com, Inc. and Subsidiaries include the accounts of its direct and indirect wholly-owned subsidiaries:
         Nifco Investments, Inc.; SmartSources.com Technologies, Inc.; Intelli Trade, Inc.; Infer Technologies, Inc.; and Origin Software Corporation. All material intercompany accounts and transactions have been eliminated in consolidation.

         Minority interest represents the preferred stockholders' proportionate share of the equity of Origin Software Corporation and Infer Technologies, Inc. The Company owns all issued and outstanding common stock of these subsidiaries, which represents 100% of voting rights.

         USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Examples of estimates subject to possible revision based upon the outcome of future events include amortization and valuation of capitalized software costs, depreciation of property and equipment, and income tax liabilities. Actual results could differ from those estimates.

         REVENUE RECOGNITION - The Company recognizes revenue in accordance with American Institute of Certified Public Accountants Statement of Position (SOP) 97-2, Software Revenue Recognition, and SOP 98-9, Modification of SOP 97-2 with Respect to Certain Transactions. Revenue from packaged software products is recognized when shipped. Maintenance and subscription revenue is recognized ratably over the contract period. Revenue attributable to significant support is based on the price charged for the undelivered elements and is recognized ratably over the related product's life cycle.

         Revenues from fixed-price service contracts and software development contracts requiring significant production, modification, or customization are recognized using the percentage-of-completion method. Revenue from service contracts that are based on time incurred is recognized as work is performed.

         CASH AND CASH EQUIVALENTS - All highly liquid investments, with a maturity of three months or less at the time of purchase, are considered to be cash equivalents.

         ACCOUNTS RECEIVABLE - The Company extends credit to customers on an unsecured basis. Management establishes allowances for doubtful accounts based on evaluation of historical and current payment trends as well as consideration of specific collection issues that may require additional specific allowances.

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                     SEPTEMBER 30, 1998 AND 1999
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         CAPITALIZED SOFTWARE AND RESEARCH AND DEVELOPMENT COSTS - Costs incurred prior to establishing the technological feasibility of software products are charged to research and development expense. Research and development expense incurred during fiscal 1998 and 1999 was $38,400 and $374,700, respectively. Costs incurred once technological feasibility has been established, but prior to release of product to customers, are capitalized and amortized on a product-by-product basis. Annual amortization is the greater of the amount computed using (a) the ratio that current gross revenues for a product bear to total current and estimated future revenues or (b) the straight-line method over the remaining estimated economic life of the product. Management periodically compares unamortized costs to net realizable value and writes off any excess.

         It is reasonably possible that estimates of future gross revenues, the remaining economic useful life of the products, or both will be significantly revised. As a result, the carrying amount of the capitalized software costs may be reduced materially in the near term.

         PROPERTY AND EQUIPMENT - Property and equipment is recorded at cost. Depreciation is computed using straight-line and accelerated methods over estimated useful lives of the assets. Estimated useful lives by major asset category are as follows: Buildings and improvements - 20 years, computer equipment and software - four to ten years, furniture and fixtures - five years.

         INTANGIBLE ASSETS - Costs of perfecting and protecting patents and trademarks are capitalized and amortized using the straight-line method over 20 years. No expense was incurred in 1998. Amortization expense for 1999 was $1,400.

         VALUATION OF LONG-LIVED ASSETS - The Company periodically reviews long-lived assets, including identifiable intangible assets, whenever events or changes in circumstances indicate that the carrying amount of an asset may be impaired and not recoverable. Adjustments are made if the sum of the expected future undiscounted cash flows is less than the carrying amount.

         INCOME TAXES - Income taxes are provided for the tax effect of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets or liabilities are settled. Amounts are computed using enacted tax rates.

         FOREIGN CURRENCY TRANSLATION - Assets and liabilities of Canadian operations, where the functional currency is the local currency, are translated into U.S. dollars at current exchange rates. Revenues and expenses are translated using average exchange rates prevailing during the year. Foreign currency translation adjustments are reported as a component of accumulated other comprehensive income.

         EARNINGS PER SHARE - Basic earnings per share amounts are computed based on the weighted average number of shares outstanding during the period after giving retroactive effect to stock dividends, stock splits and mergers accounted for as poolings of interests. Diluted earnings per share are computed by determining the number of additional shares that are deemed outstanding due to stock options and other potentially dilutive share equivalents using the treasury stock method.

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                     SEPTEMBER 30, 1998 AND 1999
--------------------------------------------------------------------------------


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         SEGMENT INFORMATION - The Company reports segment information in accordance with SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 requires that reportable segments be designated using a management approach, which relies on the internal organization used by management for making operating decisions and assessing performance. SFAS No. 131 also requires certain disclosures about products and services, geographic areas, and major customers.

         NEW ACCOUNTING STANDARD - In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. Among other provisions, SFAS No. 133 requires that entities recognize all derivatives as either assets or liabilities in the balance sheet and measure those financial instruments at fair value. Accounting for changes in fair value is dependent on the use of the derivatives and whether such use qualifies as hedging activity. The new standard, as amended, becomes effective for the Company in fiscal 2001 and management is currently assessing the impact, if any, it may have on financial position and results of operations.

NOTE 3 - CAPITALIZED SOFTWARE COSTS AND PURCHASED SOFTWARE RIGHTS

Information related to capitalized software costs and purchased software rights is as follows:


                                                                                  1998
                                                                 --------------------------------------
                                                                 Capitalized    Purchased
                                                                  Software      Software
                                                                   Costs         Rights        Totals
                                                                 ---------      ---------     ---------
Balance, beginning of year                                       $ 114,100      $      --     $ 114,100
Costs capitalized                                                   94,300             --        94,300
Amortization expense                                               (85,800)            --       (85,800)
Effect of changes in foreign currency exchange rates               (11,200)            --       (11,200)
                                                                 ---------      ---------     ---------
Balance, end of year                                             $ 111,400      $      --     $ 111,400
                                                                 =========      =========     =========
Cost                                                             $ 244,700             --     $ 244,700
Less accumulated amortization                                     (133,300)            --      (133,300)
                                                                 ---------      ---------     ---------
                                                                 $ 111,400      $      --     $ 111,400
                                                                 =========      =========     =========


                                                                                     1999
                                                                 ---------------------------------------------
                                                                 Capitalized       Purchased
                                                                  Software         Software
                                                                   Costs            Rights           Totals
                                                                 -----------      -----------      -----------
Balance, beginning of year                                       $   111,400      $        --      $   111,400
Costs capitalized                                                         --               --               --
Software rights purchased                                                 --        1,614,600        1,614,600
Amortization expense                                                 (82,400)         (98,600)        (181,000)
Effect of changes in foreign currency exchange rates                   2,100            3,400            5,500
                                                                 -----------      -----------      -----------
Balance, end of year                                             $    31,100      $ 1,519,400      $ 1,550,500
                                                                 ===========      ===========      ===========
Cost                                                             $   254,100      $ 1,620,700      $ 1,874,800
Less accumulated amortization                                       (223,000)        (101,300)        (324,300)
                                                                 -----------      -----------      -----------
                                                                 $    31,100      $ 1,519,400      $ 1,550,500
                                                                 ===========      ===========      ===========

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                     SEPTEMBER 30, 1998 AND 1999
--------------------------------------------------------------------------------
NOTE 3 - CAPITALIZED SOFTWARE COSTS AND PURCHASED SOFTWARE RIGHTS (CONTINUED)

         REPURCHASE OF SOFTWARE RIGHTS

         In 1995 and 1996, the Company's subsidiary, Technologies, sold the rights to its primary software product, ORIGIN, to Columbia Diversified Software Fund Limited Partnership (Columbia) for $2,432,000 and $7,774,400 of notes receivable. For accounting purposes, the substance of the ORIGIN sale was characterized as a sale of a tax benefit. Under Canadian tax law, Columbia was immediately able to write off the entire cost of the software and pass the benefit on to its limited partners. Following the sale, the risks and rewards of ownership remained with Technologies. Any future cash inflows to Technologies, either from collection of principal and interest on the notes receivable or from profit sharing arrangements, were wholly dependent on Technologies' continued efforts to develop and market the software.

         Due to uncertainties surrounding collection, Technologies did not recognize the $7,774,400 notes receivable. Further, because of contingent issues related to Revenue Canada's reviewing the value of the software and the related tax deductions claimed by Columbia and its investors, recognition of revenue for the $2,432,000 of cash received by Technologies was deferred.

         Under an agreement signed in May 1999, the Company's subsidiary, Origin Software Corporation (Origin Software), reacquired the rights to ORIGIN from Columbia. Terms of the agreement to be followed are summarized as follows:

         1. At closing in May 1999, Columbia transfers the software rights to Origin Software in exchange for 11,670,400 class A preferred shares and 5,000,000 class B preferred shares of Origin Software.

         2. On October 1, 1999, Origin Software redeems the 11,670,400 class A shares in exchange for a $7,774,400 note payable to Columbia.

         3. On October 1, 1999, Columbia exchanges the $7,774,400 note from Origin software for the $7,774,400 of notes receivable from Columbia that are held by Technologies.

         4. At any time after October 1, 1999, Columbia may exercise an option to exchange the 5 million class B shares of Origin Software for an amount of common shares of the Company with market value of Cdn $5 million (not to exceed 5 million common shares reserved for the exchange), based on average trading price during the fourteen-day period immediately prior to exercise. The agreement requires that the common shares issued are to be freely tradable, but 80% of the shares will be held in trust and released ratably to Columbia over the following four years.

         The repurchase agreement also includes a mutual release designed to insulate the Company and Columbia against claims arising against either party.

         The reacquisition of the software rights was accounted for using the Cdn $5 million (US $3.4 million) value of the Company's common shares that may ultimately be issued to Columbia upon conversion of the Class B preferred shares. This amount was reduced by the Cdn $3.7 million (US $2.5 million) of deferred gain, net of Cdn $1.1 million (US $.7 million) of associated deferred tax assets. Because Technologies did not recognize the $7,774,400 note receivable taken as consideration when the software rights were sold to Columbia in 1995 and 1996, no value was assigned to the Class A shares issued to ultimately settle this note. The rights are being amortized over four years.

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                     SEPTEMBER 30, 1998 AND 1999
--------------------------------------------------------------------------------
NOTE 4 - PROPERTY AND EQUIPMENT

         Property and equipment consist of the following:

                                                           1999
                                                        ---------
               Land                                     $ 210,800
               Buildings and improvements                 416,200
               Computer equipment and software            345,400
               Furniture and fixtures                      94,900
                                                        ---------
                                                        1,067,300
               Less accumulated depreciation             (303,000)
                                                        ---------
                                                        $ 764,300
                                                        =========

         Depreciation expense in fiscal 1998 and 1999 was $64,300 and $90,100, respectively.

NOTE 5 - INVESTMENT IN SOFTWARE RIGHTS

         During fiscal 1996, the Company's subsidiary, Technologies, paid $393,100 to acquire a 40% interest in certain software rights. Another $1,637,900 of consideration was given in the form of a promissory note, but payment of the note was contingent on the level of future revenues derived from the investment. Through September 30, 1998, Technologies had received essentially no revenue from the investment. Accordingly, the investment was written down to its net realizable value of $163,800.

         Effective October 1, 1999, Technologies sold its interest in the software for $163,800 cash and a $458,600 promissory note. Due to uncertainties surrounding collection of the note receivable, the Company has not recognized the note, and no gain or loss was recognized on the sale.

NOTE 6 - NOTE PAYABLE AND LONG-TERM DEBT

         NOTE PAYABLE

         The Company's subsidiary, Technologies, had a line of credit facility with a Canadian bank that allowed for borrowing up to $170,100. In September 1999, the borrowing agreement expired, and the Company elected not to renew the facility.

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                     SEPTEMBER 30, 1998 AND 1999
--------------------------------------------------------------------------------


NOTE 6 - NOTE PAYABLE AND LONG-TERM DEBT (CONTINUED)

         LONG-TERM DEBT

         Long-term debt consists of the following:

                                                                                         1999
                                                                                        -------
          Note payable to a Canadian bank in monthly installments of $4,400 plus interest at prime plus 1.25%, collateralized by general assets of
          Technologies, due August 2000.                                                $ 44,400

          Mortgage payable to a Canadian bank in monthly installments of $1,700 including interest at 8.75%, collateralized by real estate of
          Technologies and assignment of rents, guaranteed by the majority
          stockholder, due in 2011.                                                      155,500

          Mortgages payable to two Canadian finance companies in aggregate monthly installments of $2,200, including interest at rates of 7% and
          9%, collateralized by real estate of Technologies and guaranteed by the
          majority stockholder, due January 2001 and June 2002.                          273,600
                                                                                        --------

          Total debt                                                                     473,500

          Less current portion                                                           (58,700)
                                                                                        --------
          Long-term portion                                                             $414,800
                                                                                        ========

         Long-term debt matures as follows:


     Year Ending
    September 30
    ------------
2000                  $  58,700
2001                    118,200
2002                    165,900
2003                      9,900
2004                     10,800
Thereafter              110,000
                      ---------
                      $ 473,500
                      =========


         The obligations identified above are denominated in Canadian currency. Under the terms of its loan agreements with the bank, Technologies is subject to various covenants. Subsequent to year end, the bank released the Company from its requirement to maintain certain financial ratios and reduced the frequency of certain financial reporting requirements.

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                     SEPTEMBER 30, 1998 AND 1999
--------------------------------------------------------------------------------


NOTE 7 - INCOME TAXES

         The provision for income taxes consists of the following:


                                            1998              1999
                                        ------------      ------------
Current benefit (expense)
     U.S                                $         --      $         --
     Canadian                                (24,000)          (90,800)
Deferred benefit (expense)
     U.S                                          --            90,200
     Canadian                                (78,700)          784,200
Change in valuation allowance                     --           (90,200)
                                        ------------      ------------
                                        $   (102,700)     $    693,400
                                        ============      ============

         Net income (loss) before income taxes consist of the following:

                                            1998              1999
                                        ------------      ------------
U.S. operations                         $         --      $   (294,800)
Canadian operations                          255,600        (1,071,400)
                                        ------------      ------------
                                        $    255,600      $ (1,366,200)
                                        ============      ============

         The total tax provision differs from the amount computed using the U.S. federal statutory income tax rate as follows:


                                                          1998            1999
                                                       ----------      ----------
Income tax at 34% statutory rate                       $  (86,900)     $  464,500
Nondeductible expenses                                         --         (10,000)
Net losses of foreign subsidiaries                             --        (364,300)
Benefit of foreign tax settlement                              --         778,000
Excess tax payable in foreign jurisdictions               (15,800)        (84,600)
Change in valuation allowance                                  --         (90,200)
                                                       ----------      ----------
                                                       $ (102,700)     $  693,400
                                                       ==========      ==========

         The benefit of foreign tax settlement for 1999 reflects the effects of the proposed settlement described in Note 12. Under the settlement, the Company's income tax liability associated with the purchase and sale for certain software rights described in Notes 3 and 5 is limited to the cash portion of those transactions. The benefit received represents an adjustment to previously recorded deferred income tax liabilities associated with those transactions.

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                     SEPTEMBER 30, 1998 AND 1999
--------------------------------------------------------------------------------

NOTE 7 - INCOME TAXES (CONTINUED)

         Tax effects of temporary differences that give rise to deferred tax assets (liabilities) are as follows:


                                                           1999
                                                       ------------
Assets
     Net operating loss carryforwards                  $    370,800
     Research and development costs                         128,600
     Other                                                    5,800
                                                       ------------
                                                            505,200
                                                       ------------
Liabilities
     Depreciation                                           (78,600)
     Foreign currency translation adjustment                (64,200)
                                                       ------------
                                                           (142,800)
                                                       ------------
Valuation allowance                                        (426,600)
                                                       ------------
          Net deferred tax liability                   $    (64,200)
                                                       ============

         The Company believes uncertainty exists surrounding realization of certain deferred tax assets. Accordingly, it has recorded a $426,600 valuation allowance to reduce deferred tax assets to an amount that will more likely than not be realized.

         For tax purposes the Company has unused U.S. and Canadian net operating losses available for carryforward of $232,200 and $729,700, respectively. The U.S. losses expire in 2019, and the Canadian losses expire in 2006.

         Under existing laws, undistributed earnings of foreign subsidiaries are not subject to U.S. tax until distributed as dividends. Currently, the Company's foreign subsidiaries have no undistributed earnings. In the event such earnings exist, they would be considered indefinitely reinvested, and the Company would provide no deferred income taxes on such amounts.

NOTE 8 - EARNINGS PER SHARE

         The numerators and denominators of basic and diluted earnings per share are as follows:


                                                                     1998             1999
                                                                ------------     ------------
Numerator - Net income (loss) as reported                       $    152,900     $   (672,800)
                                                                ============     ============
Denominator - Weighted average number of shares outstanding        6,688,300       10,084,200
Effect of dilutive securities                                             --               --
                                                                ------------     ------------
     Diluted weighted average number of shares outstanding         6,688,300       10,084,200
                                                                ============     ============
Basic earnings (loss) per share                                 $       0.02     $      (0.07)
                                                                ============     ============
Diluted earnings (loss) per share                               $       0.02     $      (0.07)
                                                                ============     ============

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                     SEPTEMBER 30, 1998 AND 1999
--------------------------------------------------------------------------------

NOTE 8 - EARNINGS PER SHARE (CONTINUED)

         As described in Note 10, during 1999 the Company granted stock options and warrants to purchase up to 2,069,000 shares, and its subsidiaries issued preferred shares with exchange rights for up to 5,011,400 common shares. These shares were not included in computing diluted earnings per share because their effects were antidilutive. As disclosed in Note 17, subsequent to September 30, 1999, the Company issued various shares and share equivalents that will have a dilutive or potentially dilutive effect on earnings per shares in future periods.

NOTE 9 - MINORITY INTEREST

         Minority interest represents the preferred stockholders' proportionate share of equity of Origin Software Corporation and Infer Technologies, Inc. as follows:

                                                             1999
                                                          ------------
Class A preferred stock (Origin Software Corporation)     $         --
Class B redeemable, exchangeable preferred stock
     (Origin Software Corporation)                           3,407,000
Class A convertible, exchangeable preferred stock
     (Infer Technologies, Inc.)                                 34,100
                                                          ------------
                                                          $  3,441,100
                                                          ============

         ORIGIN SOFTWARE CORPORATION (ORIGIN SOFTWARE) PREFERRED STOCK AND SHARE EXCHANGE AGREEMENT

         In connection with the repurchase of software rights discussed in Note 3, the board of directors of the Company's subsidiary, Origin Software, authorized the creation of two classes of preferred stock.

         Class A preferred stock has no par value, 20 million shares are authorized and 11,670,400 shares have been issued for the sole purpose of repurchase the software rights referred to above. The shares are nonvoting, and holders of the shares are entitled to 3% cumulative dividends. Effective October 1, 1999, all outstanding shares were redeemed. As described in Note 3, no value was assigned to these shares.

         Class B preferred stock has a Cdn $1 par value, 20 million shares are authorized and 5,000,000 shares have been issued. The shares are nonvoting, are redeemable at the option of the holder for Cdn $1 per share, and have a liquidation preference of Cdn $1 per share. In the event the holder requires the Company to redeem all or a portion of the shares, the Company may pay for the redemption by issuing a promissory note. The terms of such a note are not specified and would be subject to negotiation.

         Concurrent with the authorization and issuance of the Class B preferred stock, Origin Software and the Company entered into a Share Exchange Agreement (the Agreement) with Columbia Diversified Software Fund Limited Partnership (Columbia), the holder of the shares and seller of the software rights discussed n Note 3. Under the Agreement, subsequent to October 1, 1999, Columbia has the right to exchange all or part of the Class B preferred shares for an amount of common shares of the Company with market value of Cdn $5 million (not to exceed 5 million common shares reserved for the exchange), based on average trading price during the fourteen-day period immediately prior to exercise. Common shares issued are to be freely tradable, but 80% of the shares will be held in trust and released ratably to Columbia over the following four years.

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                     SEPTEMBER 30, 1998 AND 1999
--------------------------------------------------------------------------------


NOTE 9 - MINORITY INTEREST (CONTINUED)

         INFER TECHNOLOGIES, INC. (INFER TECHNOLOGIES) PREFERRED STOCK AND STOCK-BASED COMPENSATION

         Effective July 15, 1999, the board of directors of the Company's subsidiary, Infer Technologies, authorized the issuance of 7,500 shares of $0.01 par value Class A preferred stock. The shares are nonvoting and have a liquidation preference of $100 per share. Holders have the right to convert each preferred share into 100 common shares of Infer Technologies. Holders also have the right to exchange each preferred share for approximately 18 shares of the Company's common stock.


         Concurrent with authorization of the preferred stock, Infer Technologies entered into a subscription agreement to sell to its chief engineer all Class A shares for $0.01 per share. The subscription rights accrue ratably over 24 months at 312.5 shares per month. As the rights accrue, the Company recognizes stock-based compensation using the intrinsic value method, based on the difference between the $0.01 sales price and the market value of the 18 shares of common stock of the Company for which each preferred share can be exchanged. During 1999, the Company recognized $34,100 of stock-based compensation related to this arrangement.


NOTE 10- CAPITAL STOCK

         COMMON STOCK

         The Company has a single class of no par value common stock. Authorized shares total 50 million. The capital structure presented in the accompanying financial statements reflects the capital structure of the Company subsequent to a one for 75 stock split authorized on October 15, 1998 and the six million shares issued in connection with the acquisition discussed in Note 1. Prior to completion of the acquisition in the first quarter of fiscal 1999, Nifco Investments, Inc. paid $142,400 of cash dividends to its majority stockholder. The dividends paid in both 1998 and 1999 were based on equity as reported under accounting principles generally acceptable in Canada, which differs substantially from equity as reported under U.S. generally accepted accounting principles.

         During fiscal 1999, the Company issued or was committed to issue 4,874,900 shares for total proceeds received of $1.5 million. Subsequent to year end, the Company was in the process of raising capital through issuance of additional shares.

         At September 30, 1999, a total of 5,000,000 common shares are reserved to honor the exchange rights of holders of the Class B preferred shares of Origin Software, through the number of shares that will ultimately be issued to honor such rights may be significantly less than the total shares reserved. Another 2,080,400 common shares are reserved to honor outstanding stock warrants, grants made under the Company's stock incentive compensation plan, and the exchange rights of holders of the Class A preferred shares of Infer Technologies.

         STOCK WARRANTS

         Effective August 24, 1999, the Company issued one million stock purchase warrants that entitle holders to purchase an equal number of common shares at prices ranging from $4.00 to $6.00 per share. The warrants expire August 2002. The warrants were issued at no cost in connection with the Company entering into a sales representation agreement with First City Partners Group, Inc. (First City). Under the agreement, First City will represent the Company as a sales and marketing agent for its line of software products and facilitate mergers and acquisitions with compatible enterprises.

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                     SEPTEMBER 30, 1998 AND 1999
--------------------------------------------------------------------------------

NOTE 10 - CAPITAL STOCK (CONTINUED)

         Effective September 29, 1999, the Company issued another 150,000 warrants that entitle holders to purchase an equal number of shares at $5.00 per share. The warrants expire August 2001. The warrants were issued at no cost in connection with the Company entering into a consulting agreement with Level Jump Asset Management, Inc. (Level
         Jump). Under the agreement, Level Jump will assist and advise the Company with respect to mergers and acquisitions, capital structuring, and the placement of new debt and equity issues.

         As required by SFAS No. 123, Accounting for Stock-Based Compensation, the Company has applied the fair value method to account for the issuance of the warrants. The Company used the Black-Scholes option pricing model to compute estimated fair value of the warrants, based on the following assumptions:

               Risk-free interest rate                                   6.0%
               Price volatility                                         27.7%
               Average expected life of warrants - First City       2.0 years
               Average expected life of warrants - Level Jump       1.3 years

         Total compensation cost computed for the warrants issued to First City is $247,500. The cost is being recognized ratably over the three-year term of the warrants. A total of $82,500 of the deferred compensation was previously reported as a prepaid expense and $165,000 as an other asset. The 1999 financial statements have been restated to report the total amount as a deduction from stockholders' equity. Total cost computed for the warrants issued to Level Jump is $29,600. As the term of the agreement with Level Jump is only six months and uncertainty exists surrounding the amount and timing of future issuances or mergers and acquisitions arising from the agreement, the cost has been recognized currently.

         STOCK OPTION INCENTIVE COMPENSATION PLAN

         Effective June 21, 1999, the Company adopted the 1999 Stock Incentive Compensation Plan (the Plan). Under the Plan, as amended, subject to shareholder approval, the Company may make grants of incentive stock options, nonqualified stock options, and stock awards to employees, officers, directors and consultants of the Company and its subsidiaries for an amount of common shares not to exceed four million shares. The exercise price of incentive stock options and nonqualified stock options can be no less than the fair value of the Company's common stock on the date of grant. The maximum term of options is ten years; and, unless otherwise modified by the Plan administrator, they vest over four years. Options granted to senior management during 1999 vest over two years.

         A summary of the status of the Plan during 1999 is as follows:

                                                                        Weighted-
                                                    Number               Average
                                                  of Options          Exercise Price
                                                --------------        --------------
Options outstanding at September 30, 1998                   --        $           --
     Granted                                           929,000                  5.50
     Exercised                                              --                    --
     Forfeited                                         (10,000)                 5.50
                                                --------------        --------------
Options outstanding at September 30, 1999              919,000        $         5.50
                                                ==============        ==============
Options exercisable at September 30, 1999                   --        $           --
                                                ==============        ==============

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                     SEPTEMBER 30, 1998 AND 1999
--------------------------------------------------------------------------------

NOTE 10 - CAPITAL STOCK (CONTINUED)

         A summary of stock options outstanding at September 30, 1999 is as follows:

                                      Options Outstanding                             Options Exercisable
                        -----------------------------------------------         -----------------------------
                                           Weighted-
                                            Average           Weighted-                             Weighted-
     Range of                              Remaining           Average                               Average
     Exercise            Number           Contractual         Exercise            Number            Exercise
      Prices           Outstanding           Life               Price           Exercisable           Price
     --------          -----------        -----------         ---------         -----------         ---------
       $5.50             919,000          4.75 years            $5.50                -                $ -

         The Company applies the provision of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations to account for its stock-based awards. Accordingly, costs for employee stock options or issuance of shares is measured as the excess, if any, of the fair value of the Company's common stock at the measurement date over the amount the employee must pay to acquire the stock. No compensation expense was recognized for grants of awards under the Plan in 1999.

         SFAS No. 123, Accounting for Stock-Based Compensation, requires disclosure of the pro forma effect of applying the fair value method of accounting for stock options. For disclosure purposes, the Company uses the Black- Scholes option-pricing model to compute estimated fair value, based on the following assumptions:

                  Risk-free interest rate                   6.0%
                  Dividend yield rate                        --%
                  Price volatility                         27.7%
                  Average expected life of options          4.5 years

         Total estimated compensation expense calculated using the Black-Scholes option-pricing model for 1999 is $416,900, net of tax, of which $30,800 has been allocated to 1999 and the balance of which will be allocated to future years. Pro forma net loss and earnings
         (loss) per share amounts for 1999 are as follows:

                                                             1999
                                                         ------------
Pro forma net loss                                       $   (703,600)
                                                         ============
PRO FORMA BASIC EARNINGS (LOSS) PER SHARE                $      (0.07)
                                                         ============
PRO FORMA DILUTED EARNINGS (LOSS) PER SHARE              $      (0.07)
                                                         ============

NOTE 11 - NON-CASH TRANSACTIONS

         As described in Note 3, during 1999, the Company's subsidiary, Origin Software Corporation, issued five million shares of Class B preferred stock valued at $3,407,000 to repurchase certain software rights. The capitalized cost of the software rights was reduced by $2,540,900 of deferred revenue related to the previous sale of the rights in 1995 and 1996, and increased by $748,500 of deferred income tax assets, net of a valuation allowance, related to the deferred revenue.

         As described in Note 10, in August 1999, the Company issued one million stock warrants in connection with its entering into a sales representation agreement. As a result of the issuance, the Company recorded $247,500 of deferred sales commission expense.

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                     SEPTEMBER 30, 1998 AND 1999
--------------------------------------------------------------------------------

NOTE 11 - NON-CASH TRANSACTIONS (CONTINUED)

         As described in Note 5, during 1999, the Company sold its interest in software rights and recognized a $98,300 sale deposit received in 1998 in computing the gain or loss on the sale.

         During 1999, the Company's majority stockholder forgave a $44,100 obligation for advances made and compensation accrued in prior years. The forgiveness was credited to common stock.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

         GOING CONCERN, LIQUIDITY AND OPERATIONS

         The Company incurred an operating loss and had negative cash flows from operations in 1999. At September 30, 1999, it had a stockholders' deficit of $1,512,400.

         During 1999, the Company continued its plan to diversify its revenue base and reposition its operations to take advantage of expected lucrative software markets, particularly the knowledge management segment. It also hired a new chief operating officer and chief financial officer, as well as other vital management personnel. In order to provide working capital in 1999, the Company raised a $1.5 million of equity capital. The Company plans to raise additional equity capital in fiscal 2000 sufficient to meet cash flow requirements, consistent with its business plan, which is currently under development. As described in Note 17, through March 14, 2000, the Company had issued common shares in private placements for total proceeds of $1,184,000. It also placed 7% convertible debentures with investors for $4,552,000 of net proceeds.

         CANADIAN TAX IMPLICATIONS OF SALE AND PURCHASE OF SOFTWARE RIGHTS

         As described in Note 3, during 1995 and 1996, the Company's subsidiary, Technologies, sold the rights to its primary software product to Columbia Diversified Software Fund Limited Partnership (Columbia). During 1999, another of the Company's subsidiaries, Origin Software, repurchased these rights. As described in Note 5, during the same time frame, Technologies purchased and sold an interest in certain other software rights. These transactions all included a significant noncash component that employed the issuance, receipt, and settlement of long-term promissory notes. As described more fully in Notes 3 and 5, these notes were not recognized for financial reporting purposes. However, the notes increased significantly the value assigned to the software rights in question for tax reporting purposes in Canada.

         Under Canadian tax law, the cost of software acquired can be written off in the year of acquisition. Gains on sales of capital assets, including software rights, are recognized over a maximum of five years, in annual increments equal to the greater of the amount of cash received during the year or one-fifth of the gain. Assigning a value to the software sales and purchases that includes the promissory notes referred to above increases significantly both the tax deductions taken by those purchasing the software and the gains recognized by those selling.

         Revenue Canada is currently reviewing various software transactions, including those to which Technologies was a party. The Company has submitted a proposed settlement that would limit the amount of tax it must pay on the net gain from these transactions to the net amount of cash received. Under the proposed settlement, the Company would incur no additional tax liability beyond that which was reported in prior years. Effective January 7, 2000, Revenue Canada agreed in substance to the terms of the proposed settlement; and, accordingly, management estimates that no additional tax liability will be incurred with respect to the transactions referred to above.

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                     SEPTEMBER 30, 1998 AND 1999
--------------------------------------------------------------------------------


NOTE 12 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

         OPERATING LEASES

         The Company obtains the use of certain office facilities and equipment under terms of operating lease agreements. Future minimum lease payments are as follows:

              Year Ending
             September 30,
             -------------
                 2000         $29,100
                 2001          21,100
                 2002          10,900
                              -------
                              $61,100
                              =======


         Intelli Trade leases its office under an annual renewable lease currently requiring monthly payments of $3,200. Total lease expense was $58,300 and $73,000 in 1998 and 1999, respectively.

         COST SHARING AND ROYALTY AGREEMENT

         During fiscal 1996, Technologies entered into a technology and applications development project agreement (the Project Agreement) with a not-for-profit organization (the Organization) that serves to disburse funds on behalf of the Canadian Minister of Industry. Funds are provided as part of a cost sharing arrangement designed to facilitate development of Canada's communications infrastructure. Under terms of the Project Agreement, Technologies is reimbursed for a portion of costs incurred to develop advanced network technologies and applications. At September 30, 1999, the project was complete and a total of $236,400 had been received from the Organization.

         Subsequent to completion of the project, Technologies is obligated to pay a 3% royalty to the Organization based on sales of products whose development was funded under the Project Agreement. Total royalties to be paid are limited to the lesser of twice the amount of funding received or the amount of royalties accruing during the period September 1997 through March 2001. At September 30, 1999, no material revenues had been generated from the related products and no liability for royalties was accrued.

         SALES REPRESENTATION AGREEMENT

         As discussed in Note 10, in August 1999, the Company issued one million stock purchase warrants in connection with entering into a sales representation agreement with First City Partners Group, Inc. (First City). Under the agreement, First City will represent the Company as a sales and marketing agent for its line of software products and facilitate mergers and acquisitions with compatible enterprises. The term of the agreement is five years, with four automatic renewal terms of five years each. In addition to the issuance of warrants mentioned above, the Company is required to pay a 10% commission on the value of each contract entered into with a candidate provided by First City. Commissions are due at the time of execution of each contract and payable under terms of the contract.

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                     SEPTEMBER 30, 1998 AND 1999
--------------------------------------------------------------------------------

NOTE 13 - RELATED PARTIES

         The Company is affiliated through common ownership with the following entities:

         TRADESPACE TECHNOLOGIES CORPORATION (TRADESPACE)

         Tradespace is a Delaware corporation operating in Vancouver, British Columbia where it develops software applications related to electronic barter and trade.

         PMG PROJECT MANAGEMENT GROUPWARE INC. (PMG)

         PMG is a British Columbia corporation operating in Vancouver, British Columbia where it develops and markets software applications to assist school districts with centralized purchasing and inventory control. In January 1999, the Company's majority shareholder sold his interest in PMG.

         SYNERGY STRATEGY INC. (SYNERGY STRATEGY)

         Synergy Strategy is a British Columbia corporation organized to contract with a U.S. company to market financial information services technology in Mexico.

         Sales to affiliates in 1998 and 1999 totaled $722,700 and $89,700, respectively.

NOTE 14 - CREDIT RISK

         Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, and accounts receivable. The Company places its temporary cash investments with major financial institutions. Balances may at times exceed federally insured limits. The Company extends credit to customers based on evaluation of customers' financial condition and credit history. Collateral is generally not required. Customers include Canadian and U.S. entities engaged in international trade and software development in North America. Three customers accounted for 56% of accounts receivable at September 30, 1999.

         SEGMENT INFORMATION

         The Company's primary operations consist of the development and sale of trade compliance software products to entities subject to the North American Free Trade Agreement. Other services include international trade consulting and software engineering contracts. Management assesses the operations of its software sales and engineering activities and its consulting activities as separate segments. The following tables and schedules summarize certain information about these segments.

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                     SEPTEMBER 30, 1998 AND 1999
--------------------------------------------------------------------------------
NOTE 15 - SEGMENT AND GEOGRAPHIC INFORMATION AND MAJOR CUSTOMERS (CONTINUED)

                                                                1998
                                     ----------------------------------------------------------
                                            Software Sales
                                            and Development
                                     ----------------------------  International
                                     International                     Trade
                                         Trade         kServer      Consulting        Total
                                     -------------  -------------  -------------  -------------
External revenues                    $   1,219,200  $          --  $     351,900  $   1,571,100
Intersegment revenues                        9,300             --         16,200         25,500
Interest expense                            62,200             --          1,100         63,300
Depreciation and amortization              147,600             --          2,500        150,100
Segment income before tax                  190,900             --         64,700        255,600
Income tax expense                          90,700             --         12,000        102,700
Segment income                             100,200             --         52,700        152,900
Expenditures for segment assets             38,500             --          8,100         46,600

                                                                1999
                                     ----------------------------------------------------------
                                            Software Sales
                                            and Development
                                     ----------------------------  International
                                     International                     Trade
                                         Trade         kServer      Consulting        Total
                                     -------------  -------------  -------------  -------------
External revenues                    $     222,900  $     119,200  $     378,900  $     721,000
Intersegment revenues                      134,500             --          6,200        140,700
Interest expense                            48,600            200          1,100         49,900
Depreciation and amortization              265,300            200          7,000        272,500
Segment income (loss) before tax          (982,000)       (97,900)       (52,100)    (1,132,000)
Income tax expense (benefit)              (693,400)            --             --       (693,400)
Segment income (loss)                     (288,600)       (97,900)       (52,100)      (438,600)
Segment assets                           2,593,500          6,300        132,200      2,732,000
Expenditures for segment assets            137,100          1,400          1,000        139,500
Software rights acquired for stock       1,614,600             --             --      1,614,600

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                     SEPTEMBER 30, 1998 AND 1999
--------------------------------------------------------------------------------
NOTE 15 - SEGMENT AND GEOGRAPHIC INFORMATION AND MAJOR CUSTOMERS (CONTINUED)

                                                                 1998                1999
                                                             ------------        ------------
Total revenues for reportable segments                       $  1,596,600        $    861,700
Less intersegment revenues                                        (25,500)           (140,700)
                                                             ------------        ------------
          Consolidated total                                 $  1,571,100        $    721,000
                                                             ============        ============
Total income (loss) before tax for reportable segments       $    255,600        $ (1,132,000)
Corporate headquarters expenses                                        --            (234,200)
                                                             ------------        ------------
          Consolidated total                                 $    255,600        $ (1,366,200)
                                                             ============        ============
Total assets for reportable segments                                             $  2,732,000
Corporate headquarters assets                                                         120,900
Elimination of intersegment receivables                                              (143,500)
                                                                                 ------------
          Consolidated total                                                     $  2,709,400
                                                                                 ============


         GEOGRAPHIC INFORMATION

         Following is a summary of revenues and long-lived assets related to the respective countries in which the Company operates. Revenues are attributed to countries based on location of customers.

                                 1998                        1999
                             ------------       -------------------------------
                                                                    Long-Lived
                               Revenues           Revenues            Assets
                             ------------       ------------       ------------
Canada                       $    636,100       $    418,200       $  2,313,600
United States                     935,100            302,800              1,200
                             ------------       ------------       ------------
          Total              $  1,571,100       $    721,000       $  2,314,800
                             ============       ============       ============

         MAJOR CUSTOMERS

         In 1998, revenues from two related parties, Tradespace Technologies Corporation and PMG Project Management Groupware, Inc. (PMG), accounted for 20% and 26% of the Company's consolidated revenues, respectively. In 1999, PMG and Delco Remy America, Inc. (Delco Remy) each accounted for 12% of consolidated revenues. Revenues from these customers were earned in the Company's software sales and development segment, with the exception of Delco Remy, for which revenues were earned in the international trade consulting segment.

NOTE 16 - FAIR VALUE OF FINANCIAL INSTRUMENTS

         The fair values of cash and cash equivalents, accounts receivable and payable, and other current liabilities approximate their carrying amounts. The fair value of the amount due to stockholder approximates its carrying amount because of the short-term nature of the financial instrument. The fair value of long-term debt approximate their carrying amount because the instruments bear interest at rates similar to the Company's incremental borrowing rate.

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                     SEPTEMBER 30, 1998 AND 1999
--------------------------------------------------------------------------------
NOTE 17 - SUBSEQUENT EVENTS

         PRIVATE PLACEMENT OF COMMON SHARES

         From November 3, 1999 through March 2, 2000, the Company issued approximately 292,000 common shares to investors in private placements for total proceeds of $1,184,000.

         EXCHANGE OF CLASS B REDEEMABLE, EXCHANGEABLE PREFERRED STOCK OF ORIGIN SOFTWARE CORPORATION

         Effective January 26, 2000, Columbia Diversified Software Fund Limited Partnership (Columbia) notified the Company that it wished to exercise rights associated with the 5 million outstanding shares of Class B preferred stock of Origin Software Corporation (Note 9). On January 27, 2000 the Company accepted the notice. The exchange ratio was based on a $7.60 share price of the Company's common stock, and on February 15, 2000, the Company issued 457,400 shares of common stock in the name of Columbia to be exchanged for the Class B preferred shares. Columbia has not yet tendered the Class B shares to the Company, and the Company has not yet delivered the 457,400 shares of common stock. Pursuant to the terms of the Share Exchange Agreement (the Agreement) only 20% or 91,480 shares of common stock would be delivered directly to Columbia. The remaining 80% or 365,920 shares would be held in trust.

         Columbia has subsequently contended that the Company has not performed in accordance with the Agreement because the shares of common stock issued in Columbia's name are currently restricted from resale pursuant to applicable securities laws. Based on its contention, Columbia has indicated that it is withdrawing its notice of exchange and has requested that the Company amend the Agreement. Management believes the possibility exists that the Company may negotiate an amendment to the Agreement and ultimately issue additional shares, though at present, management is unable to determine what the terms of such an amendment might entail or estimate how many additional shares may be issued.

         APPLICATION FOR NASDAQ SMALL CAP MARKET LISTING

         On February 17, 2000, the Company filed an application with the National Association of Securities Dealers to have its common stock listed on the Nasdaq SmallCap Market.

         PRIVATE PLACEMENT OF CONVERTIBLE DEBENTURES AND WARRANTS

         On February 24, 2000, the Company issued $5 million of 7% convertible debentures and warrants to purchase 330,000 shares of common stock. In connection with placing the debentures and warrants, the Company paid $325,000 of placement fees, $93,000 of legal costs issued warrants in lieu of placement fees to purchase 25,000 shares of common stock at a share price of $11.10, and paid $30,000 to the holders of the debentures for reimbursement of a portion of their legal costs. The term of the 25,000 warrants is two years.

         Concurrent with placing the debentures and warrants, the Company entered into a Registration Rights Agreement (the Registration Agreement) with the holders of the debentures. The Registration Agreement requires that the Company file a registration statement with the Securities and Exchange Commission by March 24, 2000 to register the shares of common stock that may be acquired upon conversion of the debentures.

         The 330,000 warrants are exercisable over a five-year term at an exercise price of $11.10 per share. The debentures mature in five years and are convertible in whole or in part into common stock at any time before maturity at a conversion price that floats with the market price of the stock, not to exceed a fixed conversion price of $9.71. After August 24, 2000, if the debentures are submitted for conversion and the conversion price is below $9.71, the Company has the right to redeem the debentures for cash at an amount equal to the value

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                     SEPTEMBER 30, 1998 AND 1999
--------------------------------------------------------------------------------

         of the converted shares. For each share of common stock issued upon conversion, the holders of the debentures have the option to purchase one additional share at the fixed conversion price of $9.71. The number of shares issued upon conversion of the debentures and exercise of the additional purchase option is limited in that the total number of shares beneficially owned by the holders of the debentures and their affiliates may not exceed 4.9% of outstanding common shares. Any issuance of shares in excess in of this limitation must be approved by a majority of the Company's common stockholders.

         The number of shares issued upon conversion of the debentures and exercise of the additional purchase option is limited in that the total number of shares beneficially owned by the holders of the debentures and their affiliates may not exceed 4.9% of outstanding common shares. Any issuance of shares in excess in of this limitation must be approved by a majority of the Company's common stockholders.

         In the event that certain circumstances pertain, including without limitation the following, the conversion price will be adjusted downward:

         1. The Company's common stock is not listed on the American Stock Exchange or the Nasdaq SmallCap Market by October 24, 2000 or the Nasdaq National Market by February 24, 2001.

         2. The Company is in default of the requirements of the Registration Agreement.




         In the event the Company fails to comply with certain terms of the debentures, holders may elect for the debentures to be redeemed for cash at an amount equal to 120% of the conversion price that would otherwise apply, plus interest and default payments. If the rules of the National Association of Securities Dealers apply, in the event the number of shares to be issued upon conversion exceeds 20% of shares outstanding at the time the debentures were issued, the Company must obtain stockholder approval to issue shares in excess of this limit. If stockholder approval is not obtained, the debentures underlying the shares in excess of the 20% limit would become redeemable for cash.

         STOCK OPTIONS AND STOCK PURCHASE WARRANTS

         In addition to the warrants issued in connection with the convertible debentures discussed above, subsequent to September 30, 1999, the Company issued another 1,190,000 stock options and warrants to employees, directors, and consultants.

                        INDEPENDENT ACCOUNTANT'S REPORT


To the Board of Directors
SmartSources.com, Inc.

We have reviewed the consolidated condensed financial statements of SmartSources.com, Inc. and Subsidiaries as of June 30, 2000 and for the three and nine months then ended. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet as of September 30, 1999 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended (not presented herein), and in our report dated March 14, 2000, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of September 30, 1999 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


/s/ MOSS ADAMS LLP
----------------------------
Bellingham, Washington
August 2, 2000

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                                      CONSOLIDATED BALANCE SHEET
                                            JUNE 30, 2000 AND SEPTEMBER 30, 1999
--------------------------------------------------------------------------------



                                                                          SEPTEMBER 30, 1999       June 30, 2000 - Unaudited
                                                           ASSETS

CURRENT ASSETS
Cash and cash equivalents                                              $                164,200    $              3,829,600
Trade accounts receivable, net                                                          184,800                     285,300
Prepaid expenses                                                                         12,300                      27,000
                                                                       ------------------------    ------------------------
                                    Total current assets                                361,300                   4,141,900

CAPITALIZED SOFTWARE COSTS and PURCHASED
SOFTWARE RIGHTS, net                                                                  1,550,500                   1,273,600
PROPERTY and EQUIPMENT, net                                                             764,300                     835,500
OTHER ASSETS                                                                             33,300                      70,200
                                                                       ------------------------    ------------------------
                                            TOTAL ASSETS               $              2,709,400    $              6,321,200
                                                                       ========================    ========================


                                       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities                               $                140,000    $                291,700
Unearned revenue                                                                                                      3,300
Income tax payable                                                                       78,300                      77,500
Current portion of long-term debt                                                        58,700                     298,700
                                                                       ------------------------    ------------------------
                               Total current liabilities                                277,000                     671,200

LONG-TERM LIABILITIES
Due to stockholder                                                                       24,700                          --
Interest payable                                                                             --                     120,500
Long-term debt, net of current portion                                                  414,800                   3,626,100
Deferred tax liability                                                                   64,200                      60,800
                                                                       ------------------------    ------------------------
                                       Total liabilities                                780,700                   3,807,400

COMMITMENTS and CONTINGENCIES
MINORITY INTEREST                                                                     3,441,100                   3,407,000
STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, 50 million shares authorized, 11,563,200 and                            1,821,300                   6,693,800
11,855,600 shares outstanding at September 30, 1999 and June 30,
2000 respectively
Accumulated other comprehensive income                                                  124,500                      91,300
Accumulated deficit                                                                  (3,210,700)                 (7,506,500)
Deferred compensation                                                                  (247,500)                   (843,000)
                                                                       ------------------------    ------------------------
                              Total stockholders' equity                             (1,512,400)                 (1,564,400)
                                                                       ------------------------    ------------------------
              TOTAL LIABILITIES and STOCKHOLDERS' EQUITY               $              2,709,400    $              6,321,200
                                                                       ========================    ========================





See accompanying notes to these consolidated financial statements.

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                CONSOLIDATED STATEMENT OF OPERATIONS - UNAUDITED
                            QUARTER AND NINE MONTHS ENDED JUNE 30, 2000 AND 1999
--------------------------------------------------------------------------------



                                                  FOR THE THREE MONTHS ENDED            FOR THE NINE MONTHS ENDED
                                               JUNE 30, 1999      JUNE 30, 2000      JUNE 30, 1999      JUNE 30, 2000
REVENUES EARNED                                $     145,500      $     499,000      $     495,700      $   1,137,600

COST OF SALES                                         26,300            145,000             75,700            244,400
                                               -------------      -------------      -------------      -------------

GROSS PROFIT                                         119,200            354,000            420,000            893,200

OTHER EXPENSES, exclusive of depreciation
and amortization
   Research & Development                             72,800            262,600            158,000            759,500
   SALES AND MARKETING                               110,200            239,000            266,600            611,500
   GENERAL AND ADMINISTRATIVE                        279,300            625,500            639,300          1,753,300
                                               -------------      -------------      -------------      -------------
                                                     462,300          1,127,100          1,063,900          3,124,300

                                               -------------      -------------      -------------      -------------
OPERATING EARNINGS (LOSS) BEFORE                    (343,100)          (773,100)          (643,900)        (2,231,100)
DEPRECIATION AND AMORTIZATION

Depreciation and amortization                         56,000            136,600            128,800            420,300
                                               -------------      -------------      -------------      -------------

OPERATING EARNINGS (LOSS)                           (399,100)          (909,700)          (772,700)        (2,651,400)
                                               -------------      -------------      -------------      -------------

OTHER INCOME (EXPENSE)
   Realized gain (loss) on investments                 2,700                 --            (38,800)                --
   Interest income                                                       59,700                 --             95,200
   Interest expense                                  (12,700)          (173,800)           (36,500)        (1,831,400)
                                               -------------      -------------      --------------     -------------
                                                     (10,000)          (114,100)           (75,300)        (1,736,200)
                                               -------------      -------------      -------------      -------------

INCOME (LOSS) BEFORE PROVISION FOR                  (409,100)        (1,023,800)          (848,000)        (4,387,600)
INCOME TAXES

PROVISION FOR (BENEFIT FROM)  INCOME                   8,900             (6,100)            29,100            (91,800)
TAXES
                                               -------------      -------------      -------------      -------------
NET INCOME (LOSS)                              $    (418,000)     $  (1,017,700)     $    (877,100)     $  (4,295,800)
                                               =============      =============      =============      =============


Basic earnings (loss) per share                $       (0.05)     $       (0.09)     $       (0.11)     $       (0.36)
Diluted earnings (loss) per share              $       (0.05)     $       (0.09)     $       (0.11)     $       (0.36)

Weighted average common shares outstanding         9,176,300         11,855,600          7,636,400         11,782,600
(basic and diluted)




See accompanying notes to these consolidated financial statements.

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                CONSOLIDATED STATEMENT OF CASH FLOWS - UNAUDITED
                                        NINE MONTHS ENDED JUNE 30, 2000 AND 1999
--------------------------------------------------------------------------------



                                                                9 months ended June 30, 1999    9 months ended June 30, 2000

CASH FROM OPERATING ACTIVITIES
   Net Income (Loss)                                            $                   (877,100)                    (4,295,800)
Adjustments to reconcile net income (loss) to net cash from
operating activities
   Depreciation and amortization                                                     128,800                        420,300
   Loss on disposal of assets                                                         49,200                             --
   Stock-based compensation                                                               --                        232,000
   Realized gains(losses) on sale of investments                                      (7,300)                            --
   Accrued interest expense on long-term debt                                             --                        120,500
   Accrued interest expense from intrinsic value of conversion
    feature of long-term debt and accretion of debt discount                              --                      1,676,000
Changes in operating assets and liabilities
   Trade accounts receivable                                                         269,200                       (102,900)
   Other assets                                                                      (38,400)                       (29,300)
   Accounts payable and other current liabilities                                    111,800                        162,900
   Administrative fees payable                                                      (118,000)                            --
   Income taxes payable and refundable                                                (4,900)                            --
   Sale deposit                                                                      (99,500)                            --
                                                                ----------------------------   ----------------------------
      Net cash flows from operating activities                                      (586,200)                    (1,816,300)
                                                                ----------------------------   ----------------------------

CASH FROM INVESTING ACTIVITIES
   Purchase of property and equipment                                               (123,600)                       (81,300)
   Purchase of capitalized software                                                       --                        (80,200)
   Refund of deposit on property and equipment                                            --                         16,100
   Proceeds from sale of Familyware                                                  165,800                             --
   Proceeds from sale of investments                                                  17,600
                                                                ----------------------------   ----------------------------
      Net cash flows from investing activities                                        59,800                       (145,400)
                                                                ----------------------------   ----------------------------

CASH FROM FINANCING ACTIVITIES
   Repayment of note payable, net                                                    (53,700)                            --
   Principal repayments of long-term debt                                            (48,600)                       (50,400)
   Principal repayments of capital lease obligations                                      --                        (14,600)
   Repayment of advances from stockholder                                           (102,200)                       (24,600)
   Proceeds from long-term debt and stock warrants                                  (102,200)                     4,552,000
   Proceeds from issuance of common stock                                          1,000,000                      1,184,200
   Dividends                                                                        (142,700)
                                                                ----------------------------   ----------------------------
      Net cash flows from financing activities                                       652,800                      5,646,600
                                                                ----------------------------   ----------------------------

EFFECT OF CHANGES IN EXCHANGE RATES                                                    1,300                        (19,500)
                                                                ----------------------------   ----------------------------
NET CHANGES IN CASH                                                                  127,700                      3,665,400
CASH and CASH EQUIVALENTS, beginning of period                                         1,700                        164,200
                                                                ----------------------------   ----------------------------
CASH and CASH EQUIVALENTS, end of period                        $                    129,400   $                  3,829,600
                                                                ============================   ============================

Supplemental disclosure of Cash Flow information:

      Interest paid                                                                   36,300                         35,000
      Income taxes paid (received)                                                    34,000                        (91,800)



See accompanying notes to these consolidated financial statements.

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                            JUNE 30, 2000 AND SEPTEMBER 30, 1999
--------------------------------------------------------------------------------





NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF PRESENTATION

         The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial reporting and in accordance with the instructions for Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and disclosures normally required by generally accepted accounting principles for complete financial statements or those normally reflected in the Company's Annual Report on Form 10-KSB. The financial information included herein reflects all adjustments (consisting of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation of results for interim periods. Results of interim periods are not necessarily indicative of the results to be expected for a full year.

         PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements of SmartSources.com, Inc. and Subsidiaries include the accounts of its direct and indirect wholly-owned subsidiaries: Nifco Investments, Inc.; SmartSources.com Technologies, Inc.; Intelli Trade, Inc.; Infer Technologies, Inc.; and Origin Software Corporation. All material intercompany accounts and transactions have been eliminated in consolidation.

         REVENUE RECOGNITION

         The Company recognizes revenue in accordance with American Institute of Certified Public Accountants Statement of Position (SOP) 97-2, Software Revenue Recognition, and SOP 98-9, Modification of SOP 97-2 with Respect to Certain Transactions. Revenue from packaged software products is recognized when shipped. Maintenance and subscription revenue is recognized ratably over the contract period. Revenue attributable to significant support is based on the price charged for the undelivered elements and is recognized ratably over the related product's life cycle. Revenue from fixed-price service contracts and software development contracts requiring significant production, modification, or customization are recognized using the percentage-of-completion method. Revenue from service contracts that are based on time incurred is recognized as work is performed.

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                            JUNE 30, 2000 AND SEPTEMBER 30, 1999
--------------------------------------------------------------------------------


NOTE 2 - LONG-TERM DEBT AND PRIVATE PLACEMENT

         LONG-TERM DEBT

         Long-term debt consists of the following:



                                                                                          September 30,         June 30,
                                                                                              1999                2000
Convertible debentures, interest at 7% payable at maturity or upon conversion or
redemption, due February 2005, see further description below                              $         --        $  3,401,200

Capital lease obligations payable in aggregate monthly installments of $3,882, including imputed interest at rates ranging from 9.7% to 11.94%, due at dates
from October 2002 to March 2003 collateralized by the leased equipment                              --             104,600

Note payable to a Canadian bank in monthly installments of $4,400 plus interest at prime plus 1.25%, collateralized by general assets of Technologies, due August
2000                                                                                            44,400               4,500

Mortgage payable to a Canadian bank in monthly installments of $1,700 including interest at 8.75%, collateralized by real estate of Technologies and
assignment of rents, guaranteed by the majority stockholder, due in 2011                       155,500             148,500

Mortgages payable to two Canadian finance companies in aggregate monthly installments of $2,200, including interest at rates of 7% and 9%, collateralized by real estate of Technologies and guaranteed by the majority stockholder, due in
January 2001 and June 2002                                                                     273,600             266,000
                                                                                          ------------        ------------
Total debt                                                                                     473,500           3,924,800
                                                                                          ------------        ------------
Less current portion                                                                           (58,700)           (298,700)
                                                                                          ------------        ------------
Long-term portion                                                                         $    414,800        $  3,626,100
                                                                                          ------------        ------------



Long-term debt matures as follows:



                      12 Months  Ending
                           June 30,
                             2001                                                     $  298,700
                             2002                                                        199,100
                             2003                                                         25,800
                             2004                                                              0
                             2005                                                              0
                          Thereafter                                                   3,401,200
                                                                                      ----------
                                                                                      $3,924,800



        Although two of the outstanding mortgages held by the Company mature in 2001 and a third mortgage matures in 2002. Management intends to refinance such instruments with the current lenders and does not anticipate any problems in doing so.

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                            JUNE 30, 2000 AND SEPTEMBER 30, 1999
--------------------------------------------------------------------------------


NOTE 2 - LONG-TERM DEBT AND PRIVATE PLACEMENT (CONTINUED)

         PRIVATE PLACEMENT OF CONVERTIBLE DEBENTURES AND WARRANTS

         On February 24, 2000, the Company issued $5 million of convertible debentures and detachable stock purchase warrants. The debentures mature in February 2005 and bear interest at 7%, which is payable upon maturity, or upon conversion or redemption. The detachable warrants entitle holders to purchase 330,000 shares of the Company's common stock over a five-year term at an exercise price of $11.10 per share.

         In connection with issuing the debentures and warrants, the Company paid $325,000 of placement fees, $93,000 of legal costs, and $30,000 to the holders of the debentures for reimbursement of a portion of their legal costs. The Company also issued 25,000 warrants in lieu of placement fees. The warrants entitle the holders to purchase an equal number of shares of common stock at a price of $11.10 per share. The term of the 25,000 warrants is two years.

         Concurrent with placing the debentures and warrants, the Company entered into a Registration Rights Agreement (the Registration Agreement) with the holders of the debentures. Pursuant to the Registration Agreement the Company filed a registration statement with the Securities and Exchange Commission by to register the shares of common stock that may be acquired upon conversion of the debentures.

         The debentures are convertible in whole or in part into common stock any time before maturity at a conversion price that floats with the market price of the stock, not to exceed a fixed conversion price of $9.71. After August 24, 2000, if the debentures are submitted for conversion and the conversion price is below $9.71, the Company has the right to redeem the debentures for cash at an amount equal to the value of the converted shares. For each share of common stock issued upon conversion, the holders of the debentures have the option to purchase one additional share at the fixed conversion price of $9.71. The number of shares issued upon conversion of the debentures and exercise of the additional purchase option is limited in that the total number of shares beneficially owned by the holders of the debentures and their affiliates may not exceed 4.9% of outstanding common shares. Any issuance of shares in excess of this limitation must be approved by a majority of the Company's common stockholders.

         In the event that certain circumstances pertain, including without limitation the following, the conversion price will be adjusted downward:

         1. The Company's common stock is not listed on the American Stock Exchange or the Nasdaq Small Cap Market by October 24, 2000 or on the Nasdaq National Market by February 24, 2001.

         2. The Company is in default of the requirements of the Registration Agreement.

         In the event the Company fails to comply with certain terms of the debentures, holders may elect for the debentures to be redeemed for cash at an amount equal to 120% of the conversion price that would otherwise apply, plus interest and default payments. If the rules of the National Association of Securities Dealers (NASD) apply, in the event the number of shares to be issued upon conversion exceeds 20% of shares outstanding at the time the debentures were issued, the Company must obtain stockholder approval to issue shares in excess of this limit. If stockholder approval is not obtained, the debentures underlying the shares in excess of the 20% limit would become redeemable for cash.

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                            JUNE 30, 2000 AND SEPTEMBER 30, 1999
--------------------------------------------------------------------------------


NOTE 2 - LONG-TERM DEBT AND PRIVATE PLACEMENT (CONTINUED)

         A total of $1,330,000 of the $5,000,000 gross proceeds from the private placement was allocated to the detachable stock warrants, based upon the relative fair value of the warrants and the debentures. The value ascribed to the warrants was recorded as a debt discount and an increase in common stock. The debt discount is recognized as interest expense over the five-year term of the debentures using the effective interest method.

         Total issue costs, including the fair value of stock warrants issue in lieu of finder's fees, were $502,300, of which $368,700 was allocated to the debentures and $133,600 was allocated to the detachable warrants. The portion of the issue costs attributable to the debentures was recorded as an offset against the gross proceeds allocated to the debentures and is being amortized over the five-year term of the debt using the effective interest method. The portion of the costs attributable to the warrants was recorded as an offset against the gross proceeds allocated to the warrants.

         At the date of issue, the conversion price of the debentures was less than the fair value of the Company's common stock. The intrinsic value of this conversion feature was $1,575,800, which was recorded as a charge to interest expense and an increase to common stock.

NOTE 3 - CAPITAL STOCK

         COMMON STOCK

         The Company has a single class of common stock. Authorized shares total 50 million. During the three months ended June 30, 2000, the Company issued no shares of common stock. During the remainder of the nine months ended June 30, 2000, the Company issued 292,400 shares for total proceeds of $1,184,200.

         At June 30, 2000, a total of 3,732,700 common shares are reserved to honor the conversion rights, investments options, and stock purchase warrants issued in connection with the private placement described in
         Note 2.

         Another 5,675,000 common shares are reserved to honor other outstanding stock options and warrants and grants made under the Company's stock incentive compensation plan.

         EXCHANGE OF CLASS B REDEEMABLE, EXCHANGEABLE PREFERRED STOCK OF ORIGIN SOFTWARE CORPORATION

         In connection with the repurchase of certain software rights from Columbia Diversified Software Fund Limited Partnership (Columbia), the Company's subsidiary, Origin Software, issued 5 million shares of Class B preferred stock. Concurrent with the issuance of the preferred shares, Origin Software and the Company entered into a Share Exchange Agreement (the Agreement) with Columbia. Under the Agreement, subsequent to October 1, 1999, Columbia has the right to exchange all or part of the Class B preferred shares for an amount of common shares of the Company with market value of Cdn $5 million (not to exceed 5 million common shares reserved for the exchange), based on average trading price during the fourteen-day period immediately prior to exercise. Common shares issued are to be "freely tradable" but 80% of the shares will be held in trust and released ratably to Columbia over the following four years.

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                            JUNE 30, 2000 AND SEPTEMBER 30, 1999
--------------------------------------------------------------------------------


NOTE 3 - CAPITAL STOCK (CONTINUED)

         Effective January 26, 2000, Columbia notified the Company that it wished to exercise its exchange rights, and on January 27, 2000 the Company accepted the notice. The exchange ratio was based on a $7.60 share price of the Company's common stock, and on February 15, 2000, the Company issued 457,400 shares of common stock in the name of Columbia to be exchanged for the 5 million Class B preferred shares of Origin Software Corporation. Columbia has not yet tendered the Class B shares to the Company, and the Company has not yet delivered the 457,400 shares of common stock. Pursuant to the Agreement only 20% or 91,480 shares of common stock would be delivered directly to Columbia. The remaining 80% or 365,920 shares would be held in trust and released ratably to Columbia over the following four years. The Company and Columbia have not yet entered into a definitive escrow agreement for the shares that would be held in trust.

         Columbia has subsequently contended that the Company has not performed in accordance with the Agreement because the shares of common stock issued in Columbia's name are currently restricted from resale pursuant to applicable securities laws. Based on its contention, Columbia has indicated that it is withdrawing its notice of exchange and has requested that the Company amend the Agreement. Management believes the possibility exists that the Company may negotiate an amendment to the Agreement and ultimately issue additional shares to Columbia, though at present, management is unable to determine what the terms of such an amendment might entail or estimate how many additional shares may be issued.

         Management has assessed the status of the pending exchange and Columbia's contentions and believes that uncertainty exists about the ultimate outcome of this matter. Accordingly, the $3,407,000 value of the Class B preferred stock of Origin software continues to be presented as minority interest.

         STOCK OPTION INCENTIVE COMPENSATION PLAN

         Effective June 21, 1999, the Company adopted the 1999 Stock Incentive Compensation Plan (the Plan). Under the Plan, the Company may make grants of incentive stock options, nonqualified stock options, and stock awards to employees, officers, directors and consultants of the Company and its subsidiaries for an amount of common shares equal to 10% of issued and outstanding shares, not to exceed 4,000,000 shares. The exercise price of incentive stock options and nonqualified stock options can be no less than the fair value of the Company's common stock on the date of grant. The maximum term of options is ten years; and, unless otherwise modified by the Plan administrator, they vest over four years. Options granted to senior management during 1999 vest over two years.

         A summary of the status of the Plan at June 30, 2000 is as follows:



                                                                       Weighted-
                                                      Number           Average
                                                     Of Shares      Exercise Price
Options outstanding at September 30, 1999             919,000      $          5.50
    Granted                                         1,155,000      $          6.38
    Exercised                                              --                   --
    Forfeited                                        (289,000)     $          5.63
Options outstanding at June 30, 2000                1,785,000      $          5.88
Options exercisable at June 30, 2000                  160,000      $          5.50

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                            JUNE 30, 2000 AND SEPTEMBER 30, 1999
--------------------------------------------------------------------------------


NOTE 3 - CAPITAL STOCK (CONTINUED)

A summary of stock options outstanding at June 30, 2000 is as follows:



                                     Options Outstanding                         Options Exercisable
                                           Weighted-
                                            Average          Weighted-                            Weighted-
      Range of                             Remaining          Average                              Average
      Exercise            Number          Contractual        Exercise          Number             Exercise
      Prices            Outstanding          Life              Price         Exercisable            Price
      ------            -----------          ----              -----         -----------            -----
$1.65 to   $10.25        1,785,000        4.4 years            $5.88           440,000              $5.50



        The Company applies the provision of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations to account for its stock-based awards. Accordingly, costs for employee stock options or issuance of shares is measured as the excess, if any, of the fair value of the Company's common stock at the measurement date over the amount the employee must pay to acquire the stock. No compensation expense was recognized for grants of awards under the Plan in the quarter and nine months ended June 30, 2000.

        OTHER STOCK-BASED COMPENSATION

        1. During the nine months ended June 30, 2000 the Company issued 200,000 options to purchase the same number of the Company's common shares as follows: 50,000 shares at an exercise price of $5.25, 50,000 shares at an exercise price of $6.00, 50,000 shares at an exercise price of $7.50 and 50,000 shares at an exercise price of $8.00. The options expire on December 14, 2002. The options were issued at no cost in connection with the Company entering into a consulting agreement with Continental Capital & Equity Corporation (Continental). Under the agreement, Continental will assist and advise the Company with respect to investor relations professional services.

        As required by SFAS No. 123, Accounting for Stock-Based Compensation, the Company has applied the fair value method to account for issuance of the options. The Company used the Black-Scholes option pricing model to compute estimated fair value of the warrants, based on the following assumptions:



         Risk-free interest rate                       6.0%
         Price volatility                             52.5%
         Average expected life of options              1.5 years


        Total compensation cost computed for the options issued to Continental is $188,000. The cost is being recognized ratably over the three-year term of the options.

        2. In January 2000 the Company issued 100,000 options to purchase the same number of the Company's common shares at an exercise price of $5.50. The options expire on January 2002 and were issued at no cost in connection with the Company entering into a consulting agreement with Peter Sanders under which Mr. Sanders will assist and advise the Company in respect to investor relations professional services.

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                            JUNE 30, 2000 AND SEPTEMBER 30, 1999
--------------------------------------------------------------------------------


NOTE 3 - CAPITAL STOCK (CONTINUED)

         As required by SFAS No. 123, Accounting for Stock-Based Compensation, the Company has applied the fair value method to account for issuance of the options. The Company used the Black-Scholes option pricing model to compute estimated fair value of the warrants, based on the following assumptions:



         Risk-free interest rate                       6.0%
         Price volatility                             33.7%
         Average expected life of options              1.5 years


         Total compensation cost computed for the options issued to Peter Sanders is $105,000. The cost is being recognized ratably over the two-year term of the options.

         3. In April, 2000, the Company issued 200,000 warrants that entitle holders to purchase an equal number of common shares at $6.00 per share. The warrants expire in April 2005. The warrants were issued at no cost in connection with the Company entering into a consulting agreement with Murdock Capital Partners Corp. (Murdock). Under the agreement, Murdock will provide investor relations services to the Company.

         As required by SFAS No. 123, Accounting for Stock-Based Compensation, the Company has applied the fair value method to account for issuance of the warrants. The Company used the Black-Scholes option pricing model to compute the estimated fair value of the warrants, based on the following assumptions:



          Risk-free interest rate                       6.0%
          Price volatility                             62.3%
          Average expected life of the warrants           2 years


         Total compensation cost computed for the warrants is $455,600. The cost is being recognized ratably over a two-year period.

NOTE 4 - NON-CASH TRANSACTIONS

         During the nine months ended June 30, 2000, $1,196,400 of the net proceeds from the convertible debentures described in Note 2 was allocated to detachable stock warrants and credited to additional paid in capital.

         During the nine months ended June 30, 2000, the Company acquired 1,600 shares of Class A preferred stock of its subsidiary, Infer Technologies, Inc., in connection with an employee compensation arrangement. As a result of this transaction, a total of $113,000 of minority interests was reclassified as common stock.

         During the nine months ended June 30, 2000, the Company acquired $98,000 of equipment under capital lease agreements.

         During the nine months ended June 30, 1999, the Company's subsidiary, Origin Software Corporation, issued preferred shares valued at $3,407,000 in exchange for certain software rights. During the same period, it offset $1,792,400 if deferred gain, net of tax, against the value of the software rights acquired.

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                            JUNE 30, 2000 AND SEPTEMBER 30, 1999
--------------------------------------------------------------------------------


NOTE 5 - SEGMENT INFORMATION

         SEGMENT INFORMATION

         The Company's primary operations consist of the development and sale of trade compliance software products to entities subject to the North American Free Trade Agreement and the development and implementation of internet-based content management software. Other services include international trade consulting. Management assesses the operations of its software sales and development activities and its consulting activities as separate segments. The following tables and schedules summarize certain information about these segments.




                                 SOFTWARE SALES AND DEVELOPMENT

                                INTERNATIONAL TRADE       K-Server        International Trade       Total
                                                                              Consulting
Three months ended June 30,
1999
External revenues                       52,000               5,000               82,300            139,300
Inter-segment revenues                       -                   -                6,200              6,200
Segment income (loss) before
tax                                   (335,000)            (27,000)               22,000          (340,000)
Segment assets                       1,984,000             554,500              119,000          2,657,500

Three months ended June 30,
2000
External revenues                       91,000             240,000              168,000            499,000
Inter-segment revenues                       -                   -                    -                  -
Segment income (loss) before
tax                                    (90,700)           (198,000)               81,200          (207,500)
Segment assets                       1,633,500             659,000              195,000          2,487,500

Nine months ended June 30,
1999
External revenues                      114,400              76,800              266,800            458,000
Inter-segment revenues                  31,500                   0                6,200             37,700
Segment income (loss) before
tax                                   (758,500)            (27,000)               73,000          (712,500)
Segment assets                       1,984,000             554,500              119,000          2,657,500

Nine months ended June 30,
2000
External revenues                      182,000             531,500              424,100          1,137,600
Inter-segment revenues                       -                   -                    -                  -
Segment income (loss) before
tax                                   (413,500)           (503,000)              150,000          (766,500)
Segment assets                       1,633,500             659,000              195,000          2,487,500



                                                                       Three months ended June 30,
                                                                    1999                        2000
Total income (loss) before tax for reportable segments            (340,000)                   (207,500)
Corporate headquarters expenses                                    (69,100)                   (816,300)
Consolidated totals                                               (409,100)                 (1,023,800)


                                                                       Nine months ended June 30,
                                                                    1999                        2000
Total income (loss) before tax for reportable segments            (712,500)                   (766,500)
Corporate headquarters expenses                                   (135,500)                 (3,621,100)
Consolidated totals                                               (848,000)                 (4,387,600)

                                         SMARTSOURCES.COM, INC. AND SUBSIDIARIES
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                            JUNE 30, 2000 AND SEPTEMBER 30, 1999
--------------------------------------------------------------------------------


NOTE 6 - CONTINGENCIES

         CANADIAN TAX IMPLICATIONS OF SALE AND PURCHASE OF SOFTWARE RIGHTS

         During 1995 and 1996, the Company's subsidiary, Technologies, sold the rights to its primary software product to Columbia Diversified Software Fund Limited Partnership (Columbia). During 1999, another of the Company's subsidiaries, Origin Software, repurchased these rights. During the same time frame, Technologies purchased and sold an interest in certain other software rights. These transactions all included a significant noncash component that employed the issuance, receipt, and settlement of long-term promissory notes. Although these notes were not recognized for financial reporting purposes, they did increase significantly the value assigned to the software rights in question for tax reporting purposes in Canada.

         Revenue Canada has been reviewing various software transactions, including those to which Technologies was a party. In October 1999, the Company submitted a proposed settlement to Revenue Canada that would limit the amount of tax it must pay on the net gain from these transactions to the net amount of cash received. Effective January 7, 2000, Revenue Canada agreed to the terms of the settlement.

         EXCHANGE OF CLASS B PREFERRED SHARES OF ORIGIN SOFTWARE

         As described in Note 3, effective January 26, 2000, Columbia Diversified Software Fund Limited Partnership (Columbia) notified the Company that it wished to exercise the exchange rights associates with the 5 million outstanding shares of Class B preferred stock of Origin Software Corporation. On February 15, 2000, the Company issued 457,400 shares of common stock in the name of Columbia to be exchanged for the Class B shares stock. Columbia has not yet tendered the Class B shares to the Company, and the Company has not yet delivered the 457,400 shares of common stock. Only 20% or 91,480 shares of the shares of common stock would be delivered directly to Columbia. The remaining 80% or 365,920 shares would be held in trust pursuant to the terms of the Share Exchange Agreement (the "Agreement") and be released ratably to Columbia over the following four years. The Company and Columbia have not yet entered into a definitive escrow agreement for the shares that would be held in trust.

         Columbia has subsequently contended that the Company has not performed in accordance with the Agreement because the shares of common stock issued in Columbia's name are currently restricted from resale pursuant to applicable securities laws. Based on its contention, Columbia has indicated that it is withdrawing its notice of exchange and has requested that the Company amend the Agreement. Management believes the possibility exists that the Company may negotiate an amendment to the Agreement and ultimately issue additional shares to Columbia, though at present, management is unable to determine what the terms of such an amendment might entail or estimate how many additional shares may be issued.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Colorado Business Corporation Law, Article 8(b) of our Articles of Incorporation and Article V of our Amended and Restated Bylaws permit us to indemnify its officers and directors and certain other persons against reasonable expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in the corporation's best interests, not opposed to the corporation's best interests, and lawful. Moreover, Article 5.3 of our bylaws provides for mandatory indemnification of directors who are wholly successful in the defense of any proceeding to which the person was a party because the person is or was a director. Indemnification is not permitted in connection with a proceeding by or in the right of the corporation in which the officer or director was finally adjudged liable to the corporation or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the officer or director was finally adjudged liable on the basis that he or she derived an improper personal benefit.

         Certain of our registration rights agreements also contain provisions pursuant to which certain officers, directors and controlling persons of the Company may be entitled to indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the Company pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         We will pay the expenses of this Offering, estimated to include the following:

SEC Registration Fee                               $ 8,551

Accounting Fees and Expenses                        10,000

Legal Fees and Expenses                             40,000

Transfer Agent Fees and Expenses                       500

Blue Sky Fees                                        5,000

Printing Expenses                                   10,000
                                                   -------

         Total                                     $74,051
                                                   =======


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         Recent sales of our securities without registration under the Securities Act are as follows:

A.       Common Stock

         o December 1998: 6,000,000 shares of Common Stock were exchanged for all of the outstanding capital stock of Nifco Investments Ltd., a Canadian corporation, now a wholly owned subsidiary of the Company. The former Nifco Investments Ltd. shareholders are the holders of those shares. The sales were made in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act.

         o December 1998: 4,230,000 shares of Common Stock were sold for cash in the aggregate amount of $50,000 to nine investors. The sales were made in reliance upon the exemption from registration afforded by Rule 504 of Regulation D.

         o May 1999: 500,000 shares of Common Stock were sold for cash in the aggregate amount of $950,000 without an underwriter to one investor. The sale was made in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 504 of Regulation D thereunder.

         o July 1999: 72,464 shares of Common Stock were sold for cash in the aggregate amount of $250,000 without an underwriter to one private investor. The sale was made in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

         o September 1999: 72,464 shares of Common Stock were sold for cash in the aggregate amount of $250,000 without underwriters to two private investors. The sale was made in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

         o November 1999: 166,668 shares of Common Stock were sold for cash in the aggregate amount of $575,000 without underwriters to six private investors. The sale was made in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

         o December 1999: 25,432 shares of Common Stock were sold for cash in the aggregate amount of $110,991 without underwriters to two private investors. The sale was made in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

         o January 2000: 99,605 shares of Common Stock were sold for cash in the aggregate amount of $498,025 without underwriters to six private investors. The sale was made in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

         o On January 26, 2000, Columbia notified the Company that it wished to exercise its exchange rights; and, on February 15, 2000, the Company issued 457,400 shares of common stock to Columbia in exchange for the 5 million Class B Preferred Shares.

                  Columbia has subsequently contended that the Company has not performed in accordance with the Share Exchange Agreement as a result of its issuing shares that are currently restricted from resale pursuant to applicable securities laws. Under the terms of the agreement, the Company was to deliver common shares that are freely tradeable with no restrictions from resale. Columbia has requested the Company amend the Share Exchange Agreement and has requested that the notification of exchange previously given be cancelled. Management believes that the possibility exists that the Company may amend the Share Exchange Agreement and ultimately issue additional shares to Columbia to settle the matter, though at present management is unable to estimate how many shares this may be.

B.       Stock Options to Employees

         As of May 1, 2000, a total of 1,604,000 options granted to employees, officers and directors under our Stock Option Plan are outstanding. In the view of the Company, the options granted pursuant to our 1999 Stock Option Plan were issued but not sold and, therefore, registration is not required.

C.       Other Options and Warrants

         Effective August 24, 1999, we issued one million stock purchase warrants that entitle holders to purchase an equal number of common shares at prices ranging from $4.00 to $6.00 per share. The warrants expire August 2002. The warrants were issued at no cost in connection with the Company entering into a sales representation agreement with First City Partners Group, Inc. ("First City"). Under the agreement, First City will represent us as a sales and marketing agent for its line of software products and facilitate mergers and acquisitions with compatible enterprises.

         Effective September 29, 1999, we issued another 150,000 warrants that entitle holders to purchase an equal number of shares at $5.00 per share. The warrants expire August 2001. The warrants were issued at no cost in connection with our entering into a consulting agreement with Level Jump Asset Management, Inc. ("Level Jump"). Under the agreement, Level Jump will assist and advise us with respect to mergers and acquisitions, capital structuring, and the placement of new debt and equity issues.

         In 1999, we granted 200,000 options to Continental Capital and Equity Corporation and 100,000 options to Peter Sanders for consulting services. We also issued an aggregate of 25,000 warrants to G. Kopolow & Associates and AB Phoenix Inc. as a placement fee in connection with the issuance of the debentures.

         In April 2000, we issued 200,000 warrants that entitle holders to purchase an equal number of shares at $6.00 per share. The warrants expire March 31, 2005. The warrants were issued at no cost in connection with our entering into a consulting agreement with to Murdock Capital Partners Corp. ("Murdock"). Under the agreement, Murdock will provide corporate consulting services and investor relations to us.

         Sales of Common Stock and the issuance of other options and warrants were made in reliance upon Section 4(2) of the Securities Act or Regulation D promulgated thereunder as transactions not involving any public offering. Each of the purchasers were sophisticated investors.

D.       Convertible Debentures and Warrants

         On February 24, 2000, we issued (i) warrants to purchase 330,000 shares of Common Stock exercisable at any time until February 24, 2005 at an exercise price of $11.10 per share and (ii) convertible debentures in the aggregate principal amount of $5,000,000. In addition, at the time of each conversion, the holder of the debentures has an investment option to purchase, at the fixed conversion price of $9.7125, one additional share of Common Stock for each share issuable upon conversion.

         The sale of convertible debentures and warrants was made in reliance upon Section 4(2) of the Securities Act or Regulation D promulgated thereunder as transactions not involving any public offering. The purchaser was a sophisticated investor.

ITEM 27. EXHIBITS AND REPORTS


EXHIBITS



NUMBER                      DESCRIPTION                                                  LOCATION
------                      -----------                                                  --------
3.01          Articles of Incorporation                                       Filed as Exhibit 3.01 to the
                                                                              Company's Annual Report on Form
                                                                              10-KSB for fiscal year ended
                                                                              September 30, 1999

3.02          Bylaws                                                          Filed as Exhibit 3.02 to the
                                                                              Company's Annual Report on Form
                                                                              10-KSB for fiscal year ended
                                                                              September 30, 1999

3.03          Amended and Restated Bylaws                                     Filed herewith.***

5.01          Opinion of Wolin, Ridley & Miller LLP                           Filed herewith.*

10.01         Share Exchange Agreement dated December 11, 1998 among          Filed as Exhibit 1 to the Company's
              Nathan Nifco and Dina Nifco, residents of West Vancouver,       Current Report on Form 8-K dated
              British Columbia, Canada and the Nifco Family Trust,            December 11, 1998
              a British Columbia, Canada trust (collectively, the
              "Exchanging Shareholders"), Nifco Investments Ltd., a
              British Columbia corporation ("Nifco"), and
              SmartSources.com, Inc., a Colorado corporation formerly
              known as Innovest Capital Sources Corporation

10.02         Employment Agreement between Nathan Nifco and                   Filed as Exhibit 10.01 to the
              SmartSources.com, Inc., dated November 30, 1998.                Company's Annual Report on Form
                                                                              10-KSB for fiscal year ended
                                                                              September 30, 1999

10.03         Management Consulting Agreement between Michael Forster         Filed as Exhibit 10.02 to the
              and SmartSources.com, Inc., dated July 20, 1999.                Company's Annual Report on Form
                                                                              10-KSB for fiscal year ended
                                                                              September 30, 1999

10.04         Management Consulting Agreement between Darryl Cardey           Filed as Exhibit 10.03 to the
              and SmartSources.com Technologies Inc., dated September 1,      Company's Annual Report on Form
              1999.                                                           10-KSB for fiscal year ended
                                                                              September 30, 1999

10.05         Subscription Agreement between Peter Rive and Infer             Filed as Exhibit 10.04 to the
              Technologies, Inc., dated July 15, 1999.                        Company's Annual Report on Form
                                                                              10-KSB for fiscal year ended
                                                                              September 30, 1999

10.06         Sales Representation Agreement between First City Partners      Filed as Exhibit 10.05 to the
              Group, Inc. and SmartSources.com, Inc., dated August 24,        Company's Annual Report on Form
              1999.                                                           10-KSB for fiscal year ended
                                                                              September 30, 1999

NUMBER                      DESCRIPTION                                                  LOCATION
------                      -----------                                                  --------
10.07         Warrants with First City Partners dated August 24,1999.         Filed as Exhibit 10.06 to the
                                                                              Company's Annual Report on Form
                                                                              10-KSB for fiscal year ended
                                                                              September 30, 1999

10.08         Joint Venture Agreement between Familyware Products Inc.        Filed as Exhibit 10.07 to the
              and Nifco Synergy Ltd., dated April 29, 1996.                   Company's Annual Report on Form
                                                                              10-KSB for fiscal year ended
                                                                              September 30, 1999

10.09         Registered Copy of Mortgage for Strata Lot 1, LMS2241,          Filed as Exhibit 10.08 to the
              between the Royal Bank of Canada and Nifco Synergy Ltd.,        Company's Annual Report on Form
              dated January 1, 1996.                                          10-KSB for fiscal year ended
                                                                              September 30, 1999

10.10         Registered Copy of Mortgage for Strata Lot 1, LMS2241,          Filed as Exhibit 10.09 to the
              between Lock Investments Ltd. and Nifco Synergy Ltd., dated     Company's Annual Report on Form
              February 26, 1996.                                              10-KSB for fiscal year ended
                                                                              September 30, 1999

10.11         Registered Copy of Mortgage of Strata Lot 6, LMS2241,           Filed as Exhibit 10.10 to the
              between Guild Properties, Inc. and Nifco Synergy Ltd., dated    Company's Annual Report on Form
              June 9, 1997.                                                   10-KSB for fiscal year ended
                                                                              September 30, 1999

10.12         Warrant Agreement with Level Jump Asset Management, Inc.,       Filed as Exhibit 10.11 to the
              dated September 29, 1999.                                       Company's Annual Report on Form
                                                                              10-KSB for fiscal year ended
                                                                              September 30, 1999

10.13         Software Acquisition Agreement between Nifco Synergy Ltd.       Filed as Exhibit 10.12 to the
              and EMC Communications, dated October 1, 1998.                  Company's Annual Report on Form
                                                                              10-KSB for fiscal year ended
                                                                              September 30, 1999

10.14         Share Exchange Agreement by and among Columbia Software         Filed as Exhibit 1 to the Company's
              Fund Limited Partnership and SmartSources.com, Inc. and         Current Report on Form 8-K dated
              Origin Software Corporation, dated May 19,1999.                 May 19, 1999

10.15         Software Acquisition Agreement by and among Columbia            Filed as Exhibit 2 to the Company's
              Diversified Software Fund Limited Partnership and Origin        Current Report on Form 8-K dated
              Software Corp. and Nifco Synergy Ltd., dated January 1, 1999.   May 19, 1999

10.16         1999 Stock Incentive Compensation Plan                          Filed as Exhibit 10.2 to the
                                                                              Company's Quarterly Report on
                                                                              Form 10-QSB for the quarterly
                                                                              period ended June 30, 1999

10.17         Intellectual Property Agreement between the Company and         Filed herewith.***
              Industry Canada, dated February 4, 2000.

10.18         Master Relationship Agreement between SmartSources.com          Filed herewith.***
              Technologies, Inc. and kTravel Solutions, Inc. and UniGlobe
              Travel (Western Canada) Inc., dated February 18, 2000.

NUMBER                      DESCRIPTION                                                  LOCATION
------                      -----------                                                  --------
10.19         Management Employment Agreement between Sokhie Puar             Filed herewith ***
              and the Company, dated September 1, 1999.

10.20         Waiver of Objection Rights between the Company and the          Filed herewith ***
              Canada Customs and Revenue Agency, dated January 13,
              2000.

10.21         Securities Purchase Agreement by and among                      Filed as Exhibit No. 10.01 to the
              SmartSources.com, Inc. and RGC International Investors LDC,     Company's Current Report on Form
              dated as of February 24, 2000.                                  8-K dated February 24, 2000

10.22         Convertible Debenture issued to RGC International Investors     Filed as Exhibit 10.02 to the
              LDC or its registered assigns by SmartSources.com, Inc.,        Company's Current Report on Form
              dated as of February 24, 2000.                                  8-K dated February 24, 2000

10.23         Stock Purchase Warrant issued to RGC International Investors    Filed as Exhibit 10.03 to the
              LDC or its registered assigns by SmartSources.com, Inc.,        Company's Current Report on Form
              dated as of February 24, 2000.                                  8-K dated February 24, 2000

10.24         Registration Rights Agreement by and among                      Filed as Exhibit 10.04 to the
              SmartSources.com, Inc. and RGC International Investors LDC,     Company's Current Report on Form
              dated as of February 24, 2000.                                  8-K dated February 24, 2000

10.25         UniGlobe Memorandum of Understanding between UniGlobe           Filed herewith ***
              Travel and SmartSources.com, Inc., dated February 18, 2000.

10.26         Consulting Agreement among the Company and Level Jump           Filed herewith ***
              Asset Management, Inc., dated September 29, 1999.

10.27         Client Service Agreement among the Company and                  Filed herewith ***
              Continental Capital & Equity Corporation, dated December 7,
              1999.

10.28         Registration Rights Agreement among the Company and             Filed herewith ***
              Continental Capital & Equity Corporation, dated
              December 3, 1999.

10.29         Letter of Understanding between the Company and Continental     Filed herewith ***
              Capital & Equity Corporation, dated December 15, 1999.

10.30         Registration Rights Agreement among the Company and Peter       Filed herewith ***
              Sanders, dated January 4, 2000.

10.31         Joint Venture Agreement between the Company and Cable           Filed herewith ***
              Print Network Marketing, dated February 16, 1999.

10.32         Property Lease Agreement between Guild Properties, Inc. and     Filed herewith ***
              SmartSources.com Technologies, Inc., dated May 15, 1999.

10.33         Consulting Agreement between Volsan Business Consultant         Filed herewith.***
              and SmartSources.com, Inc., dated January 1, 2000.

NUMBER                      DESCRIPTION                                                  LOCATION
------                      -----------                                                  --------
10.34         Consulting Agreement between the Company and AB Phoenix,        Filed herewith.***
              Inc. and G. Kopolow & Associates, Inc., dated February 16,
              2000

10.35         Consulting Agreement between Murdock Capital Partners           Filed herewith.**
              Corp. and SmartSources.com, Inc., dated April 5, 2000

10.36         Consulting Agreement between Murdock Capital Partners           Filed herewith.**
              Corp and SmartSources.com, Inc., dated March 30, 2000

10.37         Partnership Agreement between SmartSources.com, Inc., and       Filed herewith.**
              Unilogik Computer Systems, Inc. dated February 4, 2000

10.38         Agreement for the Sale of Origin Professional between           Filed as Exhibit 10.1 to the
              SmartSources.com Technologies Inc. and The Eureka               Company's Quarterly Report on
              Company.                                                        Form 10-QSB for the quarterly
                                                                              period ended June 30, 2000

10.39         Licensing Agreement between SmartSources.com                    Filed as Exhibit 10.2 to the
              Technologies Inc. and Everdream Corporation.                    Company's Quarterly Report on
                                                                              Form 10-QSB for the quarterly
                                                                              period ended June 30, 2000

10.40         Value-Added Reseller Agreement between                          Filed as Exhibit 10.3 to the
              SmartSources.com Technologies Inc. and Ultraseek                Company's Quarterly Report on
              Corporation.                                                    Form 10-QSB for the quarterly
                                                                              period ended June 30, 2000

10.41         Distribution Agreement between SmartSources.com                 Filed as Exhibit 10.4 to the
              Technologies Inc. and kTravel Solutions Inc.                    Company's Quarterly Report on
                                                                              Form 10-QSB for the quarterly
                                                                              period ended June 30, 2000
              (The entire document has been omitted and filed separately with the Commission, requesting confidential treatment)

10.42         Release and Resignation Agreement of Michael Forster            Filed herewith*
              dated June 20, 2000.

11.01         Statement of Computation of Per Share Earnings.                 Filed herewith.*

15.01         Letter of unaudited interim financial information of Moss       Filed herewith***
              Adams LLP.

16.01         Letter response of Green & McElreath.                           Filed as Exhibit 16 to the Company's
                                                                              Current Report on Form 8-K dated
                                                                              January 28, 1999

21.01         Subsidiaries of the Registrant.                                 Filed herewith.*

23.01         Consent of Wolin, Ridley & Miller LLP (included in its          Filed herewith.*
              opinion filed as Exhibit 5.01).

23.02         Consent of Moss Adams LLP.                                      Filed herewith.*

23.03         Acknowledgment of Moss Adams LLP.                               Filed herewith.*

27.01         Financial Data Schedule.                                        Filed herewith.*


----------

*Filed herewith
**Previously filed with the Company's SB-2/A, Amendment No. 1 as filed on June 13, 2000
***Previously filed with the Company's SB-2 as filed on March 20, 2000


ITEM 28. UNDERTAKINGS

         We will file during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering H price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) Include any additional or changed material information on the plan of distribution.

         For purposes of determining liability under the Securities Act, we will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         We will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         We will:

                  (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the SEC declared it effective.

                  (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2/A and authorized this registration statement to be signed on its behalf by the undersigned, in North Vancouver, B.C., Canada, on August 15, 2000.

                                         SMARTSOURCES.COM, INC.


                                         By:  /s/ Nathan Nifco
                                            -----------------------------------
                                              Nathan Nifco, Chairman, President
                                              and Chief Executive Officer

         EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS NATHAN NIFCO AND DARRYL CARDEY, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEY-IN-FACT EITHER ONE OF WHOM MAY ACT WITHOUT THE OTHER, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO SIGN ANY AND ALL ADDITIONAL REGISTRATION STATEMENTS RELATING TO THE SAME OFFERING OF SECURITIES AS THIS REGISTRATION STATEMENT THAT IS FILED PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT OF 1933 AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE AS FULLY TO ALL INTENTS AS PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, OR EITHER OF THEM, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE                                   TITLE                                                       DATE
---------                                   -----                                                       ----

/s/ Nathan Nifco                            Chairman, President and Chief Executive                     August 15, 2000
------------------------------              Officer and Director
Nathan Nifco                                (Principal Executive Officer)


/s/ Anna Stylianides                        Executive Vice President and Director                       August 15, 2000
------------------------------
Anna Stylianides


/s/ Darryl Cardey                           Chief Financial Officer (Principal Financial and            August 15, 2000
------------------------------              Accounting Officer)
Darryl Cardey


/s/ Aurora Davidson                         Controller                                                  August 15, 2000
------------------------------
Aurora Davidson


/s/ Charles K. Kelly                        Director                                                    August 15, 2000
------------------------------
Charles K. Kelly


/s/ Norman R. Miller                        Director                                                    August 15, 2000
------------------------------
Norman R. Miller


/s/ David C. Walker                         Director                                                    August 15, 2000
------------------------------
David C. Walker

                               INDEX TO EXHIBITS

NUMBER                      DESCRIPTION                                                  LOCATION
------                      -----------                                                  --------
3.01          Articles of Incorporation                                       Filed as Exhibit 3.01 to the
                                                                              Company's Annual Report on Form
                                                                              10-KSB for fiscal year ended
                                                                              September 30, 1999

3.02          Bylaws                                                          Filed as Exhibit 3.02 to the
                                                                              Company's Annual Report on Form
                                                                              10-KSB for fiscal year ended
                                                                              September 30, 1999

3.03          Amended and Restated Bylaws                                     Filed herewith.***

5.01          Opinion of Wolin, Ridley & Miller LLP                           Filed herewith.*

10.01         Share Exchange Agreement dated December 11, 1998 among          Filed as Exhibit 1 to the Company's
              Nathan Nifco and Dina Nifco, residents of West Vancouver,       Current Report on Form 8-K dated
              British Columbia, Canada and the Nifco Family Trust,            December 11, 1998
              a British Columbia, Canada trust (collectively, the
              "Exchanging Shareholders"), Nifco Investments Ltd., a
              British Columbia corporation ("Nifco"), and
              SmartSources.com, Inc., a Colorado corporation formerly
              known as Innovest Capital Sources Corporation

10.02         Employment Agreement between Nathan Nifco and                   Filed as Exhibit 10.01 to the
              SmartSources.com, Inc., dated November 30, 1998.                Company's Annual Report on Form
                                                                              10-KSB for fiscal year ended
                                                                              September 30, 1999

10.03         Management Consulting Agreement between Michael Forster         Filed as Exhibit 10.02 to the
              and SmartSources.com, Inc., dated July 20, 1999.                Company's Annual Report on Form
                                                                              10-KSB for fiscal year ended
                                                                              September 30, 1999

10.04         Management Consulting Agreement between Darryl Cardey           Filed as Exhibit 10.03 to the
              and SmartSources.com Technologies Inc., dated September 1,      Company's Annual Report on Form
              1999.                                                           10-KSB for fiscal year ended
                                                                              September 30, 1999

10.05         Subscription Agreement between Peter Rive and Infer             Filed as Exhibit 10.04 to the
              Technologies, Inc., dated July 15, 1999.                        Company's Annual Report on Form
                                                                              10-KSB for fiscal year ended
                                                                              September 30, 1999

10.06         Sales Representation Agreement between First City Partners      Filed as Exhibit 10.05 to the
              Group, Inc. and SmartSources.com, Inc., dated August 24,        Company's Annual Report on Form
              1999.                                                           10-KSB for fiscal year ended
                                                                              September 30, 1999

NUMBER                      DESCRIPTION                                                  LOCATION
------                      -----------                                                  --------
10.07         Warrants with First City Partners dated August 24,1999.         Filed as Exhibit 10.06 to the
                                                                              Company's Annual Report on Form
                                                                              10-KSB for fiscal year ended
                                                                              September 30, 1999

10.08         Joint Venture Agreement between Familyware Products Inc.        Filed as Exhibit 10.07 to the
              and Nifco Synergy Ltd., dated April 29, 1996.                   Company's Annual Report on Form
                                                                              10-KSB for fiscal year ended
                                                                              September 30, 1999

10.09         Registered Copy of Mortgage for Strata Lot 1, LMS2241,          Filed as Exhibit 10.08 to the
              between the Royal Bank of Canada and Nifco Synergy Ltd.,        Company's Annual Report on Form
              dated January 1, 1996.                                          10-KSB for fiscal year ended
                                                                              September 30, 1999

10.10         Registered Copy of Mortgage for Strata Lot 1, LMS2241,          Filed as Exhibit 10.09 to the
              between Lock Investments Ltd. and Nifco Synergy Ltd., dated     Company's Annual Report on Form
              February 26, 1996.                                              10-KSB for fiscal year ended
                                                                              September 30, 1999

10.11         Registered Copy of Mortgage of Strata Lot 6, LMS2241,           Filed as Exhibit 10.10 to the
              between Guild Properties, Inc. and Nifco Synergy Ltd., dated    Company's Annual Report on Form
              June 9, 1997.                                                   10-KSB for fiscal year ended
                                                                              September 30, 1999

10.12         Warrant Agreement with Level Jump Asset Management, Inc.,       Filed as Exhibit 10.11 to the
              dated September 29, 1999.                                       Company's Annual Report on Form
                                                                              10-KSB for fiscal year ended
                                                                              September 30, 1999

10.13         Software Acquisition Agreement between Nifco Synergy Ltd.       Filed as Exhibit 10.12 to the
              and EMC Communications, dated October 1, 1998.                  Company's Annual Report on Form
                                                                              10-KSB for fiscal year ended
                                                                              September 30, 1999

10.14         Share Exchange Agreement by and among Columbia Software         Filed as Exhibit 1 to the Company's
              Fund Limited Partnership and SmartSources.com, Inc. and         Current Report on Form 8-K dated
              Origin Software Corporation, dated May 19,1999.                 May 19, 1999

10.15         Software Acquisition Agreement by and among Columbia            Filed as Exhibit 2 to the Company's
              Diversified Software Fund Limited Partnership and Origin        Current Report on Form 8-K dated
              Software Corp. and Nifco Synergy Ltd., dated January 1, 1999.   May 19, 1999

10.16         1999 Stock Incentive Compensation Plan                          Filed as Exhibit 10.2 to the
                                                                              Company's Quarterly Report on
                                                                              Form 10-QSB for the quarterly
                                                                              period ended June 30, 1999

10.17         Intellectual Property Agreement between the Company and         Filed herewith.***
              Industry Canada, dated February 4, 2000.

10.18         Master Relationship Agreement between SmartSources.com          Filed herewith.***
              Technologies, Inc. and kTravel Solutions, Inc. and UniGlobe
              Travel (Western Canada) Inc., dated February 18, 2000.

NUMBER                      DESCRIPTION                                                  LOCATION
------                      -----------                                                  --------
10.19         Management Employment Agreement between Sokhie Puar             Filed herewith ***
              and the Company, dated September 1, 1999.

10.20         Waiver of Objection Rights between the Company and the          Filed herewith ***
              Canada Customs and Revenue Agency, dated January 13,
              2000.

10.21         Securities Purchase Agreement by and among                      Filed as Exhibit No. 10.01 to the
              SmartSources.com, Inc. and RGC International Investors LDC,     Company's Current Report on Form
              dated as of February 24, 2000.                                  8-K dated February 24, 2000

10.22         Convertible Debenture issued to RGC International Investors     Filed as Exhibit 10.02 to the
              LDC or its registered assigns by SmartSources.com, Inc.,        Company's Current Report on Form
              dated as of February 24, 2000.                                  8-K dated February 24, 2000

10.23         Stock Purchase Warrant issued to RGC International Investors    Filed as Exhibit 10.03 to the
              LDC or its registered assigns by SmartSources.com, Inc.,        Company's Current Report on Form
              dated as of February 24, 2000.                                  8-K dated February 24, 2000

10.24         Registration Rights Agreement by and among                      Filed as Exhibit 10.04 to the
              SmartSources.com, Inc. and RGC International Investors LDC,     Company's Current Report on Form
              dated as of February 24, 2000.                                  8-K dated February 24, 2000

10.25         UniGlobe Memorandum of Understanding between UniGlobe           Filed herewith ***
              Travel and SmartSources.com, Inc., dated February 18, 2000.

10.26         Consulting Agreement among the Company and Level Jump           Filed herewith ***
              Asset Management, Inc., dated September 29, 1999.

10.27         Client Service Agreement among the Company and                  Filed herewith ***
              Continental Capital & Equity Corporation, dated December 7,
              1999.

10.28         Registration Rights Agreement among the Company and             Filed herewith ***
              Continental Capital & Equity Corporation, dated
              December 3, 1999.

10.29         Letter of Understanding between the Company and Continental     Filed herewith ***
              Capital & Equity Corporation, dated December 15, 1999.

10.30         Registration Rights Agreement among the Company and Peter       Filed herewith ***
              Sanders, dated January 4, 2000.

10.31         Joint Venture Agreement between the Company and Cable           Filed herewith ***
              Print Network Marketing, dated February 16, 1999.

10.32         Property Lease Agreement between Guild Properties, Inc. and     Filed herewith ***
              SmartSources.com Technologies, Inc., dated May 15, 1999.

10.33         Consulting Agreement between Volsan Business Consultant         Filed herewith.***
              and SmartSources.com, Inc., dated January 1, 2000.

NUMBER                      DESCRIPTION                                                  LOCATION
------                      -----------                                                  --------
10.34         Consulting Agreement between the Company and AB Phoenix,        Filed herewith.***
              Inc. and G. Kopolow & Associates, Inc., dated February 16,
              2000

10.35         Consulting Agreement between Murdock Capital Partners           Filed herewith.**
              Corp. and SmartSources.com, Inc., dated April 5, 2000

10.36         Consulting Agreement between Murdock Capital Partners           Filed herewith.**
              Corp and SmartSources.com, Inc., dated March 30, 2000

10.37         Partnership Agreement between SmartSources.com, Inc., and       Filed herewith.**
              Unilogik Computer Systems, Inc. dated February 4, 2000

10.38         Agreement for the Sale of Origin Professional between           Filed as Exhibit 10.1 to the
              SmartSources.com Technologies Inc. and The Eureka               Company's Quarterly Report on
              Company.                                                        Form 10-QSB for the quarterly
                                                                              period ended June 30, 2000

10.39         Licensing Agreement between SmartSources.com                    Filed as Exhibit 10.2 to the
              Technologies Inc. and Everdream Corporation.                    Company's Quarterly Report on
                                                                              Form 10-QSB for the quarterly
                                                                              period ended June 30, 2000

10.40         Value-Added Reseller Agreement between                          Filed as Exhibit 10.3 to the
              SmartSources.com Technologies Inc. and Ultraseek                Company's Quarterly Report on
              Corporation.                                                    Form 10-QSB for the quarterly
                                                                              period ended June 30, 2000

10.41         Distribution Agreement between SmartSources.com                 Filed as Exhibit 10.4 to the
              Technologies Inc. and kTravel Solutions Inc.                    Company's Quarterly Report on
                                                                              Form 10-QSB for the quarterly
                                                                              period ended June 30, 2000
              (The entire document has been omitted and filed separately with the Commission, requesting confidential treatment)

10.42         Release and Resignation Agreement of Michael Forster            Filed herewith*
              dated June 20, 2000.

11.01         Statement of Computation of Per Share Earnings.                 Filed herewith.*

15.01         Letter of unaudited interim financial information of Moss       Filed herewith***
              Adams LLP.

16.01         Letter response of Green & McElreath.                           Filed as Exhibit 16 to the Company's
                                                                              Current Report on Form 8-K dated
                                                                              January 28, 1999

21.01         Subsidiaries of the Registrant.                                 Filed herewith.*

23.01         Consent of Wolin, Ridley & Miller LLP (included in its          Filed herewith.*
              opinion filed as Exhibit 5.01).

23.02         Consent of Moss Adams LLP.                                      Filed herewith.*

23.03         Acknowledgment of Moss Adams LLP.                               Filed herewith.*

27.01         Financial Data Schedule.                                        Filed herewith.*




-----------------

*Filed herewith
**Previously filed with the Company's SB-2/A, Amendment No. 1 as filed on June 13, 2000
***Previously filed with the Company's SB-2 as filed on March 20, 2000